                                                Filed Pursuant to Rule 424(b)(3)
                                                         Registration #333-80565

                                    Raychem

                                                                   July 12, 1999

Dear Raychem Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of Raychem Corporation, which will be held on August 12, 1999 at 300 Constitution Drive, Menlo Park, California 94025 at 10:00 a.m. Pacific Time.

    At the meeting, you will be asked to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Raychem, Tyco International Ltd. and Tyco International (PA) Inc., a wholly owned subsidiary of Tyco. The merger agreement provides for, among other things, the merger of Raychem with Tyco (PA).

    If this merger is approved, all of the outstanding shares of Raychem common stock will be exchanged for the aggregate consideration of approximately $1.44 billion in cash and 16.1 million Tyco shares, based on the number of outstanding shares of Raychem common stock as of July 7, 1999. The cash and Tyco shares will be apportioned so that you will receive for each of your shares of Raychem common stock merger consideration having a value of $18.50 plus the value of
0.2070 of a Tyco share. You will be able to elect to receive your pro rata share of the merger consideration in either cash, Tyco shares or a combination of cash and shares. If more stockholders elect cash than can be paid with the available aggregate cash consideration, cash electing stockholders will receive a combination of cash and shares according to a proration formula. Similarly, if more stockholders elect Tyco shares than can be paid with the available aggregate Tyco share consideration, share electing stockholders will receive a combination of shares and cash according to a proration formula. The accompanying Proxy Statement/ Prospectus provides a detailed description of the proposed merger, the merger consideration and the proration mechanisms, as well as the effects of the merger on you as a stockholder and on Raychem. I urge you to read the enclosed materials carefully.

    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RAYCHEM AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote on the proposal submitted to you by completing and mailing the enclosed proxy card to us.

                                    Sincerely,

                                    /s/ Richard A. Kashnow

                                    Richard A. Kashnow
                                    CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                    EXECUTIVE OFFICER
    SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF ISSUES WHICH SHOULD BE CONSIDERED BY STOCKHOLDERS WITH RESPECT TO THE MERGER.
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Tyco common shares to be issued in the merger or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proxy Statement/Prospectus dated July 12, 1999 and first mailed to stockholders on or about July 14, 1999.

                              RAYCHEM CORPORATION
                             300 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 12, 1999

To the Stockholders of
RAYCHEM CORPORATION:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Raychem Corporation will be held on August 12, 1999 at 300 Constitution Drive, Menlo Park, California 94025, commencing at 10:00 a.m. Pacific Time, for the following purposes:

       1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Raychem, a Delaware corporation, Tyco International Ltd., a Bermuda company, and Tyco International (PA) Inc., a Nevada corporation and a wholly owned subsidiary of Tyco, pursuant to which, among other things,

           (a) Raychem will be merged with Tyco (PA), and

           (b) each outstanding share of common stock, par value $1.00 per share, of Raychem will be converted into the right to receive a fraction of a common share, nominal value US$0.20 per share, of Tyco, cash or a combination thereof as provided in the merger agreement.

       2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

    Only holders of Raychem common stock of record at the close of business on July 7, 1999 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the special meeting. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                          By Order of the Board of Directors,

                                                       [LOGO]

                                          Karen O. Cottle
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Menlo Park, California
July 12, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                         WHERE TO FIND MORE INFORMATION

    Tyco and Raychem file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Tyco and Raychem at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The filings of Tyco and Raychem with the SEC are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov."

    Tyco filed a registration statement on Form S-4 to register with the SEC the Tyco common shares to be delivered in connection with the merger. This document is a part of that registration statement and constitutes a prospectus of Tyco in addition to being a proxy statement of Raychem for the special meeting of Raychem stockholders. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows Tyco and Raychem to "incorporate by reference" information into this document, which means that they can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that Tyco and Raychem have previously filed with the SEC. These documents contain important information about Tyco and Raychem and their finances.

TYCO SEC FILINGS (FILE NO. 0-16979)                                                PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K and 10-K/A, except for Part    Fiscal year ended September 30, 1998
  II, Items 6, 7, 7A and 8
Quarterly Reports on Form 10-Q                            Quarters ended December 31, 1998 and March 31, 1999
Current Reports on Form 8-K and 8-K/A                     Filed on May 13, 1998, December 10, 1998, December 11,
                                                            1998, April 15, 1999 and June 3, 1999
The description of Tyco's common shares as set forth in   Filed on March 1, 1999
  its Registration Statement on Form 8-A/A

RAYCHEM SEC FILINGS (FILE NO. 2-15299)                                             PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Fiscal year ended June 30, 1998
Quarterly Reports on Form 10-Q                            Quarters ended September 30, 1998, December 31, 1998 and
                                                            March 31, 1999
Current Reports on Form 8-K                               Filed on August 19, 1998, October 23, 1998, December 14,
                                                            1998, June 1, 1999 and July 2, 1999

    Tyco and Raychem are also incorporating by reference additional documents that they file with the SEC between the date of this document and the date of the special meeting of Raychem's stockholders.

    Tyco has supplied all information contained or incorporated by reference in this document relating to Tyco, and Raychem has supplied all such information relating to Raychem.

    If you are a stockholder of Tyco and/or Raychem, you may have previously received some of the documents incorporated by reference, but you can obtain any of them through Tyco, Raychem or the

SEC. Documents incorporated by reference are available from Tyco and Raychem without charge. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document. Stockholders may obtain, without charge, documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

Tyco International Ltd.                        Raychem Corporation
The Gibbons Building                           Corporate Secretary
10 Queen Street, Suite 301                     MS 120-1A
Hamilton HM 11 Bermuda                         300 Constitution Drive
(441) 292-8674                                 Menlo Park, California 94025
                                               (650) 361-3333

    If you would like to request documents from Tyco or Raychem, please do so by July 30, 1999 to receive them before the special meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER. NEITHER TYCO NOR RAYCHEM HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED JULY 12, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS NOR THE DELIVERY OF TYCO COMMON SHARES PURSUANT TO THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                               TABLE OF CONTENTS

WHERE TO FIND MORE INFORMATION........           i
QUESTIONS AND ANSWERS ABOUT THE
  TYCO/RAYCHEM MERGER.................          iv
SUMMARY...............................           1
  The Companies.......................           1
  Raychem Special Meeting.............           2
  Merger Consideration................           2
  The Merger..........................           4
RISK FACTORS..........................           7
FORWARD LOOKING INFORMATION...........           9
SELECTED FINANCIAL DATA OF TYCO AND
  RAYCHEM.............................          10
  Selected Consolidated Financial Data
    of Tyco...........................          10
  Selected Consolidated Historical
    Financial Data of Raychem.........          12
  Selected Tyco and Raychem Unaudited
    Pro Forma Combined Financial
    Information.......................          13
  Comparative Per Share Information...          14
  Comparative Market Value
    Information.......................          15
RAYCHEM SPECIAL MEETING...............          16
  Date, Place and Time................          16
  Purpose of the Raychem Special
    Meeting...........................          16
  Record Date, Voting Rights, Quorum
    and Required Vote.................          16
  Recommendation of the Board of
    Directors of Raychem..............          16
  Proxies and Revocation..............          16
  Solicitation of Proxies.............          17
THE MERGER............................          18
  Background of the Merger............          18
  Exchange of Financial Forecasts.....          20
  Recommendation of the Board of
    Directors of Raychem; Reasons of
    Raychem for the Merger............          21
  Opinion of Financial Advisor to
    Raychem...........................          23
  Reasons of Tyco for the Merger......          30
  Interests of Certain Persons in the
    Merger............................          31
  Indemnification.....................          32
  Material U.S. Federal Income Tax and
    Bermuda Tax Consequences..........          33
  Accounting Treatment................          38
  Certain Legal Matters...............          39
  U.S. Federal Securities Law
    Consequences......................          39
  Dividends...........................          40
  Stock Exchange Listing..............          40
  Appraisal Rights....................          40
THE MERGER AGREEMENT..................          43
  General.............................          43
  Effective Time......................          43
  Merger Consideration................          43
  Treatment of Raychem Equity-Based
    Awards............................          49
  Representations and Warranties......          49
  Conduct of Business by Raychem......          49
  Conduct of Business by Tyco.........          51
  No Solicitation.....................          51
  Certain Other Covenants.............          52
  Conditions to the Merger............          54
  Termination.........................          56
  Amendment and Waiver; Parties in
    Interest..........................          59
COMPARATIVE PER SHARE PRICES AND
  DIVIDENDS...........................          60
  Tyco................................          60
  Raychem.............................          61
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL INFORMATION...............          62
COMPARISON OF RIGHTS OF STOCKHOLDERS
  OF RAYCHEM AND SHAREHOLDERS OF
  TYCO................................          68
OTHER MATTERS.........................          77
LEGAL MATTERS.........................          77
EXPERTS...............................          77
FUTURE STOCKHOLDER PROPOSALS..........          78
ANNEXES
  Annex A--Agreement and Plan of
    Merger and Reorganization
  Annex B--Opinion of Morgan Stanley &
    Co. Incorporated
  Annex C--Section 262 of the Delaware
    General Corporation Law

              QUESTIONS AND ANSWERS ABOUT THE TYCO/RAYCHEM MERGER

    Q.  WHY ARE TYCO AND RAYCHEM PROPOSING TO MERGE?

    A. Tyco and Raychem are engaged in a number of complementary businesses, and the merger will create opportunities for cost savings and synergies. By synergies we mean that the companies will be able to sell to one another's customers, offer customers a more comprehensive product line, use a combined worldwide distribution network and jointly pursue future acquisitions. The goal is to create increased value for stockholders through higher earnings per share.

    Based on current market prices for Tyco shares, all Raychem stockholders will receive a significant premium for their shares over the value of the Raychem common stock on May 18, 1999, the day before the merger was publicly announced. Raychem stockholders who receive Tyco shares in the merger will have an interest in a larger and more diversified manufacturing and service company.

    Q.  WHAT WILL I RECEIVE IN THE MERGER?

    A. You will receive cash, a fraction of a Tyco common share or a combination of cash and a fraction of a Tyco common share, in each case having a value of $18.50 plus the value of 0.2070 of a Tyco common share, for each of your shares of Raychem common stock. The cash and/ or Tyco shares payable to you in the merger will be allocated in accordance with the election and proration procedures described later in this document.

    Q.  WHAT SHOULD I DO NOW?

    A. VOTING. You should cast your vote on the merger by completing, signing and dating your proxy card. The completed proxy card should be returned in the enclosed self-addresed postage paid envelope. You can also attend the special meeting and vote in person.

    THE BOARD OF DIRECTORS OF RAYCHEM RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    ELECTION FORMS. If you have a preference for receiving cash, Tyco shares or a particular combination of cash and shares for your shares of Raychem common stock, complete the enclosed election form indicating your preference. The certificates representing your shares of Raychem stock must accompany the election form. Your completed election form and your stock certificates should be returned in the enclosed self-addressed postage paid envelope.

    Q.  WHEN SHOULD I SEND IN MY PROXY CARD? CAN I CHANGE MY VOTE?

    A. You should send in your proxy card as soon as possible so that your shares will be voted at the meeting. You can change your vote at any time prior to the special meeting by submitting a later dated signed proxy card or by attending the special meeting and voting in person.

    Q. BY WHEN MUST I SEND IN MY ELECTION FORM? CAN I CHANGE OR REVOKE MY ELECTION?

    A. Your election form must be returned no later than the election deadline, which is the close of business on the last business day before the date on which the merger takes effect. The merger is expected to take effect on the date Raychem stockholders approve and adopt the merger agreement. Therefore, regardless of how you vote, if you wish to make an election, you should make sure that the exchange agent receives your election form no later than 5:00 p.m. Eastern Time on August 11, 1999. You may change your election by delivering a later dated election form to the exchange agent before the election deadline. You may revoke your election by written notice of revocation to the exchange agent before the election deadline.

    Q. IF MY SHARES OF RAYCHEM COMMON STOCK ARE HELD BY A BANK OR BROKER, HOW CAN I VOTE AND MAKE AN ELECTION?

    A. If your shares are held by a bank, broker or other fiduciary, you must instruct the fiduciary to vote and make the election on your behalf.

    Q. AM I REQUIRED TO COMPLETE AN ELECTION FORM IN ORDER TO RECEIVE MY MERGER CONSIDERATION?

    A. No. If you do not make an election, you will still receive the merger consideration. However, if you have a preference for a specific form or mix of merger consideration and do not make an election, we will not take your preference into consideration. You will receive merger consideration in whatever form or mix remains after giving effect to the preferences of the Raychem stockholders that do make elections.

    Q.  WHAT SHOULD I DO IF I HAVE QUESTIONS?

    A. You should call Georgeson & Company Inc. at 800-223-2064 (toll free in the United States) or 212-440-9800 (call collect).

                                    SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH YOU HAVE BEEN REFERRED. SEE "WHERE TO FIND MORE INFORMATION" ON PAGE I.
                                 THE COMPANIES
TYCO INTERNATIONAL LTD.
The Gibbons Building
10 Queen Street, Suite 301
Hamilton HM 11 Bermuda
(441) 292-8674
    Tyco is a diversified manufacturing and service company that, through its subsidiaries:
    - designs, manufactures and distributes electrical and electronic components and designs, manufactures, installs and services undersea fiber optic cable communication systems;
    - designs, manufactures and distributes disposable medical supplies and other specialty products, and conducts vehicle auctions and related services;
    - designs, manufactures, installs and services fire detection and suppression systems and installs, monitors and maintains electronic security systems; and
    - designs, manufactures and distributes flow control products.
    Tyco operates in more than 80 countries around the world and has expected fiscal 1999 revenues in excess of $22 billion.
    On April 2, 1999, Tyco acquired AMP Incorporated, which designs, manufactures and markets a broad range of electronic, electrical and electro-optic connection devices, and associated application tools and machines.
    Tyco's strategy is to be the low-cost, high quality producer and provider in each of its markets. It promotes its leadership position by investing in existing businesses, developing new markets and acquiring complementary businesses and products. Combining the strengths of its existing operations and its business acquisitions, Tyco seeks to enhance shareholder value through increased earnings per share and strong cash flows.

    Tyco's registered and principal executive offices are located at the above address in Bermuda. The executive offices of Tyco International (US) Inc., Tyco's principal United States subsidiary, are located at One Tyco Park, Exeter, New Hampshire 03833, and its telephone number is (603) 778-9700.

    For additional information regarding the business of Tyco, please see Tyco's Form 10-K and other filings of Tyco with the SEC incorporated by reference. See "Where to Find More Information" on page i.

RAYCHEM CORPORATION
300 Constitution Drive
Menlo Park, California 94025
(650) 361-3333

    Raychem, founded in 1957, is a broadly based materials science company serving both domestic and international markets. Raychem utilizes its expertise in materials science, electronics and process engineering to develop, manufacture and market a variety of high-performance products for electronic original equipment manufacturers (OEMs) and telecommunications, energy and industrial applications.

    Raychem's electronic OEM components business segment serves OEMs in aerospace, automotive, communications, defense, information processing and other industries. Raychem designs, manufactures and distributes products such as circuit protection devices, heat-shrinkable tubing and molded parts, wire and cable and computer touchscreens. Raychem's products for this segment help improve the performance and reliability of customer products.

    Raychem's telecommunications, energy and industrial business segment serves telephone operating companies, utilities, industrial plants, and other customers who build and maintain the world's commercial and industrial infrastructure.

For this segment, Raychem designs and manufactures products such as telecommunications fiber optic and copper cable accessories, energy cable accessories and heat-tracing products and provides design, engineering and installation services.
    For additional information regarding the business of Raychem, please see Raychem's Form 10-K and other filings of Raychem with the SEC incorporated by reference. See "Where to Find More Information" on page i.
                       RAYCHEM SPECIAL MEETING (PAGE 16)
    The special meeting of the Raychem stockholders will be held on August 12, 1999 at 300 Constitution Drive, Menlo Park, California 94025 at 10:00 a.m. Pacific Time.
    The record date for Raychem stockholders entitled to receive notice of and to vote at the Raychem special meeting is the close of business on July 7, 1999. On that date, there were 77,800,919 shares of Raychem common stock outstanding.
                         MERGER CONSIDERATION (PAGE 43)
    Each share of Raychem common stock will be exchanged in the merger for merger consideration having a value of $18.50 plus the value, at the time of the merger, of 0.2070 Tyco common shares. This value is referred to as the "per share value of the merger consideration." Raychem stockholders may elect to receive their merger consideration in the form of cash, Tyco common shares or a combination of cash and Tyco common shares. However, the total amount of cash that Tyco will pay in the merger is fixed at $18.50 multiplied by the number of shares of Raychem common stock outstanding at the time of the merger. If any Raychem stockholders exercise appraisal rights, the total amount of cash paid in the merger will be reduced by the product of the number of shares of Raychem common stock for which appraisal is sought multiplied by the per share value of the merger consideration. Also, the total number of Tyco common shares that Tyco will deliver to Raychem stockholders in the merger is fixed at 0.2070 multiplied by the number of shares of Raychem stock outstanding at the time of the merger. Therefore, if more cash consideration is elected than the amount of cash available for payment, there will be proration, and the Raychem common stock with respect to which cash is elected will be exchanged for a combination of cash and Tyco shares. Similarly, if more stock consideration is elected than the number of Tyco shares available for payment, there will be proration, and the Raychem common stock with respect to which Tyco shares is elected will be exchanged for a combination of Tyco common shares and cash. For a description of the proration rules, see "Merger Consideration--The Proration Rules" beginning on page 45. Shares of restricted Raychem common stock that do not vest on or before the occurrence of the merger will each be exchanged for 0.4140 of a Tyco common share.

    The value of a Tyco common share at the time of the merger for purposes of allocating the merger consideration will be determined by taking the average of the volume weighted average sale prices per Tyco common share on the New York Stock Exchange for the three consecutive trading days beginning on the date the merger becomes effective.

    The following table illustrates the allocation of the merger consideration for different values of a Tyco common share at the time of the merger and for three different divisions between the percentage of Raychem common stock electing cash and the percentage of Raychem common stock electing Tyco shares. For simplicity, the table assumes that all Raychem stockholders have made elections. The table also assumes that no Raychem stockholders have exercised appraisal rights.

                                                 PERCENTAGES OF RAYCHEM SHARES ELECTING TO RECEIVE CASH AND STOCK
                                  ----------------------------------------------------------------------------------------------
                                             50% CASH ELECTING SHARES                        40% CASH ELECTING SHARES
                                            50% STOCK ELECTING SHARES                       60% STOCK ELECTING SHARES
                                  ----------------------------------------------  ----------------------------------------------
                                        EACH CASH               EACH STOCK              EACH CASH               EACH STOCK
                    VALUE OF          ELECTING SHARE          ELECTING SHARE          ELECTING SHARE          ELECTING SHARE
                   THE MERGER          WILL RECEIVE            WILL RECEIVE            WILL RECEIVE            WILL RECEIVE
                  CONSIDERATION   ----------------------  ----------------------  ----------------------  ----------------------
 AVERAGE PRICE   ($18.50 + .2070                TYCO                    TYCO                    TYCO                    TYCO
     OF A             OF A                     COMMON                  COMMON                  COMMON                  COMMON
 TYCO SHARE(A)     TYCO SHARE)      CASH       SHARES       CASH       SHARES       CASH       SHARES       CASH       SHARES
---------------  ---------------  ---------  -----------  ---------  -----------  ---------  -----------  ---------  -----------
   $  106.00        $   40.44     $   37.00       0.0325  $      --      0.3815   $   40.44          --   $    3.87       0.3450
      104.00            40.03         37.00       0.0291         --      0.3849       40.03          --        4.15       0.3450
      102.00            39.61         37.00       0.0256         --      0.3884       39.61          --        4.43       0.3450
      100.00            39.20         37.00       0.0220         --      0.3920       39.20          --        4.70       0.3450
       98.00            38.79         37.00       0.0182         --      0.3958       38.79          --        4.98       0.3450
       96.00            38.37         37.00       0.0143         --      0.3997       38.37          --        5.25       0.3450
       94.00            37.96         37.00       0.0102         --      0.4038       37.96          --        5.53       0.3450
       92.00            37.54         37.00       0.0059         --      0.4081       37.54          --        5.81       0.3450
       91.00            37.34         37.00       0.0037         --      0.4103       37.34          --        5.94       0.3450
       90.00            37.13         37.00       0.0014         --      0.4126       37.13          --        6.08       0.3450
       89.375(B)        37.00         37.00      --              --      0.4140       37.00          --         6.17      0.3450
       89.00            36.92         36.92          --         .08      0.4140       36.92          --         6.22      0.3450
       88.00            36.72         36.72          --         .28      0.4140       36.72          --         6.36      0.3450
       87.00            36.51         36.51          --         .49      0.4140       36.51          --         6.50      0.3450
       85.00            36.10         36.10          --         .91      0.4140       36.10          --         6.77      0.3450
       83.00            35.68         35.68          --        1.32      0.4140       35.68          --         7.05      0.3450
       81.00            35.27         35.27          --        1.73      0.4140       35.27          --         7.32      0.3450
       79.00            34.85         34.85          --        2.15      0.4140       34.85          --         7.60      0.3450
       77.00            34.44         34.44          --        2.56      0.4140       34.44          --         7.87      0.3450
       75.00            34.03         34.03          --        2.98      0.4140       34.03          --         8.15      0.3450

                             60% CASH ELECTING SHARES
                            40% STOCK ELECTING SHARES
                 ------------------------------------------------
                       EACH CASH                EACH STOCK
                     ELECTING SHARE           ELECTING SHARE
                      WILL RECEIVE             WILL RECEIVE
                 ----------------------  ------------------------
 AVERAGE PRICE                 TYCO                      TYCO
     OF A                     COMMON                    COMMON
 TYCO SHARE(A)     CASH       SHARES        CASH        SHARES
---------------  ---------  -----------     -----     -----------
   $  106.00     $   30.83       0.0906   $      --        0.3815
      104.00         30.83       0.0884          --        0.3849
      102.00         30.83       0.0861          --        0.3884
      100.00         30.83       0.0837          --        0.3920
       98.00         30.83       0.0811          --        0.3958
       96.00         30.83       0.0785          --        0.3997
       94.00         30.83       0.0758          --        0.4038
       92.00         30.83       0.0729          --        0.4081
       91.00         30.83       0.0715          --        0.4103
       90.00         30.83       0.0700          --        0.4126
       89.375(B      30.83       0.0690          --        0.4140
       89.00         30.83       0.0684          --        0.4149
       88.00         30.83       0.0668          --        0.4172
       87.00         30.83       0.0652          --        0.4196
       85.00         30.83       0.0619          --        0.4246
       83.00         30.83       0.0584          --        0.4299
       81.00         30.83       0.0547          --        0.4354
       79.00         30.83       0.0509          --        0.4412
       77.00         30.83       0.0468          --        0.4473
       75.00         30.83       0.0426          --        0.4537

------------------------------
(A) The average price of a Tyco share is equal to the average of the volume weighted average sale prices per Tyco common share on the NYSE on the three consecutive trading days beginning on the date the merger becomes effective.
(B) The closing price of a Tyco share on the NYSE on May 18, 1999, the day before the merger agreement was announced, was $89.375.

PROCEDURE FOR MAKING AN ELECTION
    Raychem stockholders can make their election to receive cash, Tyco common shares or a combination of cash and Tyco common shares by delivering to the exchange agent a completed election form included with this document together with the certificates representing their shares and any other required documentation specified in the election form. The election form, certificates and other documentation must be received by the exchange agent no later than the close of business on the last business day before the date the merger becomes effective. Tyco and Raychem anticipate that the merger will be consummated on the date that it is approved by Raychem stockholders. Accordingly, stockholders who wish to make an election must assure that their materials are received by the exchange agent no later than 5:00 p.m. Eastern Time on August 11, 1999, the day before the special meeting.
    Tyco and Raychem do not intend to consummate the merger until all conditions to the merger are satisfied, including receipt of all necessary regulatory approvals. Both Tyco and Raychem expect to receive these approvals before the August 12, 1999 special meeting. However, they cannot assure you that this will be the case. If the merger is not consummated by August 19, 1999, Tyco and Raychem will issue a press release on the Dow Jones News Service at least five business days before consummating the merger. The press release will inform you of the last date for submitting and/or changing your election forms. For a discussion on the key regulatory approvals necessary for the merger, please see "Certain Legal Matters" on page 39.
    Raychem stockholders who hold their shares in "street name" and who wish to make an election will have to instruct their broker, dealer, bank or other financial institution that holds their shares to make an election on their behalf. For a more detailed description of the election procedures, see "Merger Consideration--Making the Election" beginning on page 43.
                              THE MERGER (PAGE 18)
STOCKHOLDER VOTE REQUIRED
    The holders of a majority of the outstanding shares of Raychem common stock must vote for the approval and adoption of the merger agreement to approve the merger.

APPRAISAL RIGHTS

    Under Delaware law, any stockholder who does not wish to accept the consideration provided for in the merger agreement has the right to demand appraisal of, and to be paid the fair market value for, his or her shares of Raychem common stock. The value of the Raychem common stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger.

    In order for any Raychem stockholder to exercise his or her right to an appraisal, the stockholder must deliver to Raychem before the special meeting a written demand for an appraisal of his or her shares of Raychem common stock as provided by Delaware law. Annex C contains the pertinent provisions of Delaware law addressing appraisal rights.

    Raychem stockholders should particularly note the following:

    - simply voting against the adoption of the merger agreement will not be considered a demand for appraisal rights;

    - a stockholder who wishes to exercise appraisal rights must send a demand for appraisal to the Corporate Secretary of Raychem at MS 120-1A, 300 Constitution Drive, Menlo Park, California 94025, which must be received before the vote at the special meeting; and

    - a stockholder who votes for approval of the merger will not have appraisal rights.

TAX TREATMENT

    It is a condition to the merger that Tyco and Raychem each receive an opinion that the merger will qualify as a reorganization for United States federal income tax purposes. Qualification as a reorganization depends in part on the value of the Tyco common shares at the time the merger is effective relative to the value of the overall merger consideration. If either tax opinion is not rendered, Raychem may elect to require Tyco to proceed with the acquisition of Raychem on a taxable basis.
    Provided the merger qualifies as a reorganization, in general for United States federal income tax purposes:
    - Raychem stockholders who receive solely cash generally will recognize gain or loss with respect to the Raychem common stock they exchange;
    - Raychem stockholders who receive solely Tyco common shares will not recognize gain or loss in the merger, other than with respect to cash received in lieu of fractional shares; and
    - Raychem stockholders who receive cash and Tyco common shares will not recognize loss, other than with respect to cash received in lieu of fractional shares, but will recognize gain, if any, but not in excess of the cash received.
    If the acquisition of Raychem is consummated on a taxable basis, for United States federal income tax purposes, Raychem stockholders will recognize gain or loss with respect to the Raychem common stock they exchange.
    To review tax consequences of the merger in greater detail, see "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on page 33. INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER
    In considering the recommendation of the Raychem Board in favor of the merger, stockholders should be aware that members of the Raychem Board and Raychem management will receive benefits as a result of the merger that will be in addition to or different from benefits received by Raychem stockholders generally. For example, options held by members of the Raychem Board will become vested in connection with the merger, and options and restricted stock held by Raychem management that were scheduled to vest within the 12-month period following consummation of the merger will become vested upon consummation of the merger. In addition, under certain qualifying circumstances, members of Raychem management will be entitled to receive severance benefits upon actual or constructive termination of their employment following the merger. See "Interests of Certain Persons in the Merger" beginning on page 31.

CONDITIONS OF THE MERGER

    The consummation of the merger depends upon satisfaction of a number of conditions, including:

    - approval of the merger by the Raychem stockholders;

    - the absence of legal restraints to the consummation of the merger; and

    - receipt of opinions regarding the tax-free nature of the merger in respect of the Tyco common shares received. Raychem can elect to proceed with the acquisition on a taxable basis notwithstanding the failure to satisfy this condition. For further details, see "Conditions to the Merger--Failure to Deliver Tax Opinions" on page 56.

TERMINATION OF THE MERGER

    Either Raychem or Tyco may call off the merger if:

    - both parties consent in writing;

    - the merger is not completed by November 30, 1999 through no fault of the party seeking to call off the merger;

    - there exist legal restraints preventing the merger;

    - the Raychem stockholders do not approve the merger; or

    - the other party breaches in a material way its representations, warranties, covenants or agreements and that breach is not or cannot be remedied.

    In addition, Tyco may terminate the merger if the Board of Directors of Raychem withdraws or adversely modifies its approval or recommendation of the merger or recommends an alternative acquisition transaction with a third party. Subject to certain conditions, Raychem may terminate the merger to accept an acquisition proposal that is more favorable to Raychem and its stockholders than the proposed merger with Tyco.
    For further details, see "Termination" beginning on page 56.
NO-SOLICITATION PROVISIONS; TERMINATION FEE AND EXPENSES
    Raychem has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. Raychem may respond to unsolicited transaction proposals if required by the Raychem Board's fiduciary duties. Raychem must promptly notify Tyco if it receives a proposal for an alternative acquisition transaction. If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, Raychem may be required to pay a termination fee of $100 million to Tyco and reasonable out-of-pocket expenses of up to $7.5 million to Tyco and Tyco (PA). Tyco may be required to pay reasonable out-of-pocket expenses of up to $7.5 million to Raychem if the merger is terminated under certain circumstances.
    See "Termination--Fees and Expenses," beginning on page 57, for a discussion of the circumstances in which the fee and expenses are payable.
    In addition, Raychem may not redeem or amend its rights plan to permit or facilitate an alternative acquisition transaction unless the merger agreement has been terminated. See "No Solicitation" beginning on page 51.
    The termination fee and the no-solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with Raychem from proposing an alternative transaction.
ACCOUNTING TREATMENT
    The merger will be accounted for as a purchase by Tyco in accordance with United States generally accepted accounting principles.

OPINION OF RAYCHEM'S FINANCIAL ADVISOR

    In determining that the merger is fair to and in the best interests of Raychem and its stockholders, the Raychem Board considered an opinion from its financial advisor, Morgan Stanley & Co. Incorporated, that, as of the date of the opinion, the consideration to be received by the holders of Raychem common stock pursuant to the merger agreement is fair from a financial point of view to such holders. See "Opinion of Financial Advisor to Raychem" beginning on page
23. The full text of the written opinion of Morgan Stanley & Co. Incorporated is attached as Annex B. WE ENCOURAGE YOU TO READ THIS OPINION.

                                  RISK FACTORS

    In evaluating the merger and the merger agreement, Raychem stockholders should take into account the following factors:

FACTORS THAT RELATE TO THE MERGER CONSIDERATION

    THE VALUE OF THE MERGER CONSIDERATION THAT RAYCHEM STOCKHOLDERS WILL RECEIVE WILL DEPEND ON THE VALUE OF TYCO COMMON SHARES AT THE TIME OF THE MERGER.

    In the merger, Raychem stockholders will receive cash, Tyco common shares or a combination of cash and shares in exchange for their shares of Raychem common stock. Whatever form of merger consideration a stockholder receives, the value of the merger consideration will equal $18.50 plus the value of 0.2070 Tyco common shares for each share of Raychem stock. The market value of Tyco shares fluctuates based upon general market and economic conditions, Tyco's business and prospects and other factors. Because the value of the merger consideration depends on the value of a Tyco common share at the time of the merger, the value that Raychem stockholders will receive in the merger cannot now be determined. In particular, this value may be less than or greater than $37.00 per share of Raychem stock, which is the value of the merger consideration based upon the closing Tyco common share price of $89.375 on May 18, 1999, the last full trading day prior to the announcement of the merger agreement.

    THE FORM OR MIX OF MERGER CONSIDERATION--CASH AND/OR TYCO SHARES--THAT A RAYCHEM STOCKHOLDER RECEIVES MAY BE DIFFERENT FROM THE FORM OR MIX OF CONSIDERATION THAT A STOCKHOLDER HAS ELECTED TO RECEIVE. RAYCHEM STOCKHOLDERS WILL NOT KNOW THE ACTUAL FORM OR MIX OF MERGER CONSIDERATION THAT THEY WILL RECEIVE AT THE TIME THEY VOTE ON THE MERGER.

    The total amount of cash and Tyco shares that will be paid to all Raychem stockholders is fixed and will be allocated among stockholders according to formulas discussed under "Merger Consideration--The Proration Rules" beginning on page 45. The amount of cash, Tyco shares or combination of cash and Tyco shares that a Raychem stockholder receives in the merger will depend on whether the stockholder has submitted an election form, what the stockholder has elected to receive and the elections made by all other stockholders. It will also depend on the average of the volume weighted average sale prices per Tyco common share on the New York Stock Exchange for the three consecutive trading days beginning on the day the merger becomes effective. Accordingly, the form or mix of merger consideration that a Raychem stockholder receives may be different from the form or mix that he has elected to receive. A stockholder that has elected to receive only cash could receive a combination of cash and Tyco shares, and a stockholder that has elected to receive only Tyco shares could receive a combination of Tyco shares and cash.

    If the merger qualifies as a reorganization for U.S. federal income tax purposes, a Raychem stockholder that has elected to receive, and does in fact receive, only Tyco shares will not be taxed, other than with respect to cash received in lieu of fractional shares. If, however this stockholder receives a combination of cash and Tyco shares, he will recognize gain, if any, to the extent of the cash received. Similarly, a Raychem stockholder that has elected to receive, and does in fact receive, only cash will be able to recognize any loss he may have for tax purposes. If, however, this stockholder receives a combination of cash and Tyco shares, he will not be able to recognize loss, if any. If the acquisition of Raychem is consummated on a taxable basis, a Raychem stockholder will recognize gain or loss regardless of the form or mix of merger consideration that he receives.

    As discussed under "Merger Consideration--Making the Election" beginning on page 43, the allocation of the merger consideration cannot be determined until after the the merger is consummated. Therefore, Raychem stockholders will not know the actual form or mix of consideration they will receive at the time they vote on the merger.

    THE VALUE THAT ALL RAYCHEM STOCKHOLDERS ARE ENTITLED TO RECEIVE IS INTENDED TO BE THE SAME, REGARDLESS OF WHETHER THEY RECEIVE CASH OR STOCK. HOWEVER, THE VALUE OF THE CONSIDERATION RECEIVED BY STOCKHOLDERS MAY DIFFER AT THE TIME THE MERGER CONSIDERATION IS ACTUALLY PAID BECAUSE OF FLUCTUATIONS IN THE TYCO SHARE PRICE.

    The value of the merger consideration Raychem stockholders receive is intended to be the same whether a stockholder receives cash, Tyco common shares or a combination of cash and Tyco shares. This equivalence is based upon the average of the three trading day volume weighted average sale prices per Tyco common share referred to above. The market value of a Tyco common share on the date the merger consideration is paid to a Raychem stockholder is likely to be different from this volume weighted average value. Thus, the value of the merger consideration, as determined on the dates that Raychem stockholders actually receive the merger consideration, is likely to differ depending upon the mix of cash and/or Tyco shares received by each stockholder.

    RAYCHEM COULD ELECT TO REQUIRE TYCO TO PROCEED WITH THE ACQUISITION OF RAYCHEM EVEN THOUGH IT WOULD NOT QUALIFY FOR TAX-FREE TREATMENT WITH RESPECT TO THE STOCK CONSIDERATION.

    The merger is intended to qualify as a reorganization for U.S. federal income tax purposes, resulting in tax-free treatment with respect to the stock consideration received. Qualification as a reorganization depends in part on the value of the Tyco common shares at the time the merger becomes effective relative to the value of the overall merger consideration. If the tax advisor to either Tyco or Raychem cannot deliver its opinion that the merger will qualify as a reorganization, Raychem may nonetheless elect to require Tyco to proceed with the acquisition of Raychem on a taxable basis. Whether the tax advisors are prepared to deliver their opinions may not be known at the time of the stockholder vote on the merger. Raychem does not expect to submit its determination of whether to proceed with the acquisition by Tyco in the absence of the tax opinions to a separate vote of stockholders. If Raychem elects to proceed even though Tyco's acquisition of Raychem does not qualify as a reorganization, Raychem stockholders will recognize all of the gain or loss with respect to their Raychem common stock exchanged in the acquisition, even though such stockholders may receive Tyco common shares in the exchange.

OTHER FACTORS

    THE RIGHTS OF SHAREHOLDERS OF TYCO UNDER BERMUDA LAW ARE NOT AS FAVORABLE IN SOME WAYS AS THE RIGHTS OF STOCKHOLDERS OF RAYCHEM UNDER DELAWARE LAW.

    - Shareholders may not be able to obtain jurisdiction over Tyco outside Bermuda, so that certain remedies available to stockholders of Raychem, such as class action lawsuits under United States federal and Delaware law, might not be available to Tyco shareholders.

    - The right to bring a derivative action in the name of the company for a wrong to a company committed by present or former directors of the company is more limited under Bermuda law than under Delaware law.

    - Under Bermuda law and Tyco's bye-laws, only shareholders holding 5% or more of the outstanding Tyco shares or numbering 100 or more may propose a resolution at a Tyco general meeting. Raychem stockholders do not have to satisfy these requirements to propose a resolution at a Raychem stockholders meeting.

                          FORWARD LOOKING INFORMATION

    Certain statements contained in or incorporated by reference into this document are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements regarding the benefits of the merger, as well as expectations with respect to future sales, operating efficiencies and product expansions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Tyco and Raychem, that may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things:

    - the ability to integrate Raychem into Tyco's operations,

    - overall economic and business conditions,

    - the demand for Tyco's and Raychem's goods and services,

    - competitive factors in the industries in which Tyco and Raychem compete,

    - changes in government regulation,

    - changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations,

    - interest rate fluctuations, foreign currency rate fluctuations and other capital market conditions,

    - economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders,

    - the ability to achieve anticipated synergies and other cost savings in connection with acquisitions,

    - the timing, impact and other uncertainties of future acquisitions by Tyco, and

    - the ability of Tyco and Raychem, and the ability of their respective customers and suppliers, to replace, modify or upgrade computer programs in order to adequately address the Year 2000 issue.

    For a description of some of the factors or uncertainties that exist in Raychem's operations and business environment that could cause actual results to differ, reference is made to the section entitled "Forward Looking Statements and Risk Factors" in Raychem's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

                  SELECTED FINANCIAL DATA OF TYCO AND RAYCHEM

    The following information is being provided to assist in analyzing the financial aspects of the merger. The selected consolidated financial data for Tyco reflect the combined results of operations and financial position of Tyco, United States Surgical Corporation, which was acquired by Tyco on October 1, 1998, and AMP Incorporated, which was acquired by Tyco on April 2, 1999, restated for all periods presented pursuant to the pooling of interests method of accounting. The data presented for Tyco for the six months ended March 31, 1999 and 1998 are unaudited and, in the opinion of Tyco's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. Tyco's results for the six months ended March 31, 1999 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 1999. The information for Tyco for the six months ended March 31, 1999 and 1998, the year ended September 30, 1998, the nine months ended September 30, 1997, and the year ended December 31, 1996 was derived from the supplemental consolidated financial statements included in Tyco's Current Report on Form 8-K filed on June 3, 1999. The information for Tyco for the years ended December 31, 1995 and 1994 was derived from the historical financial statements of Tyco, ADT Limited, Keystone International, Inc., US Surgical and AMP. The information for Raychem has been derived from Raychem's audited financial statements for the years ended June 30, 1994 through 1998 and Raychem's unaudited financial statements for the nine months ended March 31, 1999 and 1998. The information is only a summary. The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Tyco and Raychem with the SEC. See "Where to Find More Information" on page i.

    The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the merger had been consummated at the dates indicated, nor is it necessarily indicative of future operating results of the combined company. References in this document to "$" mean United States dollars.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF TYCO

                                             (UNAUDITED)
                                        SIX MONTHS ENDED MARCH      YEAR        NINE MONTHS
                                                 31,                ENDED          ENDED             YEAR ENDED DECEMBER 31,
                                        ----------------------  SEPTEMBER 30,  SEPTEMBER 30,  -------------------------------------
                                         1999(1)     1998(1)       1998(2)      1997(3)(4)    1996(5)(6)   1995(5)(7)     1994(5)
                                        ---------  -----------  -------------  -------------  -----------  -----------  -----------
                                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS
  DATA:
Net sales.............................  $10,452.3   $ 9,000.6     $19,061.7      $12,742.5     $14,671.0    $13,152.1    $11,519.2
Operating income......................      472.3     1,253.0       1,948.1          125.8         587.4      1,447.5      1,314.4
Income (loss) from continuing
  operations..........................       54.3       778.0       1,168.6         (348.5)         49.4        755.5        699.4
Income (loss) from continuing
  operations per common share(8):
  Basic...............................       0.07        1.00          1.48          (0.48)         0.04         1.10         1.03
  Diluted.............................       0.07        0.98          1.45          (0.48)         0.04         1.09         1.01
Cash dividends per common share(8)
                                                             ) below. See (9
CONSOLIDATED BALANCE SHEET DATA:
Total assets..........................  $26,681.5                 $23,440.7      $16,960.8     $14,686.2    $13,143.8    $12,245.1
Long-term debt........................    8,037.2                   5,424.7        2,785.9       2,202.4      2,229.7      2,282.6
Shareholders' equity..................    9,829.0                   9,901.8        7,478.7       7,072.6      6,792.1      6,146.5

------------------------

(1) Operating income in the six months ended March 31, 1999 includes charges of $434.9 million for merger, restructuring and other non-recurring charges and $76.0 million for the impairment of long-lived assets primarily related to the merger with US Surgical, and $406.1 million for merger, restructuring and other non-recurring charges and $67.6 million for the impairment of long-lived assets related to AMP's profit improvement plan. Operating income in the six months ended March 31, 1998 includes a credit of $21.4 million to restructuring charges related to AMP's 1996 restructuring activities and a charge of $12.0 million related to US Surgical's cost cutting objectives. See Notes 7 and 8 to the March 31, 1999

    Supplemental Consolidated Financial Statements contained in Tyco's Current Report on Form 8-K filed on June 3, 1999 which is incorporated in this document by reference.

(2) Operating income in the fiscal year ended September 30, 1998 includes charges of $80.5 million primarily related to costs to exit certain businesses in US Surgical's operations and restructuring charges of $12.0 million related to the operations of US Surgical. In addition, Tyco recorded restructuring charges of $185.8 million in connection with AMP's profit improvement plan and a credit of $21.4 million to restructuring charges related to the execution of AMP's 1996 restructuring plans. See Note 16 to the Supplemental Consolidated Financial Statements contained in Tyco's Current Report on Form 8-K filed on June 3, 1999.

(3) In September 1997, Tyco changed its fiscal year end from December 31 to September 30. Accordingly, the nine-month transition period ended September 30, 1997 is presented.

(4) On July 2, 1997, Tyco, formerly called ADT Limited, merged with Tyco International Ltd., a Massachusetts corporation ("Former Tyco"). On August 27, 1997, August 29, 1997, October 1, 1998 and April 2, 1999, Tyco merged with INBRAND Corporation, Keystone, US Surgical and AMP, respectively. These five combinations are more fully described in Notes 1 and 2 to the Supplemental Consolidated Financial Statements contained in Tyco's Current Report on Form 8-K filed on June 3, 1999. Operating income in the nine months ended September 30, 1997 includes charges related to merger, restructuring and other non-recurring costs of $917.8 million and impairment of long-lived assets of $148.4 million primarily related to the mergers and integration of ADT, Former Tyco, Keystone and INBRAND, and charges of $24.3 million for litigation and other related costs and $5.8 million for restructuring charges in US Surgical's operations. See Notes 11 and 16 to the Supplemental Consolidated Financial Statements contained in Tyco's Current Report on Form 8-K filed on June 3, 1999. The results for the nine months ended September 30, 1997 also include a charge of $361.0 million for the write-off of purchased in-process research and development related to the acquisition of the submarine systems business of AT&T Corp.

(5) Prior to their respective mergers, ADT, Keystone, US Surgical and AMP had December 31 fiscal year ends and Former Tyco had a June 30 fiscal year end. The selected consolidated financial data have been combined using a December 31 fiscal year end for ADT, Keystone, Former Tyco, US Surgical and AMP for the year ended December 31, 1996. For 1995 and 1994, the results of operations and financial position reflect the combination of ADT, Keystone, US Surgical and AMP with a December 31 fiscal year end and Former Tyco with a June 30 fiscal year end. Net sales and net income for Former Tyco for the period July 1, 1995 through December 31, 1995, which results are not included in the historical combined results, were $2.46 billion and $136.4 million, respectively.

(6) Operating income in 1996 includes non-recurring charges of $744.7 million related to the adoption of Statement of Financial Accounting Standards No. 121, $237.3 million related principally to the restructuring of ADT's electronic security services business in the United States and United Kingdom, $98.0 million to exit various product lines and manufacturing operations associated with AMP's operations and $8.8 million of fees and expenses related to ADT's acquisition of Automated Security (Holdings) plc, a United Kingdom company. See Notes 11 and 16 to the Supplemental Consolidated Financial Statements contained in Tyco's Current Report on Form 8-K filed on June 3, 1999.

(7) Operating income in 1995 includes a loss of $65.8 million on the disposal of the European auto auction business and a gain of $31.4 million from the disposal of the European electronic article surveillance business. Operating income also includes non-recurring charges of $97.1 million for restructuring charges at ADT and Keystone and for the fees and expenses related to the 1994 merger of Kendall International, Inc. and Former Tyco, as well as a charge of $8.2 million relating to the divestiture of certain assets by Keystone.

(8) Per share amounts have been retroactively restated to give effect to the mergers with Former Tyco, Keystone, INBRAND, US Surgical and AMP, a 0.48133 reverse stock split effected on July 2, 1997, and a two-for-one stock split distributed on October 22, 1997, effected in the form of a stock dividend.

(9) Tyco has paid a quarterly dividend of $0.025 per common share since July 2, 1997, the date of the Former Tyco/ADT merger. ADT had not paid any dividends on its common shares since 1992. Prior to the merger with ADT, Former Tyco paid a quarterly cash dividend of $0.025 per share of common stock since January 1992. US Surgical paid quarterly dividends of $0.04 per share in the year ended September 30, 1998 and the nine months ended September 30, 1997 and aggregate dividends of $0.08 per share in 1996, 1995 and 1994. AMP paid dividends of $0.27 per share in the quarter ended March 31, 1999 and in each of the four quarters during calendar 1998, $0.26 per share in each of the four quarters during calendar 1997, and aggregate dividends of $1.00 per share in 1996, $0.92 per share in 1995 and $0.84 per share in 1994. The payment of dividends by Tyco in the future will be determined by Tyco's Board and will depend on business conditions, Tyco's financial condition and earnings and other factors.

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF RAYCHEM

                                                           (UNAUDITED)
                                                        NINE MONTHS ENDED
                                                            MARCH 31,                          YEAR ENDED JUNE 30,
                                                       --------------------  -------------------------------------------------------
                                                         1999      1998(1)   1998(1)(2)    1997(3)    1996(4)    1995(5)     1994
                                                       ---------  ---------  -----------  ---------  ---------  ---------  ---------

                                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales............................................  $ 1,343.0  $ 1,367.3   $ 1,798.5   $ 1,764.7  $ 1,671.6  $ 1,530.6  $ 1,461.5
Operating income.....................................      173.9      223.3       250.2       218.8      180.2      101.8       53.5
Income (loss) from continuing operations.............      103.1      157.0       179.1       253.3      147.9      (21.4)       1.7
Income (loss) from continuing operations per common
  share (6):
  Basic..............................................       1.31       1.85        2.12        2.85       1.67      (0.25)      0.02
  Diluted............................................       1.29       1.81        2.07        2.77       1.61      (0.25)      0.02
Cash dividends per common share (6)..................       0.25       0.22        0.30        0.24       0.18       0.16       0.16
CONSOLIDATED BALANCE SHEET DATA:
Total assets.........................................  $ 1,801.2              $ 1,619.4   $ 1,509.3  $ 1,550.6  $ 1,454.7  $ 1,399.0
Long-term debt.......................................      547.9                  151.5       164.0      148.4      263.6      244.7
Stockholders' equity.................................      751.1                  859.6       845.0      841.2      749.7      732.9

------------------------

(1) During the nine months ended March 31, 1998, Raychem recorded a non-recurring charge of $12.0 million reflecting the write-off of assets related to a minority investment.

(2) In the fourth quarter of fiscal year 1998, Raychem recorded restructuring charges of $27.6 million associated with moving certain manufacturing facilities to lower-cost locations.

(3) In fiscal year 1997, Raychem recorded restructuring charges of $52.8 million related to streamlining operations and eliminating approximately 500 positions. In addition, Raychem recorded a gain of $23 million to other income from the sale of intellectual property.

(4) In fiscal year 1996, Raychem recorded restructuring charges of $43.6 million related to simplifying operations, reducing costs and severing approximately 680 employees associated with its European operations and a charge of $2.1 million on the reorganization of the Ericsson Raynet joint venture. Raychem also recorded to other income a gain of $7 million from an insurance settlement and a gain of $3 million from the sale of its shape memory metals components business. In addition, the 1996 income from continuing operations includes $27.3 million of equity in net losses of affiliated companies.

(5) In fiscal year 1995, Raychem recorded restructuring charges of $23.9 million primarily related to severing employees in its telecommunications business and a charge of $32.0 million on the reorganization/formation of the Ericsson Raynet joint venture and other Raynet items. Raychem also recorded to other income a gain of $5 million from the sale of its minority interest in Menlo Care, Inc. In addition, the 1995 loss from continuing operations includes $84.8 million of equity in net losses of affiliated companies.

(6) Per share historical data has been adjusted for a two-for-one stock split effective November 17, 1997 and for adoption of Statement of Financial Accounting Standard No. 128.

                      SELECTED TYCO AND RAYCHEM UNAUDITED
                    PRO FORMA COMBINED FINANCIAL INFORMATION

                                                                                 SIX MONTHS       YEAR ENDED
                                                                               ENDED MARCH 31,   SEPTEMBER 30,
                                                                                   1999(1)          1998(1)
                                                                              -----------------  -------------
                                                                               (IN MILLIONS, EXCEPT PER SHARE
                                                                                          AMOUNTS)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales...................................................................     $  11,350.4      $  20,860.2
Operating income............................................................           566.7          2,144.1
Income from continuing operations(2)........................................            73.2          1,245.6
Income from continuing operations per common share(2)(3)
  Basic.....................................................................            0.09             1.54
  Diluted...................................................................            0.09             1.51
Cash dividends per common share.............................................           See (4) below.
CONSOLIDATED BALANCE SHEET DATA:
Total assets................................................................     $  30,650.5
Long-term debt..............................................................        10,020.4
Total shareholders' equity..................................................        11,262.6

------------------------

(1) Tyco has a September 30 fiscal year end. Raychem has a June 30 fiscal year end. For purposes of the pro forma combined statements of operations data, operating results for the six months ended March 31, 1999 have been combined using the results of Tyco for the six months ended March 31, 1999 and the results of Raychem for the six months ended December 31, 1998, and the operating results for the fiscal year ended September 30, 1998 have been combined using the results of Tyco for the fiscal year ended September 30, 1998 and results of Raychem for its fiscal year ended June 30, 1998. For purposes of the pro forma combined balance sheet data, the financial position at March 31, 1999 combines the balance sheets of Tyco and Raychem as of such date.

(2) See Notes (1) and (2) to "Selected Consolidated Financial Data of Tyco" beginning on page 10 and Notes (1) and (2) to "Selected Consolidated Historical Financial Data of Raychem" on page 12 for information on certain non-recurring items.

(3) The unaudited pro forma combined per share data are based on each outstanding share of Raychem common stock being converted into 0.2070 of a Tyco common share. For purposes of the pro forma combined financial information, the number of shares of Raychem common stock outstanding on May 18, 1999 of 77,585,116 was used.

(4) Tyco has paid a quarterly dividend of $0.025 per common share since July 2, 1997, the date of the Former Tyco/ADT Merger. ADT had not paid any dividends on its common shares since 1992. Prior to the merger with ADT, Former Tyco paid a quarterly cash dividend of $0.025 per share since January 1992. Raychem paid dividends of $0.16 per share in the six months ended December 31, 1998 and $0.30 per share in the fiscal year ended June 30, 1998.

                       COMPARATIVE PER SHARE INFORMATION

                                                                                      TYCO AND
                                                                                       RAYCHEM
                                                                                      UNAUDITED             RAYCHEM
                                                TYCO              RAYCHEM             PRO FORMA           EQUIVALENT
                                           HISTORICAL PER     HISTORICAL PER          COMBINED             PRO FORMA
                                             SHARE DATA        SHARE DATA(1)      PER SHARE DATA(2)    PER SHARE DATA(2)
                                           ---------------  -------------------  -------------------  -------------------
SIX MONTHS ENDED MARCH 31, 1999
Income from continuing operations per
  common share(3):
  Basic..................................     $    0.07          $    0.88            $    0.09            $    0.02
  Diluted................................          0.07               0.87                 0.09                 0.02
Cash dividends per common share..........                                  See (4) below.
Book value per common share..............         12.01               9.73                13.51                 2.80
YEAR ENDED SEPTEMBER 30, 1998
Income from continuing operations per
  common share(3):
  Basic..................................          1.48               2.12                 1.54                 0.32
  Diluted................................          1.45               2.07                 1.51                 0.31
Cash dividends per common share..........                                  See (4) below.
Book value per common share..............          12.22              10.37                13.72                 2.84

------------------------

(1) See Note (1) to "Selected Tyco and Raychem Unaudited Pro Forma Combined Financial Information" on page 13 for information on Raychem's fiscal year end.

(2) The unaudited pro forma combined income and book value per common share are based on each outstanding share of Raychem common stock being converted into
    0.2070 of a Tyco common share. The Raychem equivalent pro forma per share data are calculated by multiplying the unaudited pro forma combined per share data by 0.2070.

(3) See Notes (1) and (2) to "Selected Consolidated Financial Data of Tyco" beginning on page 10 and Notes (1) and (2) to "Selected Consolidated Historical Financial Data of Raychem" on page 12 for information on certain non-recurring items.

(4) See Note (4) to "Selected Tyco and Raychem Unaudited Pro Forma Combined Financial Information" on page 13 for information on cash dividends per common share.

                      COMPARATIVE MARKET VALUE INFORMATION

    The following table sets forth:

    1. the closing prices per share and aggregate market values of Tyco common shares and Raychem common stock on the NYSE on May 18, 1999, the last trading day prior to the public announcement of the proposed merger, and on July 12, 1999 the most recent date for which prices were available prior to printing this document; and

    2. the equivalent price per share and equivalent market value of Raychem common stock, based on a value per share of Raychem stock of $18.50 plus 0.2070 multiplied by the closing price of Tyco shares on that day.

                                                                 TYCO             RAYCHEM           RAYCHEM
                                                              HISTORICAL         HISTORICAL        EQUIVALENT
                                                           -----------------  ----------------  ----------------
On May 18, 1999
  Closing price per common share.........................  $          89.375  $         31.125  $          37.00
  Market value of common shares (1)......................  $  73,677,204,226  $  2,414,836,736  $  2,870,649,292
On July 12, 1999
  Closing price per common share.........................  $          98.188  $         37.813  $          38.82
  Market value of common shares (1)......................  $  81,001,282,549  $  2,941,886,150  $  3,020,231,676

------------------------

(1) Market value based on 824,360,327 Tyco common shares and 77,585,116 shares of Raychem common stock outstanding as of May 18, 1999, and 824,961,121 Tyco common shares and 77,800,919 shares of Raychem common stock outstanding as of July 7, 1999, excluding shares held in treasury.

See "Risk Factors--Factors that Relate to the Merger Consideration" beginning on page 7.

                            RAYCHEM SPECIAL MEETING

DATE, PLACE AND TIME

    The special meeting of Raychem's stockholders will be held at 10:00 a.m. Pacific Time on August 12, 1999 at 300 Constitution Drive, Menlo Park, California 94025.

PURPOSE OF THE RAYCHEM SPECIAL MEETING

    At the special meeting, Raychem stockholders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Raychem, Tyco and Tyco (PA). The merger agreement provides, among other things, that Raychem will be merged with Tyco (PA), and each outstanding share of Raychem common stock will be converted into the right to receive a fraction of a Tyco common share, cash or a combination of shares and cash.

RECORD DATE, VOTING RIGHTS, QUORUM AND REQUIRED VOTE

    The close of business on July 7, 1999 is the record date for determining the holders of Raychem common stock who are entitled to receive notice of and to vote at the special meeting or at any adjournment of the special meeting.

    Raychem has only one class of capital stock outstanding, which is common stock, par value $1.00 per share. Each holder of Raychem common stock outstanding on the record date is entitled to one vote for each share held. The holders of a majority of the outstanding shares of Raychem common stock entitled to vote must be present at the special meeting, in person or by proxy, to constitute a quorum to transact business.

    The holders of a majority of the outstanding shares of Raychem common stock must vote for the approval and adoption of the merger agreement to approve the merger. On the record date, 77,800,919 shares of Raychem common stock were outstanding, held by approximately 1,907 holders of record.

    The Raychem Board has unanimously approved the merger. The Tyco Board has approved the merger and the issuance of Tyco common shares for delivery in connection with the merger. See "Background of the Merger" beginning on page 18. Bermuda law does not require that Tyco shareholders approve the merger. Tyco, as the sole shareholder of Tyco (PA), has approved the merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF RAYCHEM

    THE BOARD OF DIRECTORS OF RAYCHEM HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RAYCHEM AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "Recommendation of the Board of Directors of Raychem" beginning on page 21 and "Interests of Certain Persons in the Merger" beginning on page 31.

PROXIES AND REVOCATION

    A proxy card is enclosed for use by Raychem stockholders. The Board of Directors of Raychem requests that stockholders SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. IF YOU HAVE QUESTIONS OR REQUESTS FOR ASSISTANCE IN COMPLETING AND SUBMITTING PROXY CARDS, PLEASE CONTACT GEORGESON & COMPANY INC., A FIRM THAT PROVIDES PROFESSIONAL PROXY SOLICITING SERVICES THAT RAYCHEM HAS RETAINED, AT THE FOLLOWING ADDRESS AND TELEPHONE NUMBER:

    Wall Street Plaza
    New York, NY 10005
    Telephone:(800) 223-2064 (toll-free)

              (212) 440-9800 (call collect)

    All properly executed proxies that are not revoked will be voted at the special meeting as instructed on those proxies. A stockholder who executes and returns a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Corporate Secretary of Raychem, or by attending the special meeting and voting in person. A proxy that has been properly executed, but has otherwise been left blank, will be voted for approval of the merger, unless the proxy is revoked before the vote is taken. Abstentions will be treated as shares present in determining whether Raychem has a quorum for the special meeting, but abstentions will have the same effect as a vote against approval of the merger. If a broker or other record holder or nominee indicates on a proxy that it does not have direction or authority to vote certain shares, those shares will be considered present at the special meeting for purposes of determining a quorum but will have the same effect as a vote against approval of the merger.

SOLICITATION OF PROXIES

    The solicitation of the enclosed proxies from Raychem stockholders is made on behalf of the Board of Directors of Raychem. The expenses of the solicitation of proxies, including preparing, handling, printing and mailing the proxy soliciting material, will be borne by Raychem. Solicitation will be made by mail, by electronic telecommunications or in person. Raychem has retained the services of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus out-of-pocket expenses. Management of Raychem may also use the services of its directors, officers and employees in soliciting proxies, who will not receive any additional compensation therefor, but who will be reimbursed for their out-of-pocket expenses. Raychem will reimburse banks, brokers, nominees, custodians and other fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies and election forms.

                                   THE MERGER

    This section, as well as the next section, "The Merger Agreement," describes the material aspects of the proposed merger. These discussions are qualified in their entirety by reference to the merger agreement, which is attached as an Annex to this document, and to the other agreements and documents that are discussed in this document and that are filed as exhibits to the registration statement of which this document forms a part. YOU SHOULD READ THE MERGER AGREEMENT IN ITS ENTIRETY AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

BACKGROUND OF THE MERGER

    Richard A. Kashnow, Chairman of the Board and Chief Executive Officer of Raychem, and L. Dennis Kozlowski, Chairman of the Board and Chief Executive Officer of Tyco, have known each other since 1994 and since that time have been members of the Board of Directors of Applied Power, Inc. As a result, in December 1998 and January 1999, Dr. Kashnow and Mr. Kozlowski discussed various matters relating to the businesses of Raychem and AMP. In November 1998, a subsidiary of Tyco entered into a merger agreement to acquire AMP.

    Following such discussions, in early March 1999, Dr. Kashnow and Mr. Kozlowski agreed to meet to discuss on a preliminary basis whether Tyco and Raychem should explore a possible business combination transaction.

    On March 21 and 22, 1999, Dr. Kashnow and Mr. Kozlowski, together with Raymond J. Sims, Chief Financial Officer of Raychem, and Mark H. Swartz, Chief Financial Officer of Tyco, met to discuss Raychem's and Tyco's businesses. The group preliminarily determined in their discussions that Raychem's and Tyco's businesses were complementary in nature and that cost savings and the ability to market a broader line of products to their customers might result from, among other things, a business combination of Raychem and Tyco. Dr. Kashnow and Mr. Kozlowski concluded that they would ask Tyco and Raychem representatives to further explore the benefits and risks of a possible combination. On March 21, 1999, Raychem and Tyco entered into a confidentiality agreement on customary terms and conditions.

    On March 24, 1999, the Raychem Board met and, among other things, received a report from Dr. Kashnow on the meetings.

    During the last week of March, representatives of Raychem and Tyco met to discuss their respective business and operations and potential cost savings and synergies that might result from a business combination. Based on such discussions, Dr. Kashnow and Mr. Kozlowski determined that it was advisable to continue to explore whether a business combination was in the best interests of Raychem's and Tyco's stockholders.

    Dr. Kashnow and Mr. Kozlowski continued discussions in early April 1999 with a view to exploring preliminary transaction structures, the form of consideration to be received by the holders of Raychem common stock and a range of values to be paid by Tyco for the shares of Raychem common stock.

    On April 7, 1999, the Raychem Board met and Dr. Kashnow updated the board on the status of the exploratory discussions. Also, at such meeting, the Raychem Board continued its periodic review of Raychem's general strategic alternatives. To assist the Raychem Board in its review, Morgan Stanley & Co. Incorporated, financial advisor to Raychem, made a presentation to the Raychem Board relating principally to Raychem's general business, financial performance and general strategic alternatives.

    On April 14, 1999, Dr. Kashnow and Mr. Kozlowski met to discuss further the potential transaction and instructed representatives of Raychem and Tyco, respectively, to coordinate due diligence reviews. During the middle of April 1999, representatives of Raychem and Tyco planned due diligence reviews of the respective companies and began comprehensive business, financial, accounting and legal due diligence reviews of the other company.

    On April 29, 1999, the Raychem Board met and, among other things, discussed the progress of the due diligence reviews and the status of the parties' efforts to determine whether a business combination was desirable. Due diligence reviews continued during early May 1999. In the course of their investigation, Tyco personnel reviewed documentation and conducted discussions with Raychem, its accountants and other Raychem representatives concerning Raychem's financial condition, facilities, operations, human resources programs, intellectual property, tax posture, environmental compliance and other business and legal matters. Raychem's representatives conducted a similar due diligence review of Tyco.

    On May 7, 1999, the Raychem Board met again and received a report from Dr. Kashnow concerning the status of the due diligence reviews and the preliminary discussions between Tyco and Raychem regarding the possible structures and terms of a business combination transaction.

    Dr. Kashnow and Mr. Kozlowski, together with representatives of Tyco and Raychem, met on May 11, 1999 to discuss, among other things, possible transaction structures, the form of consideration to be paid to Raychem stockholders and the range of per share value to be paid to holders of Raychem common stock. On May 11, 1999, the Raychem Board met to review the status of the discussions with Tyco. Dr. Kashnow described the transaction structures, the form of consideration and the range of per share consideration values being discussed by Raychem, Tyco and their respective representatives.

    On May 12, 1999, with due diligence continuing, Tyco delivered to Raychem an initial draft of a merger agreement. On that same day, Tyco's Board of Directors met in Bermuda to discuss a potential transaction with Raychem. The Tyco Board determined a merger transaction with Raychem was in the best interests of Tyco's shareholders and authorized Tyco's officers to complete the transaction within certain parameters. Beginning on May 14, 1999, legal representatives of Raychem and Tyco held numerous discussions regarding the terms and conditions of the proposed merger agreement and various other legal, financial, accounting and regulatory issues including, among other things, the treatment of Raychem's employee benefit plans, the identification of required regulatory filings and the tax treatment of the proposed transaction. These discussions continued through May 16, 1999. Also, during such period, representatives of Tyco and Raychem discussed on a number of occasions a range of values to be paid on a per share basis to holders of Raychem common stock.

    During the morning of May 17, 1999, the Raychem Board met to review the terms of the proposed merger. Representatives of Morgan Stanley made a presentation regarding the financial terms of the proposed merger and discussed, among other things, with the Raychem Board the financial performance of Raychem and Tyco. Raychem's outside legal counsel also reviewed with the Raychem Board certain legal matters, including a detailed review of the merger agreement, and discussed with the Raychem Board the Board's fiduciary duties in the context of the proposed transaction and other relevant aspects of applicable law. Following such presentations and discussions, the Raychem Board authorized senior management to continue to pursue the proposed merger.

    Throughout the day on May 17, 1999, the management teams of Raychem and Tyco, together with their advisors, continued to discuss various issues, including those relating to employee benefits, the rights of a party to terminate the merger agreement and whether any payment would be due as a result of a termination of the merger agreement under certain circumstances.

    The Raychem Board met again on May 18, 1999 to continue its discussions regarding the merger and to further review the terms and conditions of the proposed merger with senior management, outside legal counsel and Morgan Stanley. During this meeting, the Raychem Board received the opinion of Morgan Stanley that, as of such date, the consideration to be received by the holders of Raychem common stock pursuant to the merger agreement is fair from a financial point of view to such holders. Following further discussions, the Raychem Board unanimously determined that the merger is fair to, and in the best interests of, Raychem and its stockholders, approved the merger and the merger agreement, and resolved to recommend that the stockholders of Raychem vote to approve and adopt the merger agreement.

    The merger agreement was signed by Raychem and Tyco early in the morning on May 19, 1999. Later that morning, prior to commencement of trading on the NYSE, the companies issued a joint press release announcing the execution of the merger agreement.

EXCHANGE OF FINANCIAL FORECASTS

    As part of their respective business planning cycles, management of each of Tyco and Raychem from time to time have prepared internal financial forecasts regarding their respective anticipated future operations. In the course of the discussions described in "Background of the Merger," each of Tyco and Raychem provided certain of these internal forecasts to the other and to the other's financial advisor.

    The internal financial forecasts regarding Raychem prepared by Raychem's management reflected the following forecasted information, prior to restructuring charges announced on June 8, 1999 and expenses related to the merger:

FISCAL YEAR          SALES            EBITDA        NET INCOME       EPS
-------------  -----------------  --------------  --------------  ---------
 1999......    $   1,788 million  $  319 million  $  136 million  $    1.71
 2000......    $   1,892 million  $  378 million  $  172 million  $    2.17

    The internal financial forecasts regarding Tyco prepared by Tyco's management reflected the following forecasted information for Tyco's fiscal year 1999. The forecast includes Tyco results, without AMP, through March 31, 1999 and the expected results, including AMP, for the balance of fiscal 1999, excluding restructuring and other non-recurring charges:

SALES             NET INCOME       EPS
---------------  -------------  ---------
$  19.4 billion  $ 2.3 billion  $    3.00

    Raychem's and Tyco's forecasts were prepared for internal budgeting and planning purposes only and not with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. While presented with numerical specificity, the forecasts are based upon a variety of assumptions relating to the business of the respective companies and are inherently subject to significant uncertainties and contingencies that are beyond the control of the managements of Raychem or Tyco. These include the impact of general economic and business conditions, the competitive environment in which each operates and other factors. See "Forward Looking Information" on page 9. Accordingly, actual results may differ materially from those forecasted.

    The inclusion of the forecasts in this document should not be regarded as a representation by Raychem or Tyco that such forecasts are or will prove to be correct. As a matter of course, neither Raychem nor Tyco makes public projections or forecasts of its anticipated financial position or results of operations. Except to the extent required under applicable securities laws, neither Raychem nor Tyco intends to make publicly available any update or other revisions to any of the forecasts to reflect circumstances existing after the respective dates of preparation of such forecasts.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF RAYCHEM; REASONS OF RAYCHEM FOR THE
  MERGER

    The Raychem Board, after careful consideration, has unanimously:

    1. determined that the merger is fair to and in the best interests of Raychem and its stockholders;

    2.  approved the merger and the merger agreement; and

    3. recommended that holders of shares of Raychem common stock vote for the approval and adoption of the merger agreement.

    At a meeting held on May 18, 1999, the Raychem Board, with the assistance of Raychem's outside financial and legal advisors, considered the legal, financial and other terms of the merger.

    In determining that the merger is fair to and in the best interests of Raychem and its stockholders, the Raychem Board considered a number of factors and potential benefits, including, without limitation, the following:

    - the opportunity for Raychem stockholders to receive a significant premium over the market price for shares of Raychem common stock existing prior to the public announcement of the merger;

    - the ability of Raychem stockholders to continue to participate in the growth of the business conducted by Tyco and Raychem after the merger and to benefit from the potential appreciation in the value of Tyco common shares by electing to receive Tyco common shares;

    - the qualification of the merger as a reorganization for U.S. federal income tax purposes, which will result in the exchange of shares of Raychem common stock for Tyco common shares or for a combination of Tyco common shares and cash, except to the extent of cash received, being tax-free for U.S. federal income tax purposes;

    - the financial condition, results of operations and business of Raychem and Tyco, on both an historical and prospective basis, and current industry, economic and market conditions;

    - the historical market prices and recent trading patterns of Raychem common stock and Tyco common shares and market prices, recent trading patterns and financial data relating to other companies engaged in the same businesses as Raychem and Tyco;

    - the possible strategic growth opportunities that might be available to Raychem absent the merger and the belief, based on review of such opportunities, that stockholders of Raychem would benefit most from the potential business combination with Tyco to the extent they receive Tyco common shares;

    - the larger public float and trading volume of Tyco common shares compared to the public float and trading volume of shares of Raychem common stock, which would provide Raychem stockholders the opportunity to gain greater liquidity in their investment to the extent they receive Tyco common shares;

    - the review of, and discussions with, Raychem senior management, legal and financial advisors, regarding certain business, financial, legal and accounting aspects of the merger, the results of legal and financial due diligence and a review of the terms of and conditions to the merger;

    - the analysis and recommendation of Raychem's management that the merger be approved, including, without limitation, a discussion of the complementary nature of certain product lines of Raychem and Tyco;

    - the belief, based on presentations by Raychem's legal and financial advisors, that the terms of the merger agreement, including the limited conditions to Tyco's obligation to close the merger and the ability of Raychem to consider proposed alternative business combinations under certain circumstances, are generally customary for transactions such as the merger; and

    - the fairness opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of shares of Raychem common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

    The Raychem Board also considered and balanced against the potential benefits of the merger a number of potentially negative factors, including, without limitation, the following:

    - the risk that the merger would not be consummated;

    - the possibility that the market value of Tyco common shares might decrease, which would result in less aggregate value paid to Raychem stockholders;

    - the fact that stockholders of Raychem will not receive the full benefit of any future growth in the value of their equity that Raychem may have achieved as an independent company, and the potential disadvantage to Raychem stockholders who receive Tyco common shares in the event that Tyco does not perform as well in the future as Raychem may have performed as an independent company;

    - the substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies;

    - the possibility that certain provisions of the merger agreement, including, among others, the no solicitation and termination fee payment provisions of the merger agreement, might have the effect of discouraging other persons potentially interested in merging with or acquiring Raychem from pursuing such an opportunity or, if pursued, from announcing and thereafter consummating such a transaction prior to November 30, 2000;

    - the possibility that the tax-free treatment with respect to the exchange of shares of Raychem common stock may not be available under certain circumstances; and

    - other matters described under "Risk Factors" beginning on page 7.

    After detailed consideration of these factors, the Raychem Board concluded that the potential benefits of the merger outweighed these considerations and determined that the merger was fair to and in the best interests of Raychem and its stockholders.

    The above discussion of the information and factors considered by the Raychem Board is not exhaustive and does not include all factors considered by the Raychem Board. In view of the variety of factors considered in connection with its evaluation of the merger, the Raychem Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Raychem Board may have given different weights to different factors. Based on the factors outlined above, the Raychem Board determined that the merger is fair to and in the best interests of Raychem and its stockholders.

    THE RAYCHEM BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF RAYCHEM AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    See "Background of the Merger" beginning on page 18, "Opinion of Financial Advisor to Raychem" beginning on page 23, "Material U.S. Federal Income Tax and Bermuda Tax Consequences" beginning on page 33 and "Comparative Per Share Prices and Dividends" beginning on page 60.

OPINION OF FINANCIAL ADVISOR TO RAYCHEM

    Pursuant to a letter agreement dated as of March 24, 1999, Morgan Stanley was engaged to provide Raychem with financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected by the Raychem Board to act as Raychem's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Raychem. At the meeting of the Raychem Board on May 18, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of May 18, 1999, based upon and subject to the various considerations set forth in the opinion, the consideration to be received by holders of Raychem common stock pursuant to the merger agreement was fair from a financial point of view to the holders of Raychem common stock.

    THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY, DATED MAY 18, 1999, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS DOCUMENT. RAYCHEM STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE RAYCHEM BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF RAYCHEM COMMON STOCK PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION; IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF RAYCHEM COMMON STOCK AS TO HOW TO VOTE AT THE RAYCHEM SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with rendering its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other information of Raychem and Tyco;

    - reviewed certain internal financial statements and other financial and operating data concerning Raychem prepared by the management of Raychem;

    - reviewed certain internal financial statements and other financial and operating data concerning Tyco prepared by the management of Tyco;

    - analyzed certain financial projections prepared by the management of Raychem;

    - analyzed certain financial projections prepared by the management of Tyco;

    - discussed the past and current operations and financial condition and the prospects of Raychem, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Raychem;

    - discussed the past and current operations and financial condition and the prospects of Tyco, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Tyco;

    - reviewed the reported prices and trading activity for Raychem common stock and Tyco common shares;

    - compared the financial performance of Raychem and Tyco and the prices and trading activity of Raychem common stock and Tyco common shares with that of certain other publicly traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - analyzed the pro forma impact of the merger on Tyco's earnings per share;

    - reviewed the merger agreement and certain related agreements; and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    Morgan Stanley has assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data and discussions relating to strategic, financial and operational benefits anticipated from the merger provided by Raychem, Morgan Stanley has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Raychem. Morgan Stanley has relied upon, without independent verification, the following:

    - the assessment by the management of Raychem of the cost savings and benefits expected to result from the merger; and

    - the assumption that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the exchange of Raychem common stock for Tyco common shares or for a combination of Tyco common shares and cash, except to the extent of cash received, will be tax-free for U.S. federal income tax purposes.

    Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Raychem, nor has it been furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

    The following is a brief summary of certain of the analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated May 18, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

COMPARATIVE STOCK PRICE PERFORMANCE

    Morgan Stanley reviewed the stock price performance of Raychem during the period from May 18, 1998 to May 11, 1999 and compared such performance with the means of the following groups of companies for the period from May 18, 1998 to May 17, 1999.

COMPANIES                                                                 STOCK PRICE PERFORMANCE
----------------------------------------------------------------------  ---------------------------
Raychem...............................................................                 (37%)
Specialty Chemical Companies..........................................                  (3%)
Telecom Equipment Companies...........................................                  47%
Connectors Companies..................................................                  16%
Tyco..................................................................                  63%
Tyco Comparable Companies.............................................                  27%

    These groups include the following companies:

                                         TELECOM EQUIPMENT
SPECIALTY CHEMICAL COMPANIES                 COMPANIES                       CONNECTORS COMPANIES
----------------------------  ----------------------------------------  -------------------------------
Fuller Co.                    Motorola Inc.                             Flextronics International
Great Lakes Chemical          Lucent Technologies Inc.                  Molex Inc.
  Corporation                 Tellabs Inc.                              Commscope Inc.
W.R. Grace & Co.              Advanced Fibre Communications, Inc.       Thomas & Betts Corporation
Ethyl Corporation             Nortel Networks Corporation               Amphenol Corporation
Nalco Chemical Co.            Newbridge Networks Corporation
Cable Design Technology       ADC Telecommunications Inc.
General Cable Corporation     Adtran Inc.
Hubbell Inc.                  Vishay Intertechnology
Superior Telecom

SPECIALTY CHEMICAL COMPANIES    TYCO COMPARABLE COMPANIES
----------------------------  ------------------------------
Fuller Co.                    Allied Signal Inc.
Great Lakes Chemical          Emerson Electric Company
  Corporation                 General Electric Company
W.R. Grace & Co.              ITT Industries Inc.
Ethyl Corporation             Textron Inc.
Nalco Chemical Co.            United Technologies Corp.
Cable Design Technology
General Cable Corporation
Hubbell Inc.
Superior Telecom

Morgan Stanley observed that the market price of Raychem common stock during the period from May 18, 1998 to May 11, 1999 decreased 37% compared with a decrease of 3% for the Specialty Chemical Companies, an increase of 47% for the Telecom Equipment Companies and an increase of 16% for the Connectors Companies during the period from May 18, 1998 to May 17, 1999. Morgan Stanley also observed that over the period from May 18, 1998 to May 17, 1999, the market price of Tyco common stock increased 63% compared with an increase of 27% for the Tyco Comparable Companies during the same period.

PEER GROUP COMPARISON

    Morgan Stanley compared certain financial information of Raychem and Tyco with publicly available information for the Specialty Chemical Companies, the Telecom Equipment Companies and the Connectors Companies. For this analysis, Morgan Stanley examined median estimates from securities research analysts, where appropriate. The following table presents, as of May 17, 1999, the median for these groups of the following statistics:

    - the ratio of price to calendar year 2000 estimated earnings per share, commonly known as EPS;

    - the ratio of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, to:

     1.  latest twelve months of revenue,

     2.  estimated calendar year 1999 revenue,

     3. last twelve months of earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA;

     4.  estimated calendar year 1999 EBITDA; and

    - five year projected EPS growth rates.

                                                                                       AGGREGATE VALUE
                                                                      --------------------------------------------------
                                                                        LAST 12                   LAST 12
                                                                        MONTHS       CY1999E      MONTHS       CY1999E
COMPANY                                                CY2000E P/E     REVENUES     REVENUES      EBITDA       EBITDA
---------------------------------------------------  ---------------  -----------  -----------  -----------  -----------
Raychem............................................          13.4x           1.5x         1.4x         9.4x         7.9x
Specialty Chemical Companies.......................          14.8            1.0          1.0          7.9          7.7
Telecom Equipment Companies........................          27.6            3.2          3.0         18.9         16.3
Connectors Companies...............................          21.9            1.6          1.3          8.7          8.5
Tyco...............................................          21.8            5.8          3.5         24.1         15.4
Tyco Comparable Companies..........................          20.5            2.1          1.9         12.1         11.4


                                                         5 YEAR
                                                        PROJECTED
                                                       EPS GROWTH
COMPANY                                                   RATE
---------------------------------------------------  ---------------
Raychem............................................          15.0%
Specialty Chemical Companies.......................          11.0
Telecom Equipment Companies........................          25.0
Connectors Companies...............................          17.0
Tyco...............................................          20.0
Tyco Comparable Companies..........................          13.5

The analyses reflected in the table above show that as of May 17, 1999:

    - Raychem's common stock price was 13.4 times estimated calendar year 2000 EPS, as compared to the comparable ratios for the Specialty Chemical, Telecom Equipment and Connectors groups of 14.8, 27.6 and 21.9, respectively;

    - Raychem's aggregate value was 1.5 times its last twelve months of revenue, as compared to the comparable ratios for the Specialty Chemical, Telecom Equipment and Connectors groups of 1.0, 3.2 and 1.6, respectively;

    - Raychem's aggregate value was 1.4 times management's estimated revenue for calendar year 1999, as compared to the comparable ratios for the Specialty Chemical, Telecom Equipment and Connectors groups of 1.0, 3.0 and 1.3, respectively;

    - Raychem's aggregate value was 9.4 times its last twelve months of EBITDA, as compared to the comparable ratios for the Specialty Chemical, Telecom Equipment and Connectors groups of 7.9, 18.9 and 8.7, respectively.

    - Raychem's aggregate value was 7.9 times its EBITDA for calendar year 1999 as compared to the comparable ratios for the Specialty Chemical, Telecom Equipment and Connectors groups of 7.7, 16.3 and 8.5, respectively; and

    - Raychem's projected EPS growth rate over the next five years was 15% as compared to the median projected EPS growth rates for the Specialty Chemical, Telecom Equipment and Connectors groups of 11%, 25% and 17%, respectively.

Such analyses also showed that as of May 17, 1999, the Tyco common share price to estimated calendar year 2000 earnings was 21.8 times, compared to a median of
20.5 times for the Tyco Comparable Companies. Tyco's aggregate value was 5.8 times last twelve months of revenue, compared to a median of 2.1 for the Tyco Comparable Companies, and Tyco's aggregate value was 3.5 times estimated calendar year 1999 revenue compared to a median of 1.9 times for Tyco Comparable Companies. Tyco's aggregate value was 24.1 times last twelve months of EBITDA, compared to a median of 12.1 for the Tyco Comparable Companies, and Tyco's aggregate value was 15.4 times calendar year 1999 EBITDA compared to a median of
11.4 times for the Tyco Comparable Companies. Lastly, Tyco's projected growth rate was 20.0%, compared to a median of 13.5% for the Tyco Comparable Companies.

    No company utilized in the peer group comparison analysis as a comparison is identical to either Raychem or Tyco. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of either Raychem or Tyco, such as the impact of competition on the business of Raychem or Tyco and the industries in which they operate generally, industry growth and the absence of any adverse material change in the financial condition and prospects of either Raychem or Tyco or the industries in which they operate or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

    As part of its analysis, Morgan Stanley reviewed the following transactions, referred to in this section as the Selected Precedent Transactions.

        SELECTED PRECEDENT TRANSACTIONS
------------------------------------------------
  ACQUISITION OF                 BY
------------------  ----------------------------
Reltec              GEC Marconi
AMP                 Tyco
BTR                 Siebe
Coltec              BF Goodrich
Elsag Bailey        ABB Asea Brown Boveri
Berg Electronics    FCI
General Signal      SPX
US Surgical         Tyco
Eurotherm           BTR Siebe
Thermo King         Ingersoll Rand
APV                 Siebe
Keystone            Tyco
BW/IP               Durco
Goulds Pumps        ITT Industries
Measurex            Honeywell
Amphenol            KKR
Augat               Thomas & Betts
Unitech             Siebe

Morgan Stanley compared the publicly available statistics for the Selected Precedent Transactions listed above to the relevant financial statistics for the merger based on the consideration to be received by the holders of Raychem's common stock, based upon Tyco's closing common share price as of May 18, 1999. The following table presents the median for the Selected Precedent Transactions described above and the Raychem/Tyco merger of the following statistics:

    - the ratio for the acquired company of estimated aggregate value, defined as market capitalization plus total debt less cash and cash equivalent, to:

      1. last twelve months of revenue, and

      2. last twelve months EBITDA;

    - merger consideration to estimated next 12 months EPS; and

    - premium to unaffected stock price, defined, with respect to the merger, the Raychem stock price as of May 11, 1999, and with respect to the Selected Precedent Transactions, the stock price one month prior to commencement of the transactions.

                                                                                      MERGER
                                                                                 CONSIDERATION TO
                                    AGGREGATE VALUE TO     AGGREGATE VALUE TO     NEXT 12 MONTHS
                                      LAST 12 MONTHS       LAST TWELVE MONTHS        ESTIMATED        PREMIUM TO UNAFFECTED
TRANSACTIONS                             REVENUES                EBITDA                 EPS                STOCK PRICE
---------------------------------  ---------------------  ---------------------  -----------------  -------------------------
Raychem/Tyco Merger..............              1.8x                  11.4x                18.1x                  45.5%
Selected Precedent
  Transactions...................              1.4                   11.4                 17.9                   31.6

The analysis of the Selected Precedent Transactions showed:

    - a median multiple for the acquired company of aggregate value to latest twelve months' revenue of 1.4 times,

    - a median multiple for the acquired company of 11.4 times last twelve months EBITDA,

    - a median multiple of merger consideration to next twelve months' earnings, based on estimates from securities research analysts, of 17.9 times, and

    - a median premium to unaffected price of 31.6%.

Based on the consideration to be received by the holders of Raychem's common stock, assuming Tyco's closing common stock price as of May 18, 1999, these statistics compared to:

    - a multiple of Raychem's aggregate value to latest twelve months' revenue of 1.8 times,

    - a multiple of Raychem's aggregate value to latest twelve months' EBITDA of
      11.4 times,

    - a multiple of Raychem's merger consideration to next twelve months' earnings, as estimated by Raychem's management, of 18.1 times, and

    - a premium of Raychem's unaffected price of 45.5%.

    No company utilized in the precedent transactions analysis as a comparison is identical to Raychem. In evaluating the Selected Precedent Transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Raychem and Tyco, such as the impact of competition on the business of Raychem or Tyco and the industries in which they operate generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Raychem or Tyco or the industries in which they operate or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transactions data.

DISCOUNTED EQUITY VALUE

    Morgan Stanley performed an analysis of the present value per share of the implied value of Raychem on a standalone basis based on Raychem's assumed future trading price. Morgan Stanley observed that, based on a range of Raychem earnings estimates for the calendar year 2001, illustrative multiples of earnings ranging from 10.0 times to 18.0 times and an illustrative discount rate of 14.0%, the present value of Raychem on a standalone basis ranged from $18.42 to $39.46 per share of Raychem common stock. This compared with an implied assumed future trading price, assuming consummation of the merger pursuant to the terms of the merger agreement, based on Tyco's earnings estimates of securities research analysts for the calendar year 2001, illustrative multiples of earnings estimates of 20.0 times to 30.0 times and an illustrative discount rate of 13.0%, the present value of the combined entity on a share of Raychem common stock equivalent basis ranged from $35.16 to $46.27. Morgan Stanley also performed an analysis of the present value per share of the implied value of Tyco on a standalone basis based on Tyco's future trading price. Morgan Stanley observed that, based on a range of Tyco earnings estimates for the calendar year 2001, illustrative multiples of earnings ranging from 20.0 times to 30.0 times and an illustrative discount rate of 13.0%, the present value of Tyco on a standalone basis ranged from $79.65 to $132.74 per Tyco share.

DISCOUNTED CASH FLOW ANALYSIS

    Morgan Stanley performed a discounted cash flow analysis of Raychem to determine a range of present values for Raychem based on the financial projections prepared by the management of Raychem. Morgan Stanley calculated unlevered free cash flow as the after-tax operating earnings of Raychem excluding any interest income and interest expense plus depreciation and amortization, plus deferred taxes, plus or minus net changes in non-cash working capital, minus capital expenditures. Morgan Stanley calculated terminal values by applying a range of multiples to EBITDA in fiscal year 2004 from 5.5 to 7.5 times. Morgan Stanley then discounted the unlevered free cash flows and terminal values to present values using a discount rate of 11.5%. Based on this analysis and the assumptions set forth, Morgan Stanley calculated per share equity value estimates of Raychem ranging from approximately $24 to $31, excluding any potential operational benefits to be realized from the merger. Morgan Stanley noted that as of May 11, 1999, the price per share of Raychem common stock was $25.44, which reflects an unaffected stock price and excludes the effect of rumors regarding the merger in the market.

PRO FORMA MERGER ANALYSIS

    Morgan Stanley analyzed the pro forma impact of the merger on the combined company's projected earnings per share for Tyco's fiscal year 2000. Such analysis was based on earnings and synergies projections prepared by the management of Raychem for Raychem and earnings projections for Tyco by securities research analysts for Tyco. Morgan Stanley observed that the merger would result in earnings per share accretion for Tyco in fiscal year 2000.

GENERAL

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Raychem or Tyco. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Raychem or Tyco. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

    The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the consideration to be received by the holders of Raychem common stock pursuant to the merger agreement from a financial point of view to such holders and were conducted in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Raychem or Tyco might actually be sold. The consideration to be received by the holders of Raychem common stock pursuant to the merger agreement was determined through arm's-length negotiations between Raychem and Tyco and was approved by the Raychem Board. Morgan Stanley provided advice to Raychem during such negotiations; however, Morgan Stanley did not recommend any specific consideration to Raychem or that any specific consideration constituted the only appropriate consideration for the merger. In addition, as described above, Morgan Stanley's opinion and presentation to the Raychem Board was one of many factors taken into consideration by Raychem's Board in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Raychem Board with respect to the consideration or of whether the Raychem Board would have been willing to agree to a different consideration.

    The Raychem Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory services for Raychem and Tyco and have received fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or any of its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of Raychem or Tyco.

    Pursuant to the engagement letter, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Raychem agreed to pay Morgan Stanley a customary fee in connection therewith. In addition, Raychem has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement.

REASONS OF TYCO FOR THE MERGER

    At a meeting of the Tyco Board held on May 12, 1999, the Tyco Board determined that the merger with Raychem was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from cost reductions and synergies when combined with Tyco's existing operations and that are expected to be accretive to earnings per share.

    In reaching its decision to approve the merger, Tyco's Board considered the following material factors:

    - the expectation that Raychem's businesses could be readily integrated with Tyco's businesses, primarily its AMP, flow control and Polyken tape and adhesives businesses;

    - the expectation that the merger before restructuring and similar charges, and assuming the realization of certain of the cost savings referred to below and other synergies, would be immediately accretive to Tyco's earnings per share;

    - the belief of Tyco's management that there are prospects for reduction of Raychem corporate costs, possible elimination of facilities of the combined company and potential cost reductions for purchased materials and services;

    - the prospect of utilization of some of Raychem's business as a platform for further growth in the markets served by Raychem; and

    - Tyco's history of growth through acquisitions, including its substantial experience integrating acquired businesses with existing operations and thereby achieving synergies and cost savings.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

GENERAL

    Certain Raychem executive officers and certain members of the Raychem Board will receive benefits as a result of the merger that will be in addition to or different from their interests as stockholders of Raychem generally. These include, among other things, provisions in the merger agreement relating to indemnification and the acceleration and/or payout of benefits under certain agreements and employee benefit plans. The Raychem Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

STOCK OWNERSHIP

    As of July 7, 1999, Raychem's directors and executive officers collectively beneficially own 305,340 shares of Raychem common stock, not including options, which are described below.

RAYCHEM EQUITY-BASED INCENTIVE AWARDS

    Pursuant to the terms of the merger agreement, at the time the merger is completed, each outstanding option to purchase a share of Raychem common stock issued to employees and directors of Raychem will be converted into an option to acquire 0.4140 of a Tyco share. Shares of restricted stock of Raychem that have vested prior to the merger or that will vest upon completion of the merger will be treated the same in the merger as shares of unrestricted Raychem common stock. Each unvested restricted share of Raychem common stock that does not vest upon completion of the merger will be converted into 0.4140 of an unvested restricted Tyco common share. In addition, Raychem's Key Employee Retention and Severance Plan provides for:

    - all outstanding Raychem options and restricted stock held by participants in that plan that were scheduled to vest during the 12 month period commencing on the date of the merger to be immediately vested upon completion of the merger; and

    - full acceleration of vesting of unvested Raychem options and restricted stock upon termination of employment under certain qualifying circumstances within two years after the merger.

    Under Raychem's two non-employee director option plans, the non-employee directors' options will become fully vested upon the the approval and adoption of the merger agreement by the Raychem stockholders. The other terms and conditions applicable immediately prior to the merger of each Raychem option and each share of Raychem restricted stock will continue to apply after the merger. The conversion of Raychem options into options to acquire Tyco shares pursuant to the merger agreement is more fully described below in "Treatment of Raychem Equity-Based Awards."

    As of July 7, 1999, directors and executive officers of Raychem owned an aggregate of 89,250 shares of Raychem restricted stock and 2,508,307 Raychem options, of which 89,250 shares of restricted stock and 1,418,725 options were unvested. Approximately 7,600 shares of Raychem restricted stock and 598,976 Raychem options held by directors and executive officers will become vested as a result of the merger.

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SEVERANCE BENEFITS UNDER THE KEY EMPLOYEE RETENTION AND SEVERANCE PLAN

    The Raychem Key Employee Retention and Severance Plan provides that, if an executive officer's employment is actually or constructively terminated under certain qualifying circumstances within two years following a change of control of Raychem, the executive officer will be entitled to:

    - a pro-rated bonus for the year in which the termination of employment occurred, based on the executive officer's target bonus and the portion of the year worked;

    - a lump sum cash severance payment equal to 2.5 times the sum of the executive officer's base salary and target bonus;

    - full vesting of all outstanding unvested options and restricted stock; and

    - continued medical and dental benefits under Raychem's plans for the shorter of 2.5 years or until the executive officer obtains coverage under another employer's plans.

    Certain other severance benefits will be available to terminated officers under Raychem's Executive Termination Compensation Policy.

RETENTION AND NON-COMPETITION AGREEMENT WITH RICHARD KASHNOW

    If the merger is completed, Dr. Kashnow will serve in the capacity of Executive Vice President of Tyco International (US) Inc. pursuant to the terms of a retention and non-competition agreement executed by Dr. Kashnow and Tyco at the time of the execution of the merger agreement. The term of the agreement is three years. Under the agreement, Dr. Kashnow will be entitled to receive an annual salary of $900,000 and an annual incentive bonus determined on a basis consistent with those of other similarly situated Tyco executives. Upon completion of the merger, Tyco will grant Dr. Kashnow 90,000 shares of restricted stock and 900,000 options which will vest pro rata over three years. Vesting of the restricted stock will be subject to the satisfaction of certain performance criteria. Dr. Kashnow will be entitled to receive other benefits which are no less favorable than those provided to other Tyco executives.

    If Dr. Kashnow's employment terminates under certain qualifying circumstances, including his resignation, he will receive certain severance payments. In addition, Dr. Kashnow has agreed that during the two-year period following his termination, he will not compete against the surviving corporation in the merger and will not solicit employees of the surviving corporation, Tyco or their subsidiaries.

INDEMNIFICATION

    The surviving corporation will provide to the individuals who have served as officers or directors of Raychem, for six years after the merger, indemnification as set forth by the certificate of incorporation and by-laws of Raychem prior to the effective time of the merger. Tyco has also agreed to provide, for at least six years after the merger, to the current directors and officers of Raychem, an insurance and indemnification policy that is no less favorable than the existing policy provided by Raychem with respect to acts occurring prior to or at the effective time of the merger.

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MATERIAL U.S. FEDERAL INCOME TAX AND BERMUDA TAX CONSEQUENCES

U.S. FEDERAL INCOME TAX CONSEQUENCES

    In the opinions of PricewaterhouseCoopers LLP and Shearman & Sterling, tax advisors to Tyco and Raychem respectively, the following discussion is a summary of the material U.S. federal income tax consequences of the exchange of Raychem common stock for Tyco common shares and/or cash in the merger and the ownership of Tyco common shares. The discussion which follows is based on the U.S. Internal Revenue Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

    The discussion below, except where specifically noted, does not address the effects of any state, local or non-United States tax laws. In addition, the discussion below relates to persons who hold Raychem common stock and will hold Tyco common shares as capital assets. The tax treatment of a Raychem stockholder may vary depending upon such stockholder's particular situation, and certain stockholders may be subject to special rules not discussed below. Such stockholders would include, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, and individuals who received Raychem common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the tax consequences to any Raychem stockholder who will own 5% or more of either the total voting power or the total value of the outstanding Tyco common shares after the merger, determined after there is taken into account ownership under the applicable attribution rules of the U.S. Internal Revenue Code, or non-U.S. Holders, defined below, who have held more than 5% of the Raychem common stock at any time within the five-year period ending at the consummation of the merger.

    As used in this section, a "U.S. Holder" means a beneficial owner of Raychem common stock who exchanges Raychem common stock for Tyco common shares and/or cash and who is, for U.S. federal income tax purposes:

    - a citizen or resident of the U.S.;

    - a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the U.S. or any political subdivision thereof;

    - an estate whose income is subject to U.S. federal income tax regardless of its source; or

    - a trust

    (1) if, in general, a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions or

    (2) that has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

    As used in this section, a non-U.S. Holder is a holder of Raychem common stock who exchanges Raychem common stock for Tyco common shares and/or cash and who is not a U.S. Holder.

    1. CONSEQUENCES OF THE MERGER

    REORGANIZATION TREATMENT

    Consummation of the merger is conditioned upon the receipt of opinions of PricewaterhouseCoopers LLP and Shearman & Sterling, which will be rendered as of the time the merger becomes effective, that the merger will constitute a reorganization for U.S. federal income tax purposes. The tax opinions will be based on facts existing as of the consummation of the merger and

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
on certain representations as to factual matters made by Tyco, Tyco (PA) and Raychem. Such representations, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. No ruling has been or will be obtained from the U.S. Internal Revenue Service with respect to the merger. The opinions of the tax advisors are not binding on the U.S. Internal Revenue Service or the courts, and no assurance can be given that the U.S. Internal Revenue Service would not be able to successfully challenge the conclusions expressed in such opinions.

    For the merger to qualify as a reorganization for United States federal income tax purposes, among other requirements, the Tyco common shares delivered in the merger must represent a substantial portion of the overall consideration received by Raychem stockholders. Based on the closing trading prices for Tyco common shares on the day preceding the date the merger agreement was signed and on the date hereof, the Tyco common shares represented by value 50% and approximately 52%, respectively, of the total merger consideration. If the value of the Tyco common shares at the date the merger becomes effective constitutes less than 40% of the overall merger consideration, it may not be possible to render the tax opinions. If a tax opinion cannot be delivered, Raychem may elect to require Tyco to proceed with the acquisition of Raychem on a taxable basis. Both PricewaterhouseCoopers LLP and Shearman & Sterling are of the opinion that, based on facts existing as of June 30, 1999 and on representations made as of that date by Tyco, Tyco (PA) and Raychem, and provided the value of the Tyco common shares at the date the merger becomes effective constitutes a substantial portion of the overall merger consideration received by Raychem stockholders, the merger will qualify as a reorganization. Except as otherwise noted, the remainder of the discussion assumes that the merger will qualify as a reorganization.

    RECEIPT ONLY OF CASH

    In general, a Raychem stockholder who receives only cash in exchange for its Raychem common stock in the merger will recognize capital gain or loss equal to the difference between the amount of cash received and such stockholder's adjusted tax basis in the shares of Raychem common stock surrendered, except to the extent the stockholder actually or constructively owns Tyco common shares and, as a result, the receipt of cash is treated as a distribution of a dividend for U.S. federal income tax purposes. See generally below "--Receipt of Tyco common shares and cash." Such gain or loss will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is more than one year.

    RECEIPT ONLY OF TYCO COMMON SHARES

    A Raychem stockholder who receives only Tyco common shares in the merger will not recognize any gain or loss upon such exchange, except to the extent cash is received in lieu of a fractional Tyco common share, which will be taxed as discussed below. The aggregate adjusted tax basis of Tyco common shares received in such exchange, including any fractional interest in a Tyco common share for which cash is received, will be equal to the aggregate adjusted tax basis of the shares surrendered therefor. The holding period of the Tyco common shares will include the holding period of the Raychem common stock surrendered therefor.

    RECEIPT OF TYCO COMMON SHARES AND CASH

    A Raychem stockholder who receives a combination of cash and Tyco common shares in the merger will recognize gain, if any, with respect to the shares so exchanged but only to the extent of the lesser of (a) the amount of gain realized with respect to the Raychem common stock and (b) the amount of cash received, other than cash received in lieu of a fractional share, which is discussed below. The amount of gain realized with respect to the exchanged Raychem common stock will equal the excess, if any, of the cash, including cash received in lieu of a fractional share, and the fair market value of the Tyco common shares received over such stockholder's adjusted tax basis in the Raychem

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
common stock exchanged therefor. No loss will be recognized by a Raychem stockholder who receives a combination of cash and Tyco common shares in the merger, except in connection with cash received in lieu of a fractional share as discussed below. The determination of gain, which is recognized, or loss, which is not, is to be made on a share by share basis. That is, each Raychem share, or block of shares acquired at the same price, will be treated as exchanged for a pro rata portion of cash and Tyco common shares.

    Any gain recognized will be treated as capital gain unless, as discussed below, the receipt of the cash has the effect of the distribution of a dividend for U.S. federal income tax purposes, in which case such gain will be treated as ordinary dividend income to the extent of the stockholder's ratable share of Raychem's accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the date of the exchange, the holding period for such shares is more than one year.

    The adjusted tax basis of the Tyco common shares received in such exchange, including any fractional interest in a Tyco common share for which cash is received, generally will be equal to the tax basis of the shares surrendered therefor, decreased by the amount of cash received and increased by the amount of gain or dividend income recognized, if any. The holding period of the Tyco common shares received will include the holding period of the Raychem common stock exchanged therefor. As a result of these "substitute" basis rules, in general, any inherent gain or loss with respect to Raychem common stock that is not recognized in the exchange will be reflected as the difference between the basis and the value of the Tyco common shares received therefor, after making the basis adjustments described above.

    In determining whether gain recognized with respect to cash received by a Raychem stockholder pursuant to the merger will be treated as a dividend, a Raychem stockholder will be treated as if the portion of the Raychem common stock exchanged for cash in the merger had been instead exchanged for Tyco common shares, followed immediately by a redemption of such hypothetical shares by Tyco for cash, referred to in this document as the "hypothetical redemption." A Raychem stockholder will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to such stockholder, taking into account in each case the stockholder's actual and constructive ownership of Tyco common shares.

    The hypothetical redemption would be "not essentially equivalent to a dividend" with respect to a Raychem stockholder if, based on all the facts and circumstances, it results in a "meaningful reduction" in such stockholder's percentage ownership of Tyco common shares. The U.S. Internal Revenue Service has indicated in a published ruling that a shareholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no control over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the shareholder's actual and constructive ownership before and after the hypothetical redemption. In that ruling, a reduction from
 .0001118% to .0001081% was held to be a meaningful reduction.

    The hypothetical redemption transaction would be "substantially disproportionate," and therefore would not have the effect of a distribution of a dividend, with respect to a Raychem stockholder, if the percentage of Tyco common shares actually and constructively owned by such stockholder immediately after the hypothetical redemption is less than 80% of the percentage of Tyco common shares actually, hypothetically and constructively owned by such stockholder immediately after both the actual and deemed receipt of the Tyco common shares but before the hypothetical redemption.

    Raychem stockholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their Raychem common stock will be treated as a dividend and with respect to the consequences thereof, including the eligibility of Raychem stockholders that are

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
corporations for a dividends-received-deduction and treatment of the dividend as an "extraordinary dividend" under section 1059 of the U.S. Internal Revenue Code.

    CASH RECEIVED IN LIEU OF A FRACTIONAL TYCO COMMON SHARE

    A Raychem stockholder who receives cash in lieu of a fractional Tyco common share will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Tyco. Such a deemed redemption will be treated as a sale of the fractional share, provided that it either is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to the Raychem stockholder, as discussed in the preceding section. If the deemed redemption is treated as a sale of a fractional share, a Raychem stockholder will recognize gain or loss equal to the difference between the amount of cash received and the portion of the basis of the Tyco common shares allocable to such fractional share interest. Such gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is more than one year.

    TAXABLE ACQUISITION

    If, as discussed above, one or both tax opinions is not rendered and Raychem elects to require Tyco to proceed with the acquisition of Raychem on a taxable basis, Raychem stockholders will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of the Tyco common shares received and their adjusted tax bases in the Raychem common stock exchanged. The gain or loss will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is more than one year. The basis of the Tyco common shares received will be equal to their fair market value at the effective time and the holding period of such shares will begin on the day following the time the merger becomes effective.

    NON-U.S. HOLDERS

    Non-U.S. Holders who receive cash in the merger will not be subject to U.S. federal income or withholding tax except as set forth in paragraph 3.b below, applied with respect to Raychem common stock, or unless the receipt of the cash is taxable as a dividend, as discussed above, in which case such amount may be subject to withholding at a 30% rate, or at such lower rate set forth in an applicable treaty.

    CONSEQUENCES TO RAYCHEM, TYCO AND TYCO (PA)

    No income, gain or loss will be recognized by Raychem, Tyco or Tyco (PA), whether the merger is consummated as a reorganization or whether Raychem elects, pursuant to the merger agreement, to require Tyco to proceed with the acquisition of Raychem on a taxable basis.

    2. TRANSFER TAXES

    In the event that any state or local transfer taxes are imposed on Raychem stockholders as a result of the merger, Raychem will pay all such transfer taxes, if any, directly to state and local taxing authorities on behalf of all Raychem stockholders. Any such payments by Raychem made on behalf of the Raychem stockholders may result in dividend income to each Raychem stockholder on behalf of whom such payment is made. The amount of such dividend income attributable to each share of Raychem common stock cannot be determined at this time, but is not expected to be material.

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
    3. OWNERSHIP OF TYCO COMMON SHARES

    a. U.S. Holders

    DISTRIBUTIONS

    Distributions made to U.S. Holders of Tyco common shares will be treated as dividends and are taxable as ordinary income to the extent that such distributions are made out of Tyco's current or accumulated earnings and profits as determined for U.S. federal income tax purposes, with any excess being treated as a tax-free return of capital which reduces such U.S. Holder's tax basis in the Tyco common shares to the extent thereof, and thereafter as capital gain from the sale or exchange of property. The U.S. federal income tax treatment described in the immediately preceding sentence applies whether or not such distributions are treated as a return of capital for non-tax purposes. Amounts taxable as dividends generally will be treated as foreign source "passive" or "financial services" income for foreign tax credit purposes. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution by Tyco. U.S. Holders of Tyco common shares that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions by Tyco because Tyco is a foreign corporation.

    DISPOSITION

    Gain or loss recognized by a U.S. Holder of Tyco common shares on the sale, exchange or other taxable disposition of Tyco common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized on such sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the Tyco common shares surrendered. Such gain or loss will be long term capital gain or loss if such U.S. Holder's holding period for its Tyco common shares is more than one year. Any gain or loss so recognized generally will be United States source.

    b. Non-U.S. Holders

    DISTRIBUTIONS AND DISPOSITION

    In general, and subject to the discussion below under "Information Reporting and Backup Withholding," a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on income from distributions with respect to, or gain upon the disposition of, Tyco common shares, unless either (1) the income or gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the U.S. or (2) in the case of gain realized by an individual non-U.S. Holder upon a disposition of Tyco common shares, the non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

    In the event that clause 1 in the preceding paragraph applies, such income or gain generally will be subject to regular U.S. federal income tax in the same manner as if such income or gain, as the case may be, were realized by a U.S. Holder. In addition, if such non-U.S. Holder is a non-U.S. corporation, such income or gain may be subject to a branch profits tax at a rate of 30%, although a lower rate may be provided by an applicable income tax treaty. In the event that clause 2, but not clause 1, in the preceding paragraph applies, the gain generally will be subject to tax at a rate of 30%, or such lower rate as may be provided by an applicable income tax treaty.

    4. INFORMATION REPORTING AND BACKUP WITHHOLDING

    Certain U.S. Holders may be subject to information reporting with respect to the receipt of cash in the merger and with respect to payments of dividends on, and the proceeds of the disposition of, Tyco common shares. U.S. Holders who are subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding at a 31% rate. U.S.

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Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to the receipt of cash in the merger and with respect to distributions on, and dispositions of, Tyco common shares.

    If the Raychem common stock is held by a non-U.S. Holder through a non-U.S., and non-U.S. related, broker or financial institution, information reporting and backup withholding generally would not be required with respect to the receipt of cash in the merger. If the Tyco common shares are held by a non-U.S. Holder through a non-U.S., and non-U.S. related, broker or financial institution, information reporting and backup withholding generally would not be required with respect to distributions on and dispositions of Tyco common shares. Information reporting, and possibly backup withholding, may apply if the Raychem common stock or Tyco common shares are held by a non-U.S. Holder through a U.S., or U.S. related, broker or financial institution and the non-U.S. Holder fails to provide appropriate information. Non-U.S. Holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to the receipt of cash in the merger and with respect to distributions on and dispositions of Tyco common shares.

BERMUDA TAX CONSEQUENCES

    In the opinion of Appleby, Spurling & Kempe, attorneys in Bermuda for Tyco, there will be no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of the delivery of Tyco common shares and/or cash to Raychem stockholders in exchange for Raychem common stock pursuant to the merger. In addition, as of the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in respect of capital gains realized on a disposition of Tyco common shares or in respect of distributions by Tyco with respect to Tyco common shares. Furthermore, Tyco has received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act of 1966 an undertaking that, in the event of there being enacted in Bermuda any legislation imposing any tax computed on profits or income, including any dividend or capital gains withholding tax, or computed on any capital assets, gain or appreciation or any tax in the nature of an estate or inheritance tax or duty, the imposition of such tax shall not be applicable to Tyco or any of its operations, its common shares or its obligations, until the year 2016. This undertaking applies to Tyco common shares. It does not, however, prevent the application of Bermuda taxes to persons ordinarily resident in Bermuda.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. RAYCHEM STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE MERGER TO THEM.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Raychem will be recorded on Tyco's books at their estimated fair market value with the remaining purchase price reflected as goodwill. For more information, see the notes to the Unaudited Pro Forma Combined Condensed Financial Information beginning on page 62.

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CERTAIN LEGAL MATTERS

    Tyco, Tyco (PA) and Raychem have committed to use their reasonable best efforts to take whatever actions are required to obtain necessary regulatory approvals.

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Tyco, Tyco (PA) and Raychem from completing the merger until certain information and materials have been furnished to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and a required waiting period has expired or been terminated. Tyco and Raychem have filed their Premerger Notification and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division and the applicable waiting period began on June 24, 1999. Tyco and Raychem expect that the applicable waiting period will expire on July 24, 1999, although the waiting period could be extended if the FTC or the Antitrust Division requests additional information. Even after the waiting period expires or is terminated, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of Tyco or Raychem.

    The merger is also subject to notification to, and approval by, the Commission of the European Communities under Council Regulation (EEC) No. 4064/89 of 21 December 1989 on the control of concentrations. Tyco and Raychem made the requisite filing with the EC Commission on June 23, 1999. They expect the EC Commission to make a determination regarding approval of the merger on or about July 26, 1999. Neither Tyco, Tyco (PA) nor Raychem believes that consummation of the merger will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

    Tyco, Tyco (PA) and Raychem do not believe that any additional material governmental filings in the United States or the European Economic Area, other than the Articles of Merger in Nevada and Certificate of Merger in Delaware, are required with respect to the merger. In addition to the United States and the European Economic Area, Tyco and Raychem conduct operations in a number of countries in which regulatory filings or approvals may be required in connection with the consummation of the merger. Tyco and Raychem believe that all such material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

U.S. FEDERAL SECURITIES LAW CONSEQUENCES

    Recipients of Tyco common shares issued in connection with the merger can freely transfer such shares under the U.S. Securities Act of 1933, except that persons who are deemed to be "affiliates", as such term is defined under the Securities Act, of Raychem prior to the merger may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, Raychem, including directors and certain officers of Raychem, are typically considered to be affiliates.

    In general, under Rule 145, for one year following the consummation of the merger, Raychem affiliates will be subject to the following restrictions on the public sale of Tyco common shares acquired in the merger:

    - a Raychem affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act,

    - the number of shares a Raychem affiliate may sell, together with certain related persons and certain persons acting in concert, within any three-month period for purposes of Rule 145 may

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
      not exceed the greater of 1% of the outstanding Tyco common shares or the average weekly trading volume of such stock during the four calendar weeks preceding such sale, and

    - a Raychem affiliate may sell only if Tyco remains current with its informational filings with the SEC under the Exchange Act.

    After the end of one year from the consummation of the merger, a Raychem affiliate may sell Tyco common shares received in the merger without such manner of sale or volume limitations, provided that Tyco is current with its Exchange Act informational filings and such Raychem affiliate is not then an affiliate of Tyco. Two years after the consummation of the merger, an affiliate of Raychem may sell such Tyco common shares without any restrictions so long as such affiliate had not been an affiliate of Tyco for at least three months prior to such sale.

DIVIDENDS

    Although the payment of dividends by Tyco in the future will depend on business conditions, Tyco's financial condition and earnings and other factors, Tyco expects to declare regularly scheduled dividends consistent with the practices of Tyco prior to the merger. The merger agreement restricts each of Raychem and Tyco from declaring, setting aside, making or paying any dividend or other distribution in respect of its capital stock, other than its regularly scheduled dividend consistent with past practices, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the merger.

STOCK EXCHANGE LISTING

    It is a condition to the merger that the NYSE authorize for listing the Tyco common shares to be delivered in connection with the merger. In addition, Tyco expects to list such shares on the London Stock Exchange and the Bermuda Stock Exchange in due course after the completion of the merger.

APPRAISAL RIGHTS

    If the merger is consummated, a holder of record of shares of Raychem common stock who objects to the terms of the merger may seek an appraisal under Delaware law of the fair value of such holder's shares. The following is a summary of the material provisions of Delaware law. This discussion is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. A copy of this provision is attached to this document as Annex C. If you fail to take any action required by Delaware law, your rights to an appraisal will be waived or terminated.

ELECTING APPRAISAL RIGHTS

    To exercise appraisal rights, the record holder of Raychem common stock must:

    - deliver a written demand for appraisal to Raychem before the Raychem stockholders vote on the merger agreement, and

    - not vote to approve the merger.

    A stockholder demanding appraisal rights must do so by a separate written demand. This demand must reasonably inform Raychem of the identity of the holder of record and that the stockholder demands appraisal of his or her shares of Raychem common stock. A VOTE AGAINST THE MERGER, IN PERSON OR BY PROXY, DOES NOT CONSTITUTE A DEMAND.

    If you deliver a proxy that has been left blank, the proxy will be voted FOR the approval of the merger, unless the proxy is revoked before the vote is taken. Therefore, if you intend to exercise your appraisal rights and you vote by proxy, you must not leave the proxy blank. You should either vote AGAINST the merger or ABSTAIN from voting for or against the approval of the merger.

    A demand for appraisal must be delivered to the Corporate Secretary, Raychem Corporation, MS 120-1A, 300 Constitution Drive, Menlo Park, California 94025.

RECORD HOLDERS MUST DEMAND APPRAISAL RIGHTS

    Only the record holder of the Raychem common stock is entitled to demand appraisal rights. The demand must be executed by or for the record holder, fully and correctly, as the holder's name appears on the holder's stock certificates.

    - If the Raychem common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity.

    - If the Raychem common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners.

    - An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record. The agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record.

    - A holder of record, such as a broker, who holds common stock as nominee for beneficial owners, may exercise a holder's right of appraisal with respect to common stock held for all or less than all of such beneficial owners. In that case, the written demand should set forth the number of shares of common stock covered by the demand. If no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock standing in the name of the record holder.

NOTIFICATION OF MERGER'S EFFECTIVENESS

    Within ten days after the effective time of the merger, the surviving corporation in the merger will send notice of the effectiveness of the merger to each person who has satisfied the foregoing conditions.

COURT PETITION MUST BE FILED

    Within 120 days after the effective time of the merger, the surviving corporation in the merger or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Raychem common stock. Tyco (PA) does not intend to file a petition with the court. Stockholders seeking to exercise appraisal rights should initiate all necessary action to perfect their appraisal rights within the time periods prescribed by Delaware law.

STATEMENT REGARDING SHARES NOT VOTED FOR MERGER

    Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights is entitled, upon written request, to receive a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger and with respect to which demands for appraisal have been made and the aggregate number of holders of such stock. The surviving corporation in the merger is required to mail this statement within ten days after it receives the written request.

APPRAISAL PROCEEDING BY DELAWARE COURT

    If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine which of the stockholders are entitled to appraisal rights. The court will appraise the common stock owned by the stockholders and determine its fair value. In determining fair value, the court may consider a number of factors, including market values of Raychem's stock, asset values and other generally accepted valuation considerations, but will exclude any element of value arising from the accomplishment and expectation of the merger. The court will also determine the amount of interest, if any, to be paid upon the value of the common stock to the stockholders entitled to appraisal.

    The value determined by the court for Raychem common stock could be more than, less than, or the same as the merger consideration. The court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all common stock entitled to appraisal.

EFFECT OF APPRAISAL DEMAND ON VOTING AND RIGHT TO DIVIDENDS

    Any stockholder who has duly demanded an appraisal in compliance with Delaware law will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose. The shares subject to the demand will not be entitled to dividends or other distributions, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time.

LOSS, WAIVER OR WITHDRAWAL OF APPRAISAL RIGHTS

    Holders of Raychem common stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger. A stockholder will also lose the right to an appraisal by delivering to the surviving corporation a written withdrawal of such stockholder's demand for an appraisal. In addition, any attempt to withdraw that is made more than 60 days after the effective time requires the written approval of the surviving corporation. If appraisal rights are not perfected or a demand for appraisal rights is withdrawn, a stockholder will be entitled to receive the consideration otherwise payable pursuant to the merger. Whether such stockholder receives Tyco shares, cash or a combination of shares and cash will be determined at such time by Tyco (PA) in its discretion. The value of any Tyco shares paid to such stockholder will be based on the same average price for Tyco shares used to determine the allocation of the merger consideration among the other Raychem stockholders, regardless of the market price of Tyco shares at the time the stockholder receives the merger consideration. An election form of a stockholder that seeks appraisal rights will have no force and effect.

DISMISSAL OF APPRAISAL PROCEEDING

    If an appraisal proceeding is timely instituted, such proceeding may not be dismissed as to any stockholder who has perfected a right of appraisal without the approval of the court.

                              THE MERGER AGREEMENT

GENERAL

    This section describes the material provisions of the merger agreement. This description is not complete, and stockholders are encouraged to read the full text of the merger agreement, which is annexed to this document. In addition, important information about the merger agreement and the merger is provided in the previous section entitled "The Merger" beginning on page 18.

EFFECTIVE TIME

    Promptly after the satisfaction or waiver of the conditions to the merger set forth in the merger agreement:

    1. Tyco (PA) will file Articles of Merger with the Secretary of State of the State of Nevada, as prescribed by Nevada Law; and

    2. Raychem will file a Certificate of Merger with the Secretary of State of the State of Delaware, as prescribed by Delaware law.

    The effect of these filings is that Raychem will merge with and into Tyco
(PA). Tyco (PA) is a wholly owned subsidiary of Tyco.

MERGER CONSIDERATION

GENERAL

    In the merger, Raychem's stockholders will receive, in the aggregate, merger consideration consisting of:

    1. cash equal to $18.50 multiplied by the number of shares of Raychem common stock outstanding at the effective time of the merger; and

    2. Tyco common shares equal to 0.2070 multiplied by the number of shares of Raychem common stock outstanding at the effective time of the merger.

Based on the number of shares of Raychem common stock outstanding as of July 7, 1999, approximately $1.44 billion and 16.1 million Tyco shares will be delivered to Raychem's stockholders in the aggregate. The cash and Tyco shares will be apportioned so that Raychem stockholders will receive for each of their shares of Raychem common stock, merger consideration having a value, sometimes referred to in this document as the "per share value of the merger consideration," of $18.50 plus the value of 0.2070 of a Tyco share. The value of a Tyco common share for these purposes will be the average of the volume weighted average sale prices per Tyco common share on the New York Stock Exchange for the three consecutive trading days beginning on the date the merger becomes effective.

    A Raychem stockholder will not receive a fraction of a Tyco common share in the merger. All Tyco common shares that a Raychem stockholder is entitled to receive will be aggregated. Any fractional Tyco common share resulting from the aggregation will be paid in cash equal to the fraction multiplied by the value of a Tyco common share described above.

MAKING THE ELECTION

    EXCHANGE AGENT. Tyco (PA) has selected ChaseMellon Shareholder Services, LLC, which is the transfer agent for Tyco, to serve as the exchange agent for purposes of effecting the election and proration procedures.

    ELECTION FORM. An election form, which is also a transmittal letter, is included with this document. The election form must be used to make the election to receive cash, Tyco shares or a combination of cash and Tyco shares as merger consideration. To make an election, Raychem stockholders should:

    1. submit a properly completed and signed election form accompanied by the certificates representing the shares of Raychem stock as to which the election is being made; or

    2. in the case of Raychem stockholders whose shares are held in book-entry form, instruct the broker, dealer, bank or other financial institution that holds the shares to make an election on their behalf by:

       - transferring their shares of Raychem common stock to an account established by ChaseMellon for this purpose at the Depository Trust Company, and

       - transmitting a message through DTC to ChaseMellon setting forth the election and otherwise agreeing to be bound by the terms of the election form.

    Stockholders of record that want to make an election, but are unable to furnish the exchange agent with their stock certificates prior to the election deadline referred to below, should use the guaranteed delivery procedures set forth in the election form. Delivery of the certificates must be guaranteed in the election form by an Eligible Guarantor Institution, generally a bank, broker, dealer and certain other financial institutions. In addition, the election form must be submitted to the exchange agent before the election deadline, and the certificates representing shares of Raychem common stock must be delivered to the exchange agent within three business days of submitting the election form.

    The election form is also a transmittal letter, so that stockholders who have delivered an election form with their shares of Raychem common stock to the exchange agent will not have to take any further action after the merger to receive their merger consideration.

    If a Raychem stockholder delivers his election form to the exchange agent after the election deadline or the election form does not comply with the required procedures, the stockholder will not be regarded as having made an election. See "Non-Electing Shares" below. Raychem stockholders should read the election form for a more complete discussion of the election procedures.

    ELECTION DEADLINE. The deadline for Raychem stockholders to make their elections is the close of business on the last business day before the date that the merger is effected. Tyco and Raychem expect the merger to be consummated on the day that the Raychem stockholders vote to approve the merger. Accordingly, Raychem stockholders who wish to make an election should make sure that their election is received by the exchange agent no later than 5 p.m. Eastern Time on August 11, 1999.

    If the merger is not consummated by August 19, 1999, Tyco and Raychem will issue a press release on the Dow Jones News Service at least five business days before consummating the merger. The press release will inform stockholders of the last date for submitting and/or changing their election forms.

    CHANGES AND REVOCATION. Any stockholder may change his election prior to the election deadline:

    - by submitting to the exchange agent a properly completed and signed revised election form; or

    - in the case of stockholders whose shares are held in book-entry form, by causing a new message with revised election information to be transmitted through DTC to the exchange agent.

    Any holder of Raychem common stock may revoke its election at any time prior to the election deadline:

    - by written notice to the exchange agent; or

    - in the case of stockholders whose shares are held in book-entry form, by causing a new message to be transmitted through DTC to the exchange agent withdrawing the shares previously deposited and specifying the name and number of the account at DTC to be credited.

    As soon as practicable after the election deadline, the exchange agent will determine the number of cash electing shares, stock electing shares and non-electing shares, and will notify the surviving corporation of its determination. Promptly after such notification, Tyco and the surviving corporation will issue a press release announcing the allocation of the merger consideration.

    GENERAL. Raychem stockholders having a preference as to the form of consideration they wish to receive for their shares of Raychem common stock should make an election. None of Tyco, Tyco (PA), Raychem or the Raychem Board makes any recommendation as to whether stockholders should make an election or what election they should make. Each holder of Raychem common stock must make his or her own decision whether to make an election and, if so, what election to make.

    The allocation of the merger consideration among the Raychem stockholders depends upon the elections made by the stockholders and the average of the volume weighted average sale prices of Tyco common shares referred to above. The election forms may be submitted until the day before the merger is effective, and it may take a period of time before the exchange agent can verify the election forms and tabulate the election results. The average share price cannot be determined until the close of trading on the third trading day beginning on the date the merger is consummated. Therefore, there will be a period of time following the consummation of the merger before the allocation of the merger consideration can be determined. Consequently, the payment of the merger consideration to Raychem stockholders will begin some time after the merger is consummated.

THE PRORATION RULES

    These are the proration rules that will govern the allocation of the cash and stock consideration in the merger.

    CASE 1: MORE CASH CONSIDERATION IS ELECTED THAN THE AMOUNT OF CASH AVAILABLE
     FOR PAYMENT

    In this case, Tyco will calculate a proration factor for the shares of Raychem common stock making a cash election. This proration factor will equal
(1) the total amount of cash available for payment divided by (2) the total cash that would have to be paid if all cash elections were honored in full. This latter amount is determined by multiplying the number of shares of Raychem common stock electing cash by the per share value of the merger consideration.

    - Each share of Raychem common stock electing Tyco common shares will be exchanged for a fraction of a Tyco common share having a value equal to the per share value of the merger consideration;

    - Each share of Raychem common stock as to which no election has been made will be exchanged for a fraction of a Tyco common share having a value equal to the per share value of the merger consideration; and

    - Each share of Raychem common stock electing cash will be exchanged for:

     1. cash equal to the per share value of the merger consideration multiplied by the proration factor; and

     2. a fraction of a Tyco common share having a value equal to the per share value of the merger consideration less the amount of the cash.

           EXAMPLE:   In this and the examples that follow, assume:

                      (a) there are 80,000,000 shares of Raychem common stock outstanding at the time of the merger. The total amount of cash that would be paid in the merger, assuming there are no dissenting shares, is:

                        $18.50 X 80,000,000 = $1,480,000,000,

                      and the total number of shares that would be delivered is:

                      0.2070 X 80,000,000 = 16,560,000 shares;

                      (b) the average of the volume weighted average sale prices of a Tyco common share for the three days beginning on the date the merger becomes effective is $89.375, so that the per share value of the merger consideration is $37.00 and the fraction of a Tyco common share having a value equal to the per share value of the merger consideration is:

                      $37.00  DIVIDED BY $89.375 = 0.4140.

                      Assume for this example that cash is elected with respect to 60% of the shares of Raychem common stock. The cash proration factor will be:

                      $1,480,000,000  DIVIDED BY (48,000,000 X $37.00) = 0.8333.

                      Each share of Raychem common stock as to which an election has been made to receive Tyco common shares or as to which no election has been made will receive 0.4140 of a Tyco common share. Each share of Raychem common stock as to which a cash election has been made will receive:

                          - cash in the amount of 0.8333 X $37.00 = $30.83, and

                          - a fraction of a Tyco common share having a value equal to the balance of the per share value of the merger consideration, or
                            ($37.00 - $30.83)  DIVIDED BY $89.375 = 0.0690 of a Tyco common share.

    CASE 2: MORE STOCK CONSIDERATION IS ELECTED THAN THE NUMBER OF TYCO COMMON SHARES AVAILABLE FOR DELIVERY

    In this case, Tyco will calculate a proration factor for the shares of Raychem common stock making a stock election. This proration factor will equal
(1) the total number of Tyco common shares available for payment, divided by (2) the total number of Tyco common shares that would have to be delivered if all stock elections were honored in full. This latter number is determined by multiplying the number of shares of Raychem common stock electing stock by the fraction of a Tyco common share having a value at the time of the merger equal to the per share value of the merger consideration.

    - Each share of Raychem common stock electing cash will be exchanged for cash in the amount of the per share value of the merger consideration;

    - Each share of Raychem common stock as to which no election has been made will be exchanged for cash in the amount of the per share value of the merger consideration; and

    - Each share of Raychem common stock electing Tyco common shares will be exchanged for:

     1. a fraction of a Tyco common share having a value equal to the per share value of the merger consideration multiplied by the proration factor; and

     2. cash equal to the per share value of the merger consideration less the value of the fraction of a Tyco common share referred to in clause 1.

           EXAMPLE:   Assume for this example that stock is elected with respect to 60% of the shares of Raychem common stock. The stock proration factor will be:

                        16,560,000  DIVIDED BY (48,000,000 X 0.4140) = 0.8333.

                      Each share of Raychem common stock as to which an election has been made to receive cash or as to which no election has been made will receive
                      $37.00 in cash. Each share of Raychem common stock as to which a share election has been made will receive:

                        - 0.4140 X 0.8333 = 0.3450 of a Tyco common share, and

                        - cash equal to the per share value of the merger consideration less the value of this fraction of a Tyco common share, or
                          $37.00 - ($89.375 X 0.3450) = $6.17.

    CASE 3: THE NUMBER OF SHARES AS TO WHICH NO ELECTION IS MADE IS SUFFICIENTLY LARGE SO THAT THE CASH CONSIDERATION ELECTED IS LESS THAN THE CASH AVAILABLE FOR PAYMENT AND THE STOCK CONSIDERATION ELECTED IS LESS THAN THE NUMBER OF TYCO COMMON SHARES AVAILABLE FOR DELIVERY

    In this case, Tyco will calculate a proration factor for the shares that make no election. This proration factor will equal (1) the difference between the total number of shares of Raychem common stock that must receive cash less the total number of Raychem shares that have elected cash divided by (2) the total number of shares of Raychem common stock as to which no election has been made. The total number of shares that must receive cash is determined by dividing the total cash available for payment by the per share value of the merger consideration.

    - Each share of Raychem common stock electing cash will be exchanged for cash in the amount of the per share value of the merger consideration;

    - Each share of Raychem common stock electing stock will be exchanged for a fraction of a Tyco common share having a value equal to the per share value of the merger consideration; and

    - Each share of Raychem common stock as to which no election has been made will be exchanged for:

     1. cash equal to the per share value of the merger consideration multiplied by the proration factor; and

     2. a fraction of a Tyco common share having a value equal to the per share value of the merger consideration less the amount of cash.

           EXAMPLE:   Assume for this example that cash is elected with respect to 40% of the shares of Raychem common stock, Tyco shares are elected with respect to
                      40% of the Raychem shares and no election is made with respect to 20% of the Raychem shares. The non-electing share proration factor will be:

                        (($1,480,000,000  DIVIDED BY $37.00) - 32,000,000)  DIVIDED BY
                        16,000,000 = 0.5.

                      Each share of Raychem common stock as to which a cash election has been made will be exchanged for $37.00. Each share of Raychem common stock as to which a stock election has been made will be exchanged for 0.4140 of a Tyco common share. Each share as to which no election has been made will be exchanged for:

                        - cash equal to $37.00 X 0.5 = $18.50, and
                        - a fraction of a Tyco common share equal to
                          ($37.00 - $18.50)  DIVIDED BY $89.375 = 0.2070.

    The table in the Summary under the caption "Merger Consideration" provides examples for the allocation of the merger consideration assuming different values for the Tyco average share price and other assumptions that are described there.

UNVESTED RESTRICTED STOCK

    Unvested shares of Raychem restricted stock held by Raychem employees that do not vest at the time of the merger will not be exchanged for the merger consideration in the manner described above. Instead, these shares will be converted in the merger into the right to receive Tyco common shares only, at an exchange ratio of 0.4140 Tyco common shares for each Raychem share, and the restrictions applicable to the Raychem shares will continue to apply to the Tyco common shares. Restricted Raychem shares that vest at the time of the merger will be treated the same as all other shares of Raychem common stock outstanding at the time of the merger.

DISSENTING SHARES

    If any Raychem stockholders properly exercise their right to seek appraisal for their shares, these stockholders will not receive the merger consideration. In this case, the amount of cash available for payment to Raychem stockholders in the merger will be reduced by the number of Raychem shares as to which appraisal rights have been exercised, multiplied by the per share value of the merger consideration. For a description of appraisal procedures, see "Appraisal Rights" beginning on page 40.

NON-ELECTING SHARES

    MERGER CONSIDERATION. The shares of Raychem stockholders who do not submit an election form prior to the election deadline will be treated as non-electing shares. If Tyco (PA) or the exchange agent determine that any election was not properly made, such election will have no force and effect, and the shares with respect to which such election was made will be deemed to be non-electing shares. Neither Tyco (PA) nor the exchange agent has any obligation to inform any Raychem stockholder of any defect in the making of an election. If a stockholder submits an election form with stock certificates and the election form is defective, the certificates will be held by the exchange agent and exchanged for the merger consideration to be received by holders of non-electing shares after the merger is consummated. The stockholder will not need to complete and deliver to the exchange agent a separate letter of transmittal after the merger as described below. Tyco (PA) and the exchange agent reserve the right to waive defects in an election form, including late delivery. However, waiver of defects is in their sole discretion.

    EXCHANGE OF NON-ELECTING SHARES OF RAYCHEM COMMON STOCK. As soon as reasonably practicable after the consummation of the merger, the surviving corporation will instruct the exchange agent to mail to each holder of record of non-electing shares a letter of transmittal and instructions on surrendering their certificates of Raychem common stock in exchange for the merger reconsideration they are entitled to receive.

    Holders of certificates previously representing Raychem common stock will not be paid dividends or distributions on any Tyco common shares they are entitled to receive as merger consideration, and will not be paid cash in lieu of a fractional Tyco common share, until the Raychem stock certificates are surrendered for exchange. When the certificates are surrendered, any unpaid dividends declared by Tyco after the consummation of the merger and any cash in lieu of a fractional Tyco common share will be paid without interest.

    The exchange agent will deliver the merger consideration in exchange for lost, stolen or destroyed certificates if the owner of such certificates signs an affidavit of loss, theft or destruction, as appropriate. The surviving corporation may also, in its discretion, require the holder of such lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that might be made against the surviving corporation, Tyco or the exchange agent with respect to alleged lost, stolen or destroyed certificates.

TREATMENT OF RAYCHEM EQUITY-BASED AWARDS

    The merger agreement provides that each option to purchase shares of Raychem common stock issued to employees and directors of Raychem and outstanding at the time the merger is completed will constitute an option to acquire the number of Tyco shares, rounded down to the nearest whole Tyco share, determined by multiplying the number of shares of Raychem common stock subject to such option by 0.4140. In addition, the exercise price per Tyco share of such option will be determined by dividing the exercise price per share of Raychem common stock underlying such option by 0.4140, rounded up to a whole cent. At the time the merger is completed, each holder of unvested Raychem restricted stock that does not vest at the time of the merger will receive 0.4140 Tyco restricted shares for each share of Raychem restricted stock held by such individual. Raychem restricted stock which becomes vested as a result of the merger pursuant to the terms of Raychem's Key Employee Retention and Severance Plan will be treated the same as other outstanding Raychem common stock, and will receive the consideration described above in "Merger Consideration."

    Tyco will reserve for issuance enough Tyco common shares for delivery upon exercise of the outstanding Raychem stock options in accordance with the merger agreement. As soon as practicable following consummation of the merger, Tyco will register the Tyco common shares issuable upon exercise of the Raychem stock options with the SEC to the extent such registration is required. Tyco will use at least such efforts as are applied to Tyco's other stock options generally to cause the effectiveness of such registration, and the current status of the prospectus or prospectuses included in the relevant registration statements, to be maintained as long as the Raychem stock options remain outstanding.

REPRESENTATIONS AND WARRANTIES

    Tyco, Tyco (PA) and Raychem have made various customary mutual representations and warranties in the merger agreement about themselves and their subsidiaries.

    In addition, Raychem represented that the Raychem Board of Directors, prior to the execution of the merger agreement, authorized an amendment to the Raychem Rights Agreement to render the Raychem Rights Agreement inapplicable to the merger agreement and the transactions that it contemplates. Raychem appropriately amended the Raychem Rights Agreement on May 19, 1999.

CONDUCT OF BUSINESS BY RAYCHEM

    Raychem has agreed that, prior to the consummation of the merger, Raychem will conduct its business, and that of its subsidiaries, only in the ordinary course of business and in a manner consistent with past practice. In this regard, Raychem will use reasonable commercial efforts to preserve substantially intact the business organization of Raychem and its subsidiaries; keep available the services of the present officers, employees and consultants of Raychem and its subsidiaries; and preserve the present relationships of Raychem and its subsidiaries with customers, suppliers and other persons with which Raychem or any of its subsidiaries has significant business relations. In particular, unless the merger agreement provides otherwise or as previously disclosed to Tyco (PA) by Raychem, Raychem has agreed that neither it nor any of its subsidiaries, without the prior written consent of Tyco (PA), will:

    1. amend or otherwise change Raychem's Amended and Restated Certificate of Incorporation or Bylaws;

    2. issue, dispose or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any ownership interest in Raychem or any of its subsidiaries or affiliates, subject to certain exceptions in the case of Raychem's equity-based incentive plans;

    3. dispose of or encumber any assets of Raychem or any of its subsidiaries out of the ordinary course of business;

    4. - declare or pay any dividend or other distribution on any of its capital stock, other than regular quarterly dividends,

       - split, combine or reclassify any of its capital stock or permit or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

       - amend the terms or change the period of exercisability of, acquire, or permit any subsidiary to amend the terms of or to acquire, any of its or its subsidiaries' securities, or

       - settle or discharge any action brought or threatened against Raychem arising out of a stockholder equity interest in Raychem;

    5.  - make any acquisitions,

       - incur any indebtedness other than pursuant to credit facilities previously disclosed to Tyco,

       - authorize capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $50 million, or

       - enter into or amend any contract, agreement, commitment or arrangement to do any of the above;

    6. - increase the compensation or severance payable or to become payable to its directors, officers or employees except in accordance with past practice,

       - grant severance or termination pay to any director, officer or employee,

       - enter into any employment or severance agreement with any new employee of Raychem which provides for annual base and bonus compensation in excess of $200,000,

       - enter into or modify any agreement with a director of Raychem, or

       - establish, adopt, enter into or amend any collective bargaining, employment, termination, severance or benefit plan, agreement, trust, fund, policy or arrangement for any current or former directors, officers or employees;

    7.  change accounting policies or procedures;

    8. make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

    9. satisfy claims, liabilities or obligations out of the ordinary course of business;

    10. make any loan to any director, officer, employee or independent contractor of Raychem, except to effect a cashless exercise of a Raychem stock option; or

    11. take, or agree to take, any of the above actions or take or agree to take, any action which would make any of the representations or warranties of Raychem contained in the merger agreement untrue or incorrect or prevent Raychem from performing its covenants under the merger agreement.

    These restrictions have certain exceptions which are set forth in the merger agreement.

CONDUCT OF BUSINESS BY TYCO

    Tyco has agreed that, prior to the consummation of the merger, it will conduct its business and that of its subsidiaries in the ordinary course of business and consistent with past practice, including actions taken by Tyco or its subsidiaries in contemplation of the merger, and will not, without the prior written consent of Raychem:

    1.  amend or otherwise change Tyco's Memorandum of Association or Bye-Laws;

    2. make or agree to make any acquisition or disposition which would materially delay or prevent the consummation of the transactions contemplated by the merger agreement;

    3. declare or pay any dividend or other distribution on any of its capital stock, other than regular quarterly dividends;

    4.  change accounting policies or procedures; or

    5. take or agree to take, any action which would make any of the representations or warranties of Tyco contained in the merger agreement untrue or incorrect or prevent Tyco from performing its covenants under the merger agreement.

NO SOLICITATION

    Raychem has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any other consolidation, business combination, recapitalization or similar transaction, including any transaction with a third party in which such party would acquire more than a 20% interest in any class of Raychem's equity securities or in the outstanding equity of the surviving entity in a merger with Raychem or would acquire more than 20% of the fair market value of Raychem's assets. Any of the foregoing transactions are referred to in this document as an "Alternative Transaction," and any proposal from a third party to effect an Alternative Transaction is referred to as an "Acquisition Proposal."

    Until the Raychem stockholders approve and adopt the merger agreement, if the Raychem Board, following consultation with independent legal counsel, determines that such action is reasonably likely to be required to discharge properly its fiduciary duties, the Raychem Board, after notice to Tyco, is permitted to:

    1. furnish information to a third party which has made, but was not solicited in violation of the merger agreement to make, a "Superior Proposal." A "Superior Proposal" is defined as a BONA FIDE Acquisition Proposal to acquire for cash and/or securities, all of the voting equity securities of Raychem or all or substantially all of Raychem's assets, on terms which the Raychem Board reasonably believes are more favorable than the merger:

    - from a financial point of view to Raychem stockholders, after consultation with a nationally recognized financial advisor, taking into account at the time of determination any changes to the financial terms of the merger proposed by Tyco, and

    - to Raychem, taking into account all pertinent factors deemed relevant by the Raychem Board under the laws of Delaware; and

    2. consider and negotiate such Superior Proposal.

    Raychem and the Raychem Board may not withdraw or modify in a manner adverse to Tyco or Tyco (PA) the Raychem Board's approval of the merger, except to the extent that the Raychem Board reasonably determines in good faith and after consultation with independent legal counsel that it is reasonably likely to be required to do so in order to properly discharge its fiduciary duties.

    In addition, unless the merger agreement has been terminated in accordance with its terms, the merger agreement must be submitted for approval and adoption by the Raychem stockholders at the Raychem special meeting, and the Raychem Board may not recommend that stockholders vote against approval of the merger and adoption of the merger agreement.

    The merger agreement expressly provides that the foregoing covenants shall not prohibit Raychem from taking or disclosing to its stockholders a position regarding an Alternative Transaction or Acquisition Proposal required by the SEC's tender offer rules or from making any disclosure to its stockholders required by law.

    Raychem has agreed:

    1. to cease any discussions or negotiations with any third party that were ongoing at the time of the execution of the merger agreement;

    2. not to release any third party from the confidentiality and standstill provisions of any agreement to which Raychem is a party; and

    3. not to redeem the rights under, or waive or amend any provisions of, the Raychem Rights Agreement that would facilitate the consummation of any Acquisition Proposal or Alternative Transaction.

    Raychem will ensure that the officers and directors of Raychem and its subsidiaries and any investment banker or other advisor or representative retained by Raychem are aware of the no-solicitation restrictions described in the merger agreement.

CERTAIN OTHER COVENANTS

CONSENTS; APPROVALS

    Tyco, Tyco (PA) and Raychem will each use its reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders, and Tyco, Tyco (PA) and Raychem will make all filings, required in connection with the authorization, execution and delivery of the merger agreement and the consummation by each of them of the transactions contemplated thereby.

INDEMNIFICATION AND INSURANCE

    For six years following consummation of the merger, the Articles of Incorporation and By-laws of the surviving corporation will contain the same indemnification provisions as currently in the Certificate of Incorporation of Raychem and such provisions will not be modified in any manner adverse to those individuals who were directors, officers or employees of Raychem at the consummation of the merger.

    After consummation of the merger, the surviving corporation will, to the fullest extent permitted under applicable law or under its Articles of Incorporation or By-laws, indemnify and hold harmless each present and former director, officer or employee of Raychem or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the merger agreement, or otherwise with respect to any acts or omissions occurring at or prior to the consummation of the merger, to the same extent as provided in Raychem's Articles of Incorporation or By-laws or any applicable contract or agreement as in effect on the date of the merger agreement, in each case for a period of six years after the date of the merger agreement.

    Following the merger, the surviving corporation will continue to honor in all respects Raychem's obligations under the indemnification agreements and employment agreements with Raychem's officers and directors existing at or before consummation of the merger.

    Tyco will provide, or cause the surviving corporation to provide, for a period of not less than six years after consummation of the merger, Raychem's current directors and officers an insurance and indemnification policy for events occurring at or prior to consummation of the merger that is no less favorable than Raychem's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Tyco and the surviving corporation will not, however, be required to pay an annual insurance premium in excess of 200% of the annual premium currently paid by Raychem for such insurance, but in such case will purchase as much coverage as possible for such amount.

NOTIFICATION OF CERTAIN MATTERS

    Tyco, Tyco (PA) and Raychem will each give each other prompt notice of the occurrence or nonoccurrence of any event which would be reasonably expected to cause any representation or warranty of the notifying party contained in the merger agreement to be materially untrue or inaccurate, or any failure of the notifying party materially to comply with any covenant, condition or agreement in the merger agreement.

FURTHER ACTION/TAX TREATMENT

    Tyco, Tyco (PA) and Raychem will use all reasonable efforts to take, or cause to be taken, all actions and do other things necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. However, Tyco is under no obligation to agree to divest, abandon, license or take similar action with respect to any material assets of Tyco or Raychem. The merger agreement defines "material" for these purposes as any assets to which are attributable annual sales in an amount equal to 1% or more of Raychem's annual sales in fiscal year 1998. In addition, the parties have each agreed to use their reasonable best efforts to cause the merger to qualify as a reorganization under the provisions of Section 368 of the U.S. Internal Revenue Code, as specified in the merger agreement, and will not, both before and after consummation of the merger, take any actions which to their knowledge could reasonably be expected to prevent the merger from so qualifying. Raychem has the option of proceeding with the acquisition by Tyco even if the merger does not so qualify as a reorganization. See "Conditions to the Merger--Failure to Deliver Tax Opinions" on page 56.

PUBLIC ANNOUNCEMENTS

    Tyco and Raychem will not issue any press release or make any public written statement with respect to the merger or the merger agreement without the prior consent of the other party, which consent will not be unreasonably withheld, except as required by law or the regulations of the NYSE.

TYCO COMMON SHARES

    Tyco will transfer to Tyco (PA) the Tyco common shares to be delivered to the Raychem stockholders in the merger. Tyco has agreed to use its best efforts to list the shares on the NYSE prior to the time the merger becomes effective.

EMPLOYEE MATTERS

    Subject to the limitations contained in the merger agreement, Tyco, Tyco
(PA) and Raychem have agreed to a number of covenants regarding the treatment of employee and retiree benefits following the consummation of the merger, including the following:

    - Raychem will terminate its stock purchase plans as of the consummation of the merger.

    - Through June 30, 2000, Tyco and Tyco (PA) will provide:

    1. those persons who, immediately prior to the merger, were employees of Raychem or its subsidiaries, and who continue their employment with the surviving corporation following the merger, employee welfare and retirement benefits that in the aggregate are substantially equivalent to those benefits provided by Raychem immediately prior to the merger. For this purpose, service accrued by these employees with Raychem or its subsidiaries prior to the merger will be recognized except to the extent necessary to prevent duplication of benefits; and

    2. any person who immediately prior to the merger is a retiree under a Raychem retiree medical program with retiree medical benefits that in the aggregate are substantially equivalent to those provided by Raychem immediately prior to the merger.

    Subject to 1 and 2 above, Tyco (PA) can amend any Raychem retiree benefit plan, with respect to any Raychem employee, upon consummation of the merger, and with respect to any Raychem retiree, effective July 1, 2000.

    - Tyco and Tyco (PA) will assume and maintain Raychem's Key Employee Retention and Severance Plan. In addition, Tyco and Tyco (PA) will assume, and through June 30, 2000, maintain, Raychem's Executive Termination Compensation Policy and Lay-Off Benefits Plan.

    - Tyco and Tyco (PA) have agreed to honor deferral elections made on or prior to June 30, 1999 under Raychem's deferred compensation plans. Tyco and Tyco (PA) have further agreed to continue and maintain Raychem's loan program through June 30, 2000 and to honor the terms of loans previously made under this program.

The merger agreement provides that the foregoing provisions are not enforceable by persons not parties to the merger agreement.

RIGHTS AGREEMENT

    The Raychem Board has agreed to take all necessary action to render the rights under the Raychem Rights Agreement inapplicable to the merger agreement and the merger.

CONDITIONS TO THE MERGER

CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER

    Each of Tyco's, Tyco (PA)'s and Raychem's respective obligations to complete the merger are subject to the satisfaction at or prior to the consummation of the merger of the following conditions:

1. EFFECTIVENESS OF REGISTRATION STATEMENT. The SEC has not issued any stop order suspending the effectiveness of the registration statement of which this document is a part, nor has it started or threatened any proceedings for that purpose or in respect of this document;

2.  STOCKHOLDER APPROVAL. The Raychem stockholders have approved the merger;

3. ANTITRUST. All waiting periods applicable to the consummation of the merger under the HSR Act have expired or terminated, and all necessary clearances and approvals for the merger under any non-U.S. antitrust laws have been obtained, other than for clearances and approvals under any non-U.S. antitrust laws which, if not obtained, would not be reasonably expected to have a material adverse effect on Raychem, Tyco or Tyco's electrical and electronic component business;

4. GOVERNMENTAL ACTIONS. No action or proceeding has been instituted, pending or threatened by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, U.S. or non-U.S., that is reasonably likely to result in an order, nor is any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction or other legal restraint in effect, which, in either case, prevents or seeks to prevent or limits or seeks to limit Tyco from exercising all material rights and privileges pertaining to its ownership of Raychem following the merger or the ownership or operation by Tyco or any of its subsidiaries of all or a material portion of the business or assets of Raychem or any of its subsidiaries following the merger, or compels or seeks to compel Tyco or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Tyco or any of its subsidiaries, as a result of the merger or the transactions contemplated by the merger agreement;

5. ILLEGALITY. No statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal; and

6. TAX OPINIONS. Raychem and Tyco (PA) have received the respective written opinions of Shearman & Sterling and of PricewaterhouseCoopers LLP, tax advisors to Raychem and Tyco, respectively, in form and substance reasonably satisfactory to them, with respect to:

    - the merger constituting a reorganization within the meaning of Section 368 of the U.S. Internal Revenue Code; and

    - the exchange of Raychem common stock for Tyco common shares qualifying for an exception under Section 1.367(a)-3 of the U.S. treasury regulations, as specified in the merger agreement.

ADDITIONAL CONDITIONS TO OBLIGATIONS OF TYCO AND TYCO (PA)

    The obligations of Tyco and Tyco (PA) to complete the merger are also subject to the following conditions:

1. REPRESENTATIONS AND WARRANTIES. Except as would not reasonably be expected to have a material adverse effect on Raychem, the representations and warranties of Raychem in the merger agreement are true and correct in all material respects on and as of the date of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Tyco and Tyco (PA) have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Raychem;

2. AGREEMENTS AND COVENANTS. Raychem has performed or complied in all material respects with all agreements and covenants required by the merger agreement, and Tyco and Tyco (PA) have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Raychem;

3. CONSENTS OBTAINED. Raychem has obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and has made all filings required by Raychem for the authorization, execution and delivery of the merger agreement and the consummation by it of the merger, except as would not reasonably be expected to have a material adverse effect on Raychem or Tyco; and

4. RIGHTS AGREEMENT. A Distribution Date, as defined in the Raychem Rights Agreement, has not occurred under the Raychem Rights Agreement.

ADDITIONAL CONDITIONS TO OBLIGATION OF RAYCHEM

    The obligation of Raychem to complete the merger is also subject to the following conditions:

1. REPRESENTATIONS AND WARRANTIES. Except as would not reasonably be expected to have a material adverse effect on Tyco and Tyco (PA), the representations and warranties of Tyco and Tyco (PA) contained in the merger agreement are true and correct in all material respects at and as of the consummation of the merger, with the same force and effect as if made on and as of the date of the consummation of the merger, and Raychem has received a certificate to such effect signed by the President or Chief Financial Officer of Tyco;

2. AGREEMENTS AND COVENANTS. Tyco and Tyco (PA) have performed or complied in all material respects with all agreements and covenants required by the merger agreement, and Raychem has received a certificate to such effect signed by the President or Chief Financial Officer of Tyco and the President or Vice President of Tyco (PA);

3. CONSENTS OBTAINED. Tyco and Tyco (PA) have obtained all material consents, waivers, approvals, authorizations or orders required to be obtained, and have made all filings required for the authorization, execution and delivery of the merger agreement and the consummation by them of the transactions contemplated thereby, except as would not reasonably be expected to have a material adverse effect on Raychem or Tyco;

4. LISTING. The NYSE has authorized for listing the Tyco common shares issuable in connection with the merger; and

5. TYCO SHAREHOLDERS RIGHTS PLAN. A Distribution Date, as defined in the Tyco Shareholder Rights Plan, has not occurred.

FAILURE TO DELIVER TAX OPINIONS

    In the event that:

    - PricewaterhouseCoopers LLP notifies Tyco and Tyco (PA) that it cannot render the Tyco tax opinion, or

    - Shearman & Sterling notifies Raychem that it cannot render the Raychem tax opinion,

Raychem, within three business days of receipt of such notice, may elect to require Tyco to proceed with the acquisition of Raychem on a taxable basis. In such event, the condition of receiving tax opinions shall be deemed waived. Tyco, Tyco (PA) and Raychem will then take all necessary steps to effectuate a merger of a wholly owned subsidiary of Tyco with and into Raychem, as the surviving corporation, in accordance with the provisions of the Delaware General Corporation Law. Except as may be necessary to reflect the change in the structure of the merger and the jurisdiction of the Tyco subsidiary participating in the merger, the terms of the merger agreement will still govern.

TERMINATION

CONDITIONS TO TERMINATION.

    The merger agreement may be terminated at any time prior to the consummation of the merger, notwithstanding the approval of the merger by the Raychem stockholders:

1. by mutual written consent duly authorized by the Boards of Directors of both Raychem and Tyco;

2. by either of Tyco or Raychem, if the merger has not been consummated by November 30, 1999, other than for reasons set forth in 4 below, provided that this right to terminate is not available to the party whose failure to fulfill any of its obligations under the merger agreement caused the merger not to be consummated by November 30, 1999;

3. by either of Tyco or Raychem, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission issues a nonappealable final order, decree or ruling or takes any other action which permanently prohibits the merger;

4. by either of Tyco or Raychem, if a meeting of Raychem's stockholders to vote on the merger agreement is not held by November 30, 1999 or if the Raychem stockholders do not approve the merger at the Raychem special meeting;

5. by Tyco, if, whether or not permitted to do so by the merger agreement, Raychem or the Raychem Board:

    - withdraws or changes its approval or recommendation of the merger agreement or the merger in a manner adverse to Tyco,

    - approves or recommends to the stockholders of Raychem an Acquisition Proposal or Alternative Transaction,

    - approves or recommends that the Raychem stockholders tender their shares in any tender offer or exchange offer that is an Alternative Transaction, or

    - takes any position or makes any disclosures required by law that has the effect of any of the foregoing;

6.  by Raychem, in order to accept a Superior Proposal, provided that:

    - the merger agreement has not already been approved and adopted by the Raychem stockholders at the Raychem special meeting,

    - the Raychem Board reasonably determines in good faith, following consultation with independent legal counsel, that it is reasonably likely to be required to accept such proposal in order to discharge properly its fiduciary duties,

    - Raychem in fact accepts the Superior Proposal, and

    - Raychem complies in all material respects with its no solicitation obligations as described on page 51; or

7.  by either of Tyco or Raychem:

    - if any representation or warranty of the other party set forth in the merger agreement is untrue when made,

    - if any representation or warranty of the other party set forth in the merger agreement becomes untrue, or

    - upon a breach of any covenant or agreement set forth in the merger agreement by the other party,

    such that in each case, the conditions to the terminating party's obligation to complete the merger described above under "Conditions to the Merger" would not be satisfied. If such misrepresentation or breach is curable prior to November 30, 1999 and the party in breach exercises its reasonable best efforts to cure the same, the merger agreement may not be terminated under these provisions while such party continues to exercise such efforts.

FEES AND EXPENSES.

    Except as set forth below, each of Tyco, Tyco (PA) or Raychem will pay its own fees and expenses incurred in connection with the merger agreement and the merger, whether or not the merger is completed, PROVIDED that Tyco and Raychem will share equally all filing fees and printing expenses incurred in connection with the printing and filing of this document and the related registration statement.

    Raychem will pay Tyco a fee of $100 million, and will pay Tyco's and Tyco
(PA)'s actual, documented and reasonable out-of-pocket expenses relating to the merger of up to $7.5 million, upon the first to occur of any of the following events:

1. the termination of the merger agreement by Tyco or Raychem because the meeting of stockholders of Raychem to approve the merger has not been held by November 30, 1999, or due to the failure of the Raychem stockholders to approve the merger at the Raychem special meeting, if:

    - at the time of the Raychem special meeting, an Acquisition Proposal is made directly to the Raychem stockholders or otherwise becomes publicly known or a credible third party has announced a BONA FIDE intention to make such an Acquisition Proposal, or

    - within 12 months following the date of termination of the merger agreement, an Alternative Transaction is publicly announced by Raychem or any third party and such transaction is at any time thereafter consummated on substantially the terms previously announced.

2. the termination of the merger agreement by Tyco due to the Raychem Board's approval or recommendation of an Acquisition Proposal or Alternative Transaction or its approval or recommendation to Raychem stockholders to tender their shares in an Alternative Transaction;

3. the termination of the merger agreement by Raychem due to the Raychem Board accepting a Superior Proposal as permitted by the merger agreement and described in paragraph 6 under "Conditions to Termination" above.

4. the termination of the merger agreement by Tyco due to Raychem's willful breach of a covenant or agreement set forth in the merger agreement, if:

    - at the time of the breach by Raychem, an Acquisition Proposal is made directly to the Raychem stockholders or otherwise becomes publicly known or a credible third party has announced a BONA FIDE intention to make such an Acquisition Proposal, or

    - within 12 months following the date of termination of the merger agreement, an Alternative Transaction is publicly announced by Raychem or any third party and such transaction is at any time thereafter consummated on substantially the terms previously announced.

    Raychem is required to pay to Tyco and Tyco (PA) for their respective expenses relating to the merger, but in no event more than $7.5 million upon a termination of the merger agreement by Tyco as a result of a representation or warranty of Raychem being untrue when made, as described in paragraph 7 under "Conditions to Termination" above.

    Tyco (PA) is required to pay to Raychem for the expenses of Raychem relating to the merger, but in no event more than $7.5 million, upon termination of the merger agreement by Raychem as a result of a representation or warranty by Tyco or Tyco (PA), being untrue when made, as described in paragraph 7 under "Conditions to Termination" above.

    The fee and/or expenses are payable within one business day after a demand for payment following the occurrence of the event requiring such payment. However, in no event will a party be required to pay such fee and/or expenses to the other if, immediately prior to the termination of the merger agreement, the party to receive the fee and/or expenses was in material breach of its obligations, representations or warranties under the merger agreement.

    The fee payable under certain circumstances by Raychem to Tyco is intended, among other things, to compensate Tyco for its costs, including lost opportunity costs, if certain actions or inactions by Raychem or its stockholders lead to the abandonment of the merger. This may have the effect of increasing the likelihood of consummation of the merger in accordance with the terms of the merger agreement. The fee may also have the effect of discouraging persons from making an offer to acquire all of or a significant interest in Raychem by increasing the cost of any such acquisition.

AMENDMENT AND WAIVER; PARTIES IN INTEREST

    Tyco, Tyco (PA) and Raychem may amend the merger agreement in writing by action taken by or on behalf of their respective Boards of Directors at any time prior to consummation of the merger. However, after approval of the merger by the stockholders of Raychem, the merger agreement cannot be amended without the necessary stockholder approval as required by law.

    At any time prior to consummation of the merger, any of Tyco, Tyco (PA) and Raychem may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or, to the extent allowed by law, waive compliance with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid if set forth in writing by the party or parties granting such extension or waiver.

    The merger agreement is binding upon and inures solely to the benefit of the parties thereto, and nothing in the merger agreement confers upon any other person any right, benefit, remedy or obligation, other than the indemnification, employment and insurance obligations of Tyco and the surviving corporation following consummation of the merger, which are intended for the benefit of certain specified officers, directors and employees of Raychem and may be enforced by such individuals.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

TYCO

    Tyco common shares are listed and traded on the NYSE, the London Stock Exchange and the Bermuda Stock Exchange. The following table sets forth the high and low sales prices per Tyco common share, as reported in the NYSE Composite Transaction Tape, and the dividends paid on the Tyco common shares, for the quarterly periods presented below. The prices per Tyco common share listed in the table for periods prior to July 2, 1997, the date of Former Tyco's merger with ADT, are for common shares of ADT. The price and dividends for the Tyco common shares have been restated to reflect the 0.48133 reverse stock split related to the ADT merger and a two-for-one stock split effected in the form of a stock dividend which was distributed October 22, 1997. Although Tyco's fiscal year end is September 30, the information is presented on a calendar year basis.

                                                                TYCO COMMON SHARES    DIVIDENDS
                                                               --------------------      PER
                                                                 HIGH        LOW      SHARE(1)
                                                               ---------  ---------  -----------
1996:
  First quarter..............................................  $ 18.6982  $ 14.5430          --
  Second quarter.............................................    20.2564    16.8803          --
  Third quarter..............................................    25.7100    16.4908          --
  Fourth quarter.............................................    24.3466    19.0877          --
1997(1):
  First quarter..............................................  $ 28.6965  $ 22.0743          --
  Second quarter.............................................    35.4487    25.4503          --
  Third quarter..............................................    43.0000    34.4099   $   0.025
  Fourth quarter.............................................    45.5000    34.0000       0.025
1998:
  First quarter..............................................  $ 57.4375  $ 42.3750   $   0.025
  Second quarter.............................................    63.0625    51.4375       0.025
  Third quarter..............................................    69.0000    50.0000       0.025
  Fourth quarter.............................................    79.1875    40.3125       0.025
1999:
  First Quarter..............................................  $ 79.9375  $ 67.5000   $   0.025
  Second Quarter.............................................    94.8125    70.3750       0.025
  Third Quarter (through July 12, 1999)......................   101.3750    95.3750          --

------------------------

(1) Tyco has paid a quarterly cash dividend of $0.025 per common share since July 2, 1997, the date of the Former Tyco/ADT merger. ADT had not paid any dividends on its common shares since 1992. Prior to the merger with ADT, Former Tyco paid a quarterly cash dividend of $0.025 per share of common stock since January 1992.

    See "Comparative Market Value Information" on page 15 for recent Tyco common share price information. Shareholders are urged to obtain current market quotations. See also "Risk Factors--The value of the merger consideration the Raychem stockholders will receive will depend on the value of Tyco common shares at the time of the merger" on page 7.

    Under the terms of the merger agreement, other than in respect of its regularly scheduled quarterly dividend of $0.025 per Tyco common share, Tyco is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger. The payment of dividends by Tyco in the future will be determined by Tyco's Board and will depend on business conditions, Tyco's financial condition and earnings and other factors.

RAYCHEM

    Raychem common stock is listed and traded on the NYSE. The following table sets forth the high and low sales prices per share of Raychem common stock as reported in the NYSE Composite Transaction Tape, and the dividends paid on the Raychem common stock, for the quarterly periods presented below. The price and the dividends have been adjusted for a two-for-one stock split effective November 17, 1997. Although Raychem's fiscal year end is June 30, the information presented here is on a calendar year basis.

                                                                RAYCHEM COMMON STOCK
                                                                --------------------
                                                                  HIGH        LOW      DIVIDENDS
                                                                ---------  ---------  -----------
1996:
  First quarter...............................................  $ 34.8750  $ 26.0000   $    0.05
  Second quarter..............................................    40.2500    31.5000        0.05
  Third quarter...............................................    38.2500    29.5000        0.05
  Fourth quarter..............................................    43.1875    35.1875        0.05
1997:
  First quarter...............................................  $ 44.7500  $ 39.5000   $    0.07
  Second quarter..............................................    41.8750    30.2500        0.07
  Third quarter...............................................    49.7188    36.2813        0.07
  Fourth quarter..............................................    48.5000    40.2500        0.07
1998:
  First quarter...............................................  $ 44.2500  $ 35.2500   $    0.08
  Second quarter..............................................    41.5000    29.5625        0.08
  Third quarter...............................................    32.6250    24.3750        0.08
  Fourth quarter..............................................    35.8750    21.0000        0.08
1999:
  First Quarter...............................................  $ 33.1250  $ 21.8125   $    0.09
  Second Quarter..............................................    37.0000    21.8750        0.09
  Third Quarter (through July 12, 1999).......................    38.1250    37.2500          --

    See "Comparative Market Value Information" on page 15 for recent Raychem common stock price information. Shareholders are urged to obtain current market quotations.

    Under the terms of the merger agreement, other than in respect of regular quarterly dividends of $0.09 per share of Raychem common stock, Raychem is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the consummation of the merger.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The merger is to be accounted for in accordance with the purchase method of accounting pursuant to APB Opinion No. 16. Accordingly, the accompanying unaudited pro forma combined condensed financial information gives effect to the transaction in accordance with the purchase method of accounting. Pursuant to Rule 11-02 of Regulation S-X, the unaudited pro forma combined condensed financial information excludes the results of extraordinary items.

    The unaudited pro forma combined condensed financial information should be read in conjunction with:

        1. Tyco's audited September 30, 1998 supplemental consolidated financial statements, including the accounting policies and notes thereto, and Tyco's unaudited March 31, 1999 supplemental consolidated financial statements and notes thereto, both of which are included in Tyco's Current Report on Form 8-K filed on June 3, 1999,

        2. Raychem's audited consolidated financial statements, including the accounting policies and notes thereto, included in its annual report on Form 10-K for the fiscal year ended June 30, 1998, and

        3. Raychem's unaudited consolidated financial statements and notes thereto included in its quarterly reports on Form 10-Q for the quarterly periods ended September 30, 1998, December 31, 1998 and March 31, 1999.

    The following unaudited pro forma combined condensed financial information sets forth the results of operations for the fiscal year ended September 30, 1998 and the six months ended March 31, 1999, as if the merger had occurred at the beginning of fiscal 1998 and the financial position as of March 31, 1999 as if the merger had occurred as of that date. Raychem has a June 30 fiscal year end, which differs from Tyco's September 30 fiscal year end. The unaudited pro forma combined condensed statements of continuing operations for the fiscal year ended September 30, 1998 and the six months ended March 31, 1999 include the historical results of operations for Raychem for the fiscal year ended June 30, 1998 and the six months ended December 31, 1998, respectively. The unaudited pro forma combined balance sheet includes the financial position of Raychem at March 31, 1999.

    The unaudited pro forma combined condensed financial information has been prepared in accordance with generally accepted accounting principles in the United States. These principles require management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The unaudited pro forma combined condensed results of operations are not necessarily indicative of future operating results.

               UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
                            OF CONTINUING OPERATIONS

                   FOR THE SIX MONTHS ENDED MARCH 31, 1999(1)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                        PRO FORMA    PRO FORMA
                                                                TYCO       RAYCHEM     ADJUSTMENTS    COMBINED
                                                             ----------  -----------  -------------  ----------
Net sales..................................................  $ 10,452.3   $   898.1     $      --    $ 11,350.4
Cost of sales..............................................    (6,789.5)     (481.3)        (48.9)(3)   (7,319.7)
Research and development...................................          --       (48.9)         48.9(3)         --
Selling, general and administrative expenses...............    (2,205.9)     (246.4)        (27.1)(8)   (2,479.4)
Merger, restructuring and other non-recurring charges(6)...      (841.0)         --            --        (841.0)
Charges for the impairment of long-lived assets(6).........      (143.6)         --            --        (143.6)
                                                             ----------  -----------       ------    ----------
Operating income...........................................       472.3       121.5         (27.1)        566.7
Interest income............................................        27.2          --           4.2(3)       31.4
Interest expense...........................................      (265.7)      (12.0)         (4.2)(3)     (318.7)
                                                                                            (36.8)(9)
Other expenses, net........................................          --        (2.0)           --          (2.0)
                                                             ----------  -----------       ------    ----------
Income from continuing operations before income taxes......       233.8       107.5         (63.9)        277.4
Income taxes...............................................      (179.5)      (37.6)         12.9 (10     (204.2)
                                                             ----------  -----------       ------    ----------
Income from continuing operations..........................  $     54.3   $    69.9     $   (51.0)   $     73.2
                                                             ----------  -----------       ------    ----------
                                                             ----------  -----------       ------    ----------
Income from continuing operations per common share (2):
  Basic....................................................  $     0.07   $    0.88                  $     0.09
                                                             ----------  -----------                 ----------
                                                             ----------  -----------                 ----------
  Diluted(4)...............................................  $     0.07   $    0.87                  $     0.09
                                                             ----------  -----------                 ----------
                                                             ----------  -----------                 ----------
Weighted average number of common shares(2):
  Basic....................................................       813.3        79.7                       829.4
                                                             ----------  -----------                 ----------
                                                             ----------  -----------                 ----------
  Diluted(4)...............................................       830.8        80.7                       846.9
                                                             ----------  -----------                 ----------
                                                             ----------  -----------                 ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

               UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
                            OF CONTINUING OPERATIONS

                    FOR THE YEAR ENDED SEPTEMBER 30, 1998(1)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                    PRO FORMA    PRO FORMA
                                                             TYCO       RAYCHEM    ADJUSTMENTS   COMBINED
                                                          -----------  ----------  -----------  -----------
Net sales...............................................  $  19,061.7  $  1,798.5   $      --   $  20,860.2
Cost of sales...........................................    (12,694.8)     (930.3)     (108.2)(3)   (13,733.3)
Research and development................................           --      (108.2)      108.2(3)          --
Selling, general and administrative expenses............     (4,161.9)     (470.2)      (54.2)(8)    (4,686.3)
Merger, restructuring and other non-recurring
  charges(7)............................................       (256.9)      (39.6)         --        (296.5)
                                                          -----------  ----------  -----------  -----------
Operating income........................................      1,948.1       250.2       (54.2)      2,144.1
Interest income.........................................         62.6          --         4.2(3)        66.8
Interest expense........................................       (307.9)      (12.5)       (4.2)(3)      (398.3)
                                                                                        (73.7)(9)
Other expenses, net.....................................           --        (5.1)         --          (5.1)
                                                          -----------  ----------  -----------  -----------
Income from continuing operations before income taxes...      1,702.8       232.6      (127.9)      1,807.5
Income taxes............................................       (534.2)      (53.5)       25.8 (10      (561.9)
                                                          -----------  ----------  -----------  -----------
Income from continuing operations.......................  $   1,168.6  $    179.1   $  (102.1)  $   1,245.6
                                                          -----------  ----------  -----------  -----------
                                                          -----------  ----------  -----------  -----------
Income from continuing operations per common share(2):
  Basic.................................................  $      1.48  $     2.12               $      1.54
                                                          -----------  ----------               -----------
                                                          -----------  ----------               -----------
  Diluted(4)............................................  $      1.45  $     2.07               $      1.51
                                                          -----------  ----------               -----------
                                                          -----------  ----------               -----------
Weighted average number of common shares(2):
  Basic.................................................        791.7        84.6                     807.8
                                                          -----------  ----------               -----------
                                                          -----------  ----------               -----------
  Diluted(4)............................................        812.4        86.5                     828.5
                                                          -----------  ----------               -----------
                                                          -----------  ----------               -----------

   See accompanying notes to unaudited pro forma combined condensed financial information

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                              AT MARCH 31, 1999(1)
                                 (IN MILLIONS)

                                                                                   PRO FORMA    PRO FORMA
                                                             TYCO      RAYCHEM    ADJUSTMENTS    COMBINED
                                                          ----------  ---------  -------------  ----------
                                                  ASSETS
Current assets:
Cash and cash equivalents...............................  $  1,454.4  $   211.0  $          --  $  1,665.4
Accounts receivable, net................................     3,880.0      369.8             --     4,249.8
Contracts in process....................................       588.7         --             --       588.7
Inventories.............................................     2,864.9      256.9             --     3,121.8
Deferred income taxes...................................       775.3         --           40.1(3)      815.4
Prepaid expenses and other current assets...............       544.2      149.3          (40.1 (3)      653.4
                                                          ----------  ---------  -------------  ----------
    Total current assets................................    10,107.5      987.0             --    11,094.5
                                                          ----------  ---------  -------------  ----------
Property, plant and equipment, net......................     6,428.7      498.6             --     6,927.3
Goodwill and other intangibles, net.....................     8,605.8         --           56.3(3)   10,829.9
                                                                                       2,167.8 (11
Long-term investments...................................       215.7         --           24.7(3)      240.4
Deferred income taxes...................................       545.8      186.1             --       731.9
Other assets............................................       778.0      129.5          (81.0 (3)      826.5
                                                          ----------  ---------  -------------  ----------
    Total assets........................................  $ 26,681.5  $ 1,801.2  $     2,167.8  $ 30,650.5
                                                          ----------  ---------  -------------  ----------
                                                          ----------  ---------  -------------  ----------

                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Loans payable and current portion of long-term debt.....  $    690.7  $    59.4  $          --  $    750.1
Accounts payable........................................     1,906.2       83.7             --     1,989.9
Accrued expenses and other current liabilities..........     3,236.9      160.4           (1.1 (3)    3,446.2
                                                                                          50.0 (12
Contracts in process-billings in excess of cost.........       567.3         --             --       567.3
Deferred revenue........................................       277.6         --             .3(3)      277.9
Income taxes payable....................................       863.6       68.1             --       931.7
Deferred income taxes...................................        36.7         --             .8(3)       37.5
                                                          ----------  ---------  -------------  ----------
    Total current liabilities...........................     7,579.0      371.6           50.0     8,000.6
                                                          ----------  ---------  -------------  ----------
Long-term debt..........................................     8,037.2      547.9        1,435.3 (13   10,020.4
Other long-term liabilities.............................     1,098.4      106.6             --     1,205.0
Deferred income taxes...................................       137.9       24.0             --       161.9
                                                          ----------  ---------  -------------  ----------
    Total liabilities...................................    16,852.5    1,050.1        1,485.3    19,387.9
                                                          ----------  ---------  -------------  ----------
Retained earnings.......................................     2,978.0      734.8         (734.8  15)    2,978.0
Other shareholders' equity..............................     6,851.0       16.3        1,435.3 (14    8,284.6
                                                                                         (16.3  15)
                                                                                          (1.7  16)
                                                          ----------  ---------  -------------  ----------
    Total shareholders' equity..........................     9,829.0      751.1          682.5    11,262.6
                                                          ----------  ---------  -------------  ----------
    Total liabilities and shareholders' equity..........  $ 26,681.5  $ 1,801.2  $     2,167.8  $ 30,650.5
                                                          ----------  ---------  -------------  ----------
                                                          ----------  ---------  -------------  ----------

   See accompanying notes to unaudited pro forma combined condensed financial information.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

(1) Raychem has a June 30 fiscal year end, which differs from Tyco's September 30 fiscal year end. The pro forma results of operations for the fiscal year ended September 30, 1998 and the six months ended March 31, 1999 include the historical results of Raychem for the fiscal year ended June 30, 1998 and the six months ended December 31, 1998, respectively. The pro forma balance sheet includes the financial position of Raychem at March 31, 1999.

(2) The pro forma combined per share amounts are based on the pro forma combined weighted average number of common shares which equals Tyco's weighted average number of common shares outstanding for the period plus the total number of Tyco common shares that will be delivered to Raychem stockholders in the merger. The number of shares to be delivered in the merger is fixed at 0.2070 multiplied by the number of Raychem common shares outstanding at the time of the merger. For purposes of the pro forma combined condensed financial information, 77,585,116 Raychem common shares outstanding as of May 18, 1999 was assumed.

(3) Certain reclassifications, none of which affects income from continuing operations, have been made to the Raychem statements of operations in the pro forma combined condensed statements of continuing operations to classify research and development expenses and interest income on a consistent basis. The pro forma adjustments to the balance sheet were required to classify on a consistent basis goodwill and other intangibles, long-term investments, deferred income taxes and deferred revenue.

(4) Diluted income per common share from continuing operations for Tyco, after adding Liquid Yield Option Notes ("LYONs") discount amortization, was based on adjusted income from continuing operations available to common shareholders of $56.7 million for the six months ended March 31, 1999 and $1,175.8 million for the year ended September 30, 1998.

(5) There were no material transactions between Tyco and Raychem during any of the periods presented.

(6) During the six months ended March 31, 1999, Tyco recorded $841.0 million of merger, restructuring and other non-recurring charges, consisting of $434.9 million primarily related to the merger with US Surgical and $406.1 million related to AMP's operations. In addition, Tyco recorded $143.6 million for the impairment of long-lived assets, consisting of $76.0 million primarily related to the merger with US Surgical and $67.6 million related to AMP's operations.

(7) During the fiscal year ended September 30, 1998, Tyco recorded charges of $80.5 million primarily related to costs to exit certain businesses in US Surgical's operations and restructuring charges of $12.0 million related to the operations of US Surgical. In addition, Tyco recorded restructuring charges of $185.8 million in connection with AMP's profit improvement plan and a credit of $21.4 million to restructuring charges related to the execution of AMP's 1996 restructuring plans. During the fiscal year ended June 30, 1998, Raychem recorded restructuring charges of $27.6 million associated with moving certain manufacturing facilities to lower-cost locations. In addition, Raychem recorded a non-recurring charge of $12.0 million reflecting the write-off of assets related to a minority investment.

(8) The allocation of the purchase price to the fair value of assets and liabilities of Raychem has not yet been determined. Therefore, for purposes of the pro forma combined condensed financial information, the excess of the purchase price over the book value of net assets acquired of Raychem is being recorded as goodwill, which is amortized over a period of 40 years to selling, general and administrative expenses.

(9) Increase in interest expense due to the borrowing of long-term debt used to make the cash payment of approximately $1.44 billion to acquire Raychem, calculated using Tyco's average borrowing rate of 5.13%.

(10) Income tax benefit associated with the interest expense adjustment in (9) above, calculated at the statutory income tax rate of 35%.

(11) Excess of the purchase price over the net assets acquired of Raychem. See
    (8) above for further discussion.

(12) Increase in accrued expenses for direct transaction costs incurred related to the merger.

(13) Increased borrowings used to make the cash payment to acquire Raychem.

(14) Increase in shareholders' equity for shares to be issued in the merger based on 77,585,116 Raychem common shares outstanding on May 18, 1999 multiplied by 0.2070 multiplied by $89.375, the closing price of Tyco common shares on May 18, 1999.

(15) Elimination of Raychem's equity accounts.

(16) Decrease in equity for deferred compensation related to restricted Tyco common shares issued to replace unvested restricted stock of Raychem.

(17) Accrued purchase liabilities, inventory valuation adjustments and property, plant and equipment write-downs are expected to be recorded in connection with the merger with Raychem, but such amounts are not determinable at this time.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                      OF RAYCHEM AND SHAREHOLDERS OF TYCO

    Raychem is a Delaware corporation, and the rights of Raychem's stockholders are governed by Raychem's Certificate of Incorporation and Bylaws and by Delaware law. Upon the consummation of the merger, stockholders of Raychem, to the extent that they receive Tyco common shares, will become shareholders of Tyco, and their rights will be governed by Tyco's Memorandum of Association and Bye-laws and by Bermuda law.

    The following is a summary comparison of the material differences between the rights of a Raychem stockholder and a Tyco shareholder arising from the differences between the corporate laws of Delaware and of Bermuda and the governing instruments of the two companies. The summary is not a complete description of those laws or governing instruments.

    Copies of Tyco's Memorandum of Association and Bye-laws and Raychem's Certificate of Incorporation and Bylaws have been filed with the SEC and will be sent to holders of Raychem common stock upon request. See "Where to Find More Information" on page i.

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------

                        SPECIAL MEETINGS OF SHAREHOLDERS
- Raychem stockholders may not call a     - Tyco shareholders holding at least
  special meeting of stockholders.        10% of the paid-up capital of Tyco may
                                            require Tyco to call a special
                                            meeting.

                                     QUORUM
- The presence of the holders of a        - The presence of any two Tyco
  majority of the stock entitled to       shareholders at a shareholders meeting
  vote at a stockholders meeting            will generally constitute a quorum.
  constitutes a quorum for all
  purposes.

                                 VOTING RIGHTS
- Raychem stockholders are entitled to    - Any proposal at a general meeting
  one vote for each share of common       may be decided by a show of hands of
  stock held by the stockholder.            the shareholders present in person
                                            or by proxy, unless a poll is
                                            demanded. Where a poll has been
                                            demanded, shareholders are entitled
                                            to one vote for each common share
                                            held by the shareholder.
                                          - The Tyco Bye-laws provide that a
                                          Tyco shareholder will lose voting
                                            rights:
                                          (1) for the period the shareholder
                                          fails to comply with a notice from
                                              Tyco requesting specified
                                              information regarding such
                                              person's interest in Tyco shares,
                                              plus an additional ninety days;
                                          (2) if such shareholder fails after
                                          notice by Tyco to make a takeover
                                              offer in accordance with the City
                                              Code on Takeovers and Mergers of
                                              the United Kingdom as applied by
                                              or in accordance with the Tyco
                                              Bye-laws;

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
                                          (3) upon notice by the directors, for
                                          a period of 180 days if such
                                              shareholder acquires three percent
                                              or more of the issued share
                                              capital of any class of Tyco
                                              shares and fails to notify Tyco of
                                              such acquisition within two days;
                                              or
                                          (4) upon notice by the directors, for
                                          a period of 180 days if such
                                              shareholder holds three percent or
                                              more of the issued share capital
                                              of any class of Tyco shares and
                                              fails to notify Tyco of a change
                                              in the shareholder's interests
                                              amounting to one percent or more
                                              of the share capital of any class.

                     SHAREHOLDER NOMINATIONS AND PROPOSALS
- Any Raychem stockholder may nominate    - Any Tyco shareholder may nominate a
  a director for election or submit a     director for election. Under Bermuda
  stockholder proposal.                     law, only Tyco shareholders holding
                                            not less than 1/20th of the total
                                            voting rights or 100 or more in
                                            number may require a proposal to be
                                            submitted to an annual general
                                            meeting.

                               DERIVATIVE ACTIONS
- Raychem stockholders do not have a      - Tyco shareholders may not generally
  direct and individual right to          initiate an action for a wrongdoing to
  enforce rights which could be             the company. In certain limited
  asserted by Raychem, but may do so        circumstances, however, Tyco
  only derivatively on behalf of            shareholders may proceed in a
  Raychem.                                  derivative action.
- Under Delaware law, the complaint       - The Bermuda courts would ordinarily
must                                      follow English precedent, which
  (1) state that the plaintiff was a            permits a shareholder to
      stockholder at the time of the            commence a derivative action
      transaction of which the                  only if:
      plaintiff complains or that the     (1) the act complained of is alleged
      plaintiff's shares thereafter       to be beyond the corporate power of
    devolved on the plaintiff by              the company or illegal;
    operation of law, and                 (2) the act complained of is alleged
  (2) (a) allege with particularity       to constitute a fraud against the
          the efforts made by the             minority shareholders by the
    plaintiff to obtain the action the        majority shareholders who have
    plaintiff desires from the                     used their controlling
    directors, or                                  position to prevent the
     (b) state the reasons for the                 company from taking action
         plaintiff's failure to obtain             against the wrongdoers;
         the action or for not making     (3) an act requires approval by a
         the effort.                      greater percentage of the company's
 Additionally, the plaintiff must          shareholders than actually approved
 remain a stockholder through the          it; or
 duration of the derivative suit.         (4) there is an absolute necessity to
                                          waive the general rule that a
                                              shareholder may not bring a
                                              derivative action so that the
                                              company's memorandum of
                                              association or bye-laws are not
                                              violated.

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
                                          - Under Bermuda law, a shareholder who
                                            complains that the affairs of a
                                            company are being or have been
                                            conducted in a manner oppressive or
                                            prejudicial to some of the
                                            shareholders may petition the court
                                            for relief, and the court has a wide
                                            discretion to grant relief if it is
                                            satisfied that the complaint is
                                            justified and that:
                                          (1) to wind up the company would
                                          unfairly prejudice those shareholders,
                                              but
                                          (2) the facts otherwise justify a
                                          winding up order on just and equitable
                                              grounds.
                                          Traditionally, such relief has been
                                          granted in relatively limited
                                           circumstances.

                               BOARD OF DIRECTORS
- Raychem's Bylaws provide that the       - The Tyco Bye-laws provide that the
  Board of Directors must have not        number of directors will be determined
  less than eight or more than 12           by the shareholders at a general
  directors, as the Board will              meeting, provided that there are at
  designate from time to time.              least two directors. The Tyco
                                            Bye-laws require a director to be a
                                            shareholder.

                              REMOVAL OF DIRECTORS
- A director of Raychem may be removed    - A director of Tyco may be removed
  with or without cause by the Raychem    with or without cause by the
  stockholders.                             shareholders or by written
                                            resolution signed by all the other
                                            directors.

                  AMENDMENTS TO CHARTER DOCUMENTS AND BY-LAWS
- Under Delaware law, an amendment to     - Bermuda law provides that a company
  the certificate of incorporation        may alter its memorandum of
  requires:                                 association by resolution passed at
  (1) the recommendation of the Board           a general meeting of
      of Directors;                             shareholders of which due notice
  (2) the affirmative vote of a                 has been given and, where
      majority of the outstanding               required, with the consent of
      stock entitled to vote thereon;           the Minister of Finance.
      and                                 - Holders of at least 20% of any class
  (3) the affirmative vote of a           of the company's share capital may
      majority of the outstanding               apply to the Bermuda Supreme
      stock of each class entitled to           Court to annul any alteration.
      vote thereon as a class.                  Upon such application, the
                                                alteration will not have effect
                                                until it is confirmed by the
                                                Court.
                                          - The Tyco Bye-laws provide that, if
                                          Tyco has two or more classes of
                                            shares, the rights attached to any
                                            class of shares, unless otherwise
                                            provided by the terms of such class,
                                            may be varied either by the consent
                                            in writing of the holders of

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
                                            three-fourths of the shares of the
                                            class, or by a resolution passed at
                                            a separate meeting of the holders of
                                            such class of shares by holders of
                                            three-fourths of the shares of such
                                            class voting at such separate
                                            meeting. Certain procedural rules of
                                            such a separate meeting differ from
                                            the rules of a Tyco general meeting.
                                          - Pursuant to Bermuda law, holders of
                                          at least 10% of a class of shares in a
                                            company in which the share capital
                                            is divided into different classes
                                            may apply to the Bermuda Supreme
                                            Court to annul any variation in the
                                            rights attached to the class of
                                            shares. Upon such application, the
                                            variation will not have effect until
                                            it is confirmed by the Court.
- The Raychem Bylaws provide that the     - The Tyco Bye-laws may only be
  Bylaws may be amended or repealed,      amended by the Tyco Board and such
  and new Bylaws may be adopted, by         amendment will become effective only
  the Board of Directors at any             after confirmation by the Tyco
  meeting or by the stockholders at         shareholders.
  any meeting.

                                SHARE PURCHASES
- Generally, Raychem may repurchase       - Generally, Tyco may repurchase its
  its stock, provided that if             shares for cancellation.
  Raychem's series A preferred stock      - A subsidiary of Tyco may also
  or Series RP preferred stock            purchase Tyco shares. Tyco shares
  dividends are in arrears, Raychem         owned by a subsidiary of Tyco may be
  may not:                                      voted on all matters on which
  (1) redeem, purchase or otherwise             shareholders are entitled to
      acquire for consideration shares          vote and counted for quorum
      of any stock ranking junior to            purposes.
      the series A preferred stock or
      the series RP preferred stock;
  (2)redeem, purchase or otherwise
     acquire for consideration shares
     of any stock ranking on parity
     with the series A preferred
     stock, or the series RP preferred
     stock unless it is acquired in
     exchange for stock of Raychem
     ranking junior to the series A
     preferred stock or the series RP
     preferred stock; or
  (3) purchase or otherwise acquire
      for consideration any shares of
      series A preferred stock, or
      series RP preferred stock or any
      shares of stock ranking on a
      parity with the series A
      preferred stock or the series RP
      preferred stock, except in
      accordance with a purchase offer
      made in writing or by
      publication to all holders of
      such shares upon such terms as
      the board of directors
      determines will result in fair
      and equitable treatment among
      the respective series or
      classes.

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
- The Raychem Certificate of
  Incorporation prohibits any of its
  subsidiaries from purchasing or
  otherwise acquiring for
  consideration any shares of stock of
  Raychem unless Raychem could acquire
  such shares itself. Raychem stock
  which is owned, directly or
  indirectly, by Raychem may not be
  voted or counted for quorum
  purposes.

                 SALE, LEASE OR EXCHANGE OF ASSETS AND MERGERS
- Generally, under Delaware law, the      - Under Bermuda law, a company's
  merger, consolidation, sale, lease      shareholders are not generally
  or exchange of all or substantially       required to approve a sale, lease or
  all of Raychem's assets requires:         exchange of all or substantially all
  (1) approval of the Board of              of a company's property and assets
Directors, and                            or the acquisition of another company
  (2) the affirmative vote of the               or its assets in a merger or
      holders of a majority of the              similar transaction. However,
      outstanding stock entitled to             Bermuda law requires
      vote thereon.                             shareholders to approve certain
                                                forms of mergers and
                                                reconstructions.
                                          - A compromise or arrangement in
                                          connection with a scheme for the
                                            reconstruction of the company on
                                            terms which include the transfer of
                                            all or part of the undertaking or
                                            the property of the company to
                                            another company requires the
                                            approval of a majority in number
                                            representing three-fourths in value
                                            of the shareholders or class of
                                            shareholders, as the case may be,
                                            present and voting either in person
                                            or by proxy at the meeting, and the
                                            sanction of the Bermuda Supreme
                                            Court.
                                          - Pursuant to Bermuda law, the
                                          amalgamation of Tyco and one or more
                                            companies requires the vote of
                                            three-fourths of the shareholders
                                            present and voting in person or by
                                            proxy at a meeting called for the
                                            purpose. For purposes of approval of
                                            an amalgamation, all shares, whether
                                            or not otherwise entitled to vote,
                                            carry the right to vote. A separate
                                            vote of a class of shares is
                                            required if the rights of such class
                                            would be altered by virtue of the
                                            amalgamation.

        SHARE ACQUISITIONS, BUSINESS COMBINATIONS AND RELATED PROVISIONS
- Section 203 of the Delaware General     - The Tyco Bye-laws permit the Tyco
  Corporation Law prohibits "business     Board to make applicable to Tyco
  combinations," including mergers,         certain rules of the City Code on
  sales and leases of assets,               Takeovers and Mergers issued by the
  issuances of securities and similar       Panel on Takeovers and Mergers in
  transactions by a corporation or a        the United Kingdom.
  subsidiary with an "interested          - The City Code on Takeovers and
  stockholder" who beneficially owns      Mergers requires any person or group
  15% or more of a corporation's            acting in concert which acquires
  voting stock, within three years          shares, which together with
  after the person or entity becomes
  an interested

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
  stockholder, unless:                      shares previously owned by it, have
  (1) the transaction that will cause       30% or more of the voting power of a
      the person to become an               company, to make an offer to
      interested stockholder is                 purchase all equity shares of
      approved by the board of                  the company and any of the
      directors of the target                   company's voting non-equity
      corporation prior to the                  capital shares of the type held
      transaction;                              by such person or group. The
  (2) after completion of the                   offer price must not be less
      transaction in which the person           than the highest price paid in
      becomes an interested                     the preceding 12 months for
      stockholder, the interested               shares of the same class by such
      stockholder holds at least 85%            person or anyone in such group
      of the voting stock of the                and must be made in cash or
      corporation, not including (a)            include a cash alternative.
      shares held by persons who are      - If a person or group owns 30% or
      directors and also officers and     more of the Tyco shares, and the Tyco
      (b) shares held by specified          Board determines that an offer under
  employee benefit plans; or                    the City Code is not expedient
  (3) after the person becomes an               or the person or group is
      interested stockholder, the               required to make such an offer
      business combination is approved          but fails to do so, the Tyco
      by the board of directors and             Board may by notice require such
      holders of at least 66 2/3% of            a person or group to make an
      the outstanding voting stock,             offer which:
      excluding shares held by the        (1) includes all shares of every class
      interested stockholder.             of share capital of Tyco, and the Tyco
                                              Board may also require that the
                                              offer include all securities of
                                              Tyco convertible into Tyco shares;
                                          (2) is in cash or includes a cash
                                          alternative;
                                          (3) is made within 30 days of the Tyco
                                          Board's notice;
                                          (4) remains open for at least 14 days
                                          after the offer becomes unconditional;
                                          (5) requires payment to be made within
                                          21 days after the offer becomes
                                              unconditional; and
                                          (6) is at a price not less than the
                                          highest price paid in the preceding 12
                                              months for shares of the same
                                              class by the person or any member
                                              of the group, or if the price is
                                              unavailable or inappropriate, then
                                              at a price fixed by the Tyco
                                              Board. The purchase price for
                                              convertible securities must be on
                                              terms the Tyco Board considers
                                              fair and reasonable.
                                          - The Rules Governing Substantial
                                          Acquisitions of Shares issued by the
                                            Takeover Panel provide, subject to
                                            certain exceptions, that a person or
                                            group acting in concert may not
                                            acquire in a period of seven days
                                            shares representing 10% or more of
                                            the voting shares of a company if
                                            those shares, when aggregated with
                                            shares of the company already held
                                            by the person or group, would carry
                                            more than 15%, but less than 30%, of
                                            the total voting rights of the
                                            company. The Tyco Board may require
                                            compliance with these rules and may
                                            require any person or group to
                                            dispose of any Tyco shares acquired
                                            in violation of these rules.

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
                                          - Under the Tyco Bye-laws, any person
                                          who acquires an interest in three
                                            percent or more of the issued share
                                            capital of any class of Tyco is
                                            required to notify Tyco of that
                                            interest and of any change in that
                                            person's interest amounting to one
                                            percent or more of the issued
                                            capital of any class. Any such
                                            notification must be made within two
                                            business days after the relevant
                                            event. In determining the percentage
                                            interest of any person for these and
                                            similar purposes, interests of
                                            persons acting in concert may be
                                            aggregated.

                      REQUIRED PURCHASE AND SALE OF SHARES
- No similar provision.                   - Pursuant to Bermuda law, where the
                                          transfer of shares or any class of
                                            shares in a company to another
                                            company, has, within four months
                                            after the making of the offer in
                                            this regard by the transferee
                                            company, been approved by the
                                            holders of not less than 90% in
                                            value of the shares or class of
                                            shares for which the offer was made,
                                            within two months after the
                                            expiration of the four month period,
                                            the transferee company may give
                                            notice to any dissenting shareholder
                                            that it desires to acquire his or
                                            her shares. Such transferee company
                                            will then be entitled and bound to
                                            acquire such shares on the terms on
                                            which shareholders that approved
                                            such scheme or contract transferred
                                            their shares, unless the Bermuda
                                            Supreme Court orders otherwise upon
                                            application by the dissenting
                                            shareholder.
                                          - Within one month of the transfer of
                                          90% in value of the transferor
                                            company's shares or class of shares
                                            to the transferee company, or to its
                                            nominee, the transferee company is
                                            required to notify the holders of
                                            the remaining shares of such
                                            transfer. Within three months of the
                                            giving of notice, any such remaining
                                            holder of shares may require the
                                            transferee company to acquire his or
                                            her shares on the same terms as
                                            provided for in the scheme or
                                            contract, or upon such terms as may
                                            be agreed, or upon such terms as the
                                            Bermuda Supreme Court may determine
                                            upon application of the transferee
                                            company or the shareholder.
                                          - Under Bermuda law, a holder or
                                          holders of not less than 95% of the
                                            shares or any class of shares in a
                                            Bermuda company may give notice to
                                            the remaining shareholders or class
                                            of shareholders of the intention to
                                            acquire their shares, on the terms
                                            set out in the notice.

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
                                            Bermuda law provides that when such
                                            notice is given the acquiring holder
                                            or holders shall be entitled and
                                            bound to acquire the shares of the
                                            remaining shareholders on the terms
                                            set out in the notice, unless the
                                            remaining shareholders exercise
                                            statutory appraisal rights.

                               DISSENTER'S RIGHTS
- Generally, Delaware law provides        - Under Bermuda law, a properly
  stockholders of a corporation           dissenting shareholder who did not
  involved in a merger the right to         vote in favor of an amalgamation and
  demand and receive payment of the         who is not satisfied that he or she
  fair value of their stock in certain      has been offered fair value for his
  mergers.                                  or her shares may apply to the court
- However, appraisal rights are not         to appraise the fair value of his or
  available to holders of shares:           her shares. If the court appraised
  (1) listed on a national securities       value is greater than the value
exchange;                                 received or to be received in the
  (2) designated as a national market     amalgamation, the company must pay the
      system security on an                     court appraised value to the
      interdealer quotation system              dissenting shareholder within
      operated by the National                  one month of the appraisal.
      Association of Securities           - Bermuda law additionally provides a
      Dealers, Inc.; or                   right of appraisal in respect of the
  (3) held of record by more than           situations discussed under "Required
      2,000 stockholders.                   Purchase and Sale of Shares" above.
- Notwithstanding the foregoing,
  stockholders do have appraisal
  rights, if they are required to
  accept in the merger anything other
  than any combination of:
  (1) shares of stock or depositary
      receipts of the surviving
      corporation in the merger;
  (2) shares of stock or depositary
      receipts of another corporation
      that, at the effective date of
      the merger, will be either:
    (a) listed on a national
securities exchange;
    (b) designated as a national
        market system security on an
        interdealer quotation system
        operated by the National
        Association of Securities
        Dealers, Inc.; or
    (c) held of record by more than
        2,000 holders; and
  (3) cash in lieu of fractional
      shares of the stock or
      depositary receipts received.
- In addition, appraisal rights are
  not available to the stockholders of
  the surviving corporation in the
  merger if the merger does not
  require the approval of the
  stockholders of that corporation.

                            SHAREHOLDER RIGHTS PLAN
- On December 11, 1998, Raychem           - Prior to the merger of Former Tyco
  adopted a Shareholder Rights            and ADT on July 2, 1997, ADT (now
  Agreement. Each right entitles its        Tyco) adopted a Shareholder Rights
  holder, among other things,               Plan which was amended in March and
  (1) to purchase Raychem common stock          July of 1997. The basic terms of
      from Raychem at a 50% discount            the Tyco plan are similar to
      from the                                  those of the Raychem

       DELAWARE LAW AND CURRENT                  BERMUDA LAW AND CURRENT
    GOVERNING DOCUMENTS OF RAYCHEM             GOVERNING DOCUMENTS OF TYCO
--------------------------------------    --------------------------------------
     market price of Raychem common         plan.
      stock, if a person becomes an       - The Tyco Board may redeem the rights
      Acquiring Person; and               prior to their becoming exercisable;
  (2) to purchase, at a 50% discount            provided, however, that the Tyco
      from the market price, common             Board may not redeem the rights
      stock of a company that acquires          if a majority of the directors
      Raychem or more than 50% of its           on the board have been changed
      assets, if a person has                   as a result of a proxy or
      previously become an Acquiring            consent solicitation or other
      Person.                                   shareholder initiative by a
An Acquiring Person is defined                  person who has stated, or Tyco
generally as a person who, together             determines in good faith, that
with certain related persons,                   such person intends to take such
beneficially owns 15% or more of the            actions which would result in
outstanding Raychem common stock.               such person becoming an
Rights held by an Acquiring Person and          Acquiring Person, unless such
certain related persons become void.            redemption has been authorized
- The Raychem Board may redeem the              by a majority of the Continuing
  rights prior to their becoming                Directors, as defined.
  exercisable.
- On May 19, 1999, the Raychem Board
  amended the Raychem rights agreement
  so that it would be inapplicable to
  the merger, the merger agreement and
  the transactions contemplated
  thereby.

                                 OTHER MATTERS

    It is not expected that any matters other than those described in this document will be brought before the special meetings of Raychem stockholders. If any other matters are presented, however, the persons named in the proxy will vote the proxy in accordance with their discretion.

                                 LEGAL MATTERS

    The validity of the Tyco common shares to be issued to Raychem stockholders in connection with the merger will be passed upon by Appleby, Spurling & Kempe, Hamilton, Bermuda, special counsel to Tyco. Certain other legal matters in connection with the merger will be passed upon for Tyco by Kramer Levin Naftalis & Frankel LLP, New York, New York, and by Appleby, Spurling & Kempe. Michael Jones, Secretary of Tyco, is a member of Appleby, Spurling & Kempe. Joshua M. Berman, a director and vice president of Tyco, is counsel to Kramer Levin Naftalis & Frankel LLP and beneficially owns 72,090 Tyco common shares. Certain legal matters in connection with the merger will be passed upon for Raychem by Shearman & Sterling, San Francisco, California.

                                    EXPERTS

    The historical consolidated financial statements of Tyco as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996 included in Tyco's Current Report on Form 8-K filed on December 10, 1998 and incorporated by reference in this document give retroactive effect to the merger between Tyco and US Surgical and have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to certain subsidiaries its opinion is based upon the reports of other independent accountants, namely Arthur Andersen LLP (Houston) and Deloitte & Touche LLP. The historical consolidated financial statements referred to above have been incorporated herein in reliance upon said reports given upon the authority of such firms as experts in accounting and auditing.

    The combined financial statements of The Sherwood-Davis & Geck Group as of and for the year ended December 31, 1997 included in Tyco's Current Report on Form 8-K/A filed on May 13, 1998 and incorporated by reference in this document have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report included therein, and have been so incorporated in reliance upon the report of said firm given upon the authority of said firm as experts in accounting and auditing.

    The supplemental consolidated financial statements of Tyco as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996 included in Tyco's Current Report on Form 8-K filed on June 3, 1999 and incorporated by reference in this document give retroactive effect to the merger between Tyco and AMP and have been audited by PricewaterhouseCoopers, independent accountants, as set forth in their report included therein. In its report, that firm states that with respect to certain subsidiaries its opinion is based upon the reports of other independent accountants, namely Arthur Andersen LLP (Philadelphia), Deloitte & Touche LLP and Arthur Andersen LLP (Houston). The supplemental consolidated financial statements referred to above have been incorporated herein in reliance upon said reports given upon the authority of such firms as experts in accounting and auditing. Upon publication of Tyco's consolidated financial statements for a period which includes April 2, 1999, the date of the consummation of the AMP merger, the supplemental consolidated financial statements will become the historical financial statements of Tyco.

    The consolidated financial statements incorporated in this document by reference from the Raychem Annual Report on Form 10-K for the year ended June 30, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (San Jose), independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          FUTURE STOCKHOLDER PROPOSALS

    Due to the contemplated consummation of the merger, Raychem does not currently expect to hold a 1999 annual meeting of stockholders because Raychem will be an indirect wholly owned subsidiary of Tyco following the merger. In the event the merger is not consummated, proposals of Raychem stockholders to be included in the proxy statement to be mailed to all Raychem stockholders entitled to vote at the 1999 Annual Meeting of Raychem stockholders must have been received at Raychem's principal executive offices no later than May 21, 1999. In addition, under Raychem's Bylaws, business to be brought before the 1999 annual meeting must be submitted in writing to the Corporate Secretary of Raychem no later than August 8, 1999 and no earlier than July 9, 1999. These dates would change if the 1999 annual meeting were not held within specified time periods of the first anniversary of the 1998 annual meeting of Raychem stockholders.

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                  BY AND AMONG
                            TYCO INTERNATIONAL LTD.
                          TYCO INTERNATIONAL (PA) INC.
                                      AND
                              RAYCHEM CORPORATION

                            DATED AS OF MAY 19, 1999

                               TABLE OF CONTENTS

                                            ARTICLE I

THE MERGER............................................................................        A-1
    Section       The Merger..........................................................        A-1
1.01.
    Section       Effective Time......................................................        A-2
1.02.
    Section       Effect of the Merger................................................        A-2
1.03.
    Section       Articles of Incorporation; By-Laws..................................        A-2
1.04.
    Section       Directors and Officers..............................................        A-2
1.05.
    Section       Effect on Securities, etc...........................................        A-2
1.06.
    Section       Exchange of Shares..................................................        A-8
1.07.
    Section       Stock Transfer Books................................................        A-9
1.08.
    Section       No Further Ownership Rights in Company Common Stock.................        A-9
1.09.
    Section       Lost, Stolen or Destroyed Certificates..............................        A-9
1.10.
    Section       Tax Consequences....................................................        A-9
1.11.
    Section       Taking of Necessary Action; Further Action..........................       A-10
1.12.
    Section       Dissenting Shares...................................................       A-10
1.13.
    Section       Material Adverse Effect.............................................       A-10
1.14.

                                           ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................       A-11
    Section       Organization and Qualification; Subsidiaries........................       A-11
2.01.
    Section       Certificate of Incorporation and Bylaws.............................       A-11
2.02.
    Section       Capitalization......................................................       A-11
2.03.
    Section       Authority Relative to this Agreement................................       A-12
2.04.
    Section       Material Contracts; no Conflict; Required Filings and Consents......       A-12
2.05.
    Section       Compliance; Permits.................................................       A-14
2.06.
    Section       SEC Filings; Financial Statements...................................       A-14
2.07.
    Section       Absence of Certain Changes or Events................................       A-14
2.08.
    Section       No Undisclosed Liabilities..........................................       A-15
2.09.
    Section       Absence of Litigation...............................................       A-15
2.10.
    Section       Employee Benefit Plans; Employment Agreements.......................       A-15
2.11.
    Section       Labor Matters.......................................................       A-19
2.12.
    Section       Registration Statement; Proxy Statement/Prospectus..................       A-19
2.13.
    Section       Restrictions on Business Activities.................................       A-19
2.14.
    Section       Title to Property...................................................       A-19
2.15.
    Section       Taxes...............................................................       A-20
2.16.
    Section       Environmental Matters...............................................       A-20
2.17.
    Section       Brokers.............................................................       A-22
2.18.
    Section       Intellectual Property...............................................       A-22
2.19.
    Section       Interested Party Transactions.......................................       A-23
2.20.
    Section       Insurance...........................................................       A-23
2.21.
    Section       Product Liability and Recalls.......................................       A-23
2.22.
    Section       Opinion of Financial Advisor........................................       A-24
2.23.
    Section       Rights Agreement....................................................       A-24
2.24.
    Section       Supplemental Company Disclosure Schedule............................       A-24
2.25.

                                           ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................       A-24
    Section       Organization and Qualification; Subsidiaries........................       A-24
3.01.
    Section       Memorandum of Association and Bye-Laws..............................       A-24
3.02.
    Section       Capitalization......................................................       A-25
3.03.
    Section       Authority Relative to this Agreement................................       A-25
3.04.
    Section       Material Contracts; no Conflict; Required Filings and Consents......       A-25
3.05.
    Section       Compliance; Permits.................................................       A-26
3.06.
    Section       SEC Filings; Financial Statements...................................       A-27
3.07.
    Section       Absence of Certain Changes or Events................................       A-27
3.08.
    Section       No Undisclosed Liabilities..........................................       A-27
3.09.
    Section       Absence of Litigation...............................................       A-27
3.10.
    Section       Employee Benefit Plans; Employment Agreements.......................       A-28
3.11.
    Section       Labor Matters.......................................................       A-29
3.12.
    Section       Registration Statement; Proxy Statement/Prospectus..................       A-29
3.13.
    Section       Restrictions on Business Activities.................................       A-29
3.14.
    Section       Title to Property...................................................       A-30
3.15.
    Section       Taxes...............................................................       A-30
3.16.
    Section       Environmental Matters...............................................       A-30
3.17.
    Section       Brokers.............................................................       A-31
3.18.
    Section       Intellectual Property...............................................       A-31
3.19.
    Section       Interested Party Transactions.......................................       A-31
3.20.
    Section       Insurance...........................................................       A-32
3.21.
    Section       Product Liability and Recalls.......................................       A-32
3.22.
    Section       Ownership of Parent and Merger Sub..................................       A-32
3.23.
    Section       DGCL Section 203....................................................       A-32
3.24.
    Section       No Vote Required....................................................       A-32
3.25.

                                           ARTICLE IV

CONDUCT OF BUSINESS PENDING THE MERGER................................................       A-32
    Section       Conduct of Business by the Company Pending the Merger...............       A-32
4.01.
    Section       No Solicitation.....................................................       A-34
4.02.
    Section       Conduct of Business by Parent Pending the Merger....................       A-36
4.03.

                                            ARTICLE V

ADDITIONAL AGREEMENTS.................................................................       A-36
    Section       Proxy Statement/Prospectus; Registration Statement..................       A-36
5.01.
    Section       Company Stockholders Meeting........................................       A-37
5.02.
    Section       Access to Information; Confidentiality..............................       A-37
5.03.
    Section       Consents; Approvals.................................................       A-37
5.04.
    Section       Agreements with Respect to Affiliates...............................       A-37
5.05.
    Section       Indemnification and Insurance.......................................       A-38
5.06.
    Section       Notification of Certain Matters.....................................       A-39
5.07.
    Section       Further Action/Tax Treatment........................................       A-39
5.08.
    Section       Public Announcements................................................       A-39
5.09.
    Section       Parent Common Shares................................................       A-40
5.10.
    Section       Conveyance Taxes....................................................       A-40
5.11.
    Section       Option Plans and Benefits, etc......................................       A-40
5.12.
    Section       Rights Agreement....................................................       A-41
5.13.
    Section       Accountant's Letters................................................       A-41
5.14.
    Section       Compliance with State Property Transfer Laws........................       A-42
5.15.
    Section       Charities...........................................................       A-42
5.16.

                                           ARTICLE VI

CONDITIONS TO THE MERGER..............................................................       A-42
    Section       Conditions to Obligation of Each Party to Effect the Merger.........       A-42
6.01.
    Section       Additional Conditions to Obligations of Parent and Merger Sub.......       A-43
6.02.
    Section       Additional Conditions to Obligation of the Company..................       A-44
6.03.
    Section       Failure to Deliver Tax Opinions.....................................       A-44
6.04.

                                           ARTICLE VII

TERMINATION...........................................................................       A-45
    Section       Termination.........................................................       A-45
7.01.
    Section       Effect of Termination...............................................       A-46
7.02.
    Section       Fees and Expenses...................................................       A-46
7.03.

                                          ARTICLE VIII

GENERAL PROVISIONS....................................................................       A-48
    Section       Effectiveness of Representations, Warranties and Agreements.........       A-48
8.01.
    Section       Notices.............................................................       A-48
8.02.
    Section       Certain Definitions.................................................       A-49
8.03.
    Section       Amendment...........................................................       A-50
8.04.
    Section       Waiver..............................................................       A-50
8.05.
    Section       Headings............................................................       A-50
8.06.
    Section       Severability........................................................       A-50
8.07.
    Section       Entire Agreement....................................................       A-50
8.08.
    Section       Assignment..........................................................       A-50
8.09.
    Section       Parties in Interest.................................................       A-51
8.10.
    Section       Failure or Indulgence not Waiver; Remedies Cumulative...............       A-51
8.11.
    Section       Governing Law; Jurisdiction.........................................       A-51
8.12.
    Section       Counterparts........................................................       A-51
8.13.
    Section       Waiver of Jury Trial................................................       A-51
8.14.
    Section       Performance of Obligations..........................................       A-51
8.15.

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of May 19, 1999 (this "AGREEMENT"), among Tyco International Ltd. , a Bermuda company ("PARENT"), Tyco International (PA) Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Parent ("MERGER SUB"), and Raychem Corporation, a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of the Company with Merger Sub or such other entity as provided in Section 6.04 upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of the Company with Merger Sub or such other entity as provided in Section 6.04, in accordance with the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the Delaware General Corporation Law (the "DGCL"), or such other jurisdiction as appropriate in accordance with the provisions of Section 6.04, and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder, and that the transactions contemplated by this Agreement be undertaken pursuant to such plan except as otherwise provided in Section 6.04; and

    WHEREAS, pursuant to the Merger, each outstanding share (together with the preferred stock purchase right associated therewith, a "SHARE") of the Company's Common Stock, par value $1.00 (the "COMPANY COMMON STOCK"), other than shares owned directly or indirectly by the Parent, Merger Sub or the Company and other than Dissenting Shares (as defined in Section 1.13) will be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

    Section 1.01. THE MERGER. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement, the NGCL and the DGCL, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    Section 1.02. EFFECTIVE TIME. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by
(a) filing articles of merger as contemplated by the NGCL (the "ARTICLES OF MERGER") and (b) filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), each, together with any required related certificates, with the Secretaries of State of the States of Nevada and Delaware, as appropriate, in such forms as required by, and executed in accordance with, the relevant provisions of the NGCL and the DGCL, respectively. The Merger shall become effective at the time of the later to occur of such filings or at such later time as agreed to by each of the parties hereto in writing, which will be as soon as reasonably practicable, specified in the Articles of Merger and Certificate of Merger (the "EFFECTIVE TIME"). Prior to such filings, a closing shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VI.

    Section 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of the NGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 1.04. ARTICLES OF INCORPORATION; BY-LAWS. (a) ARTICLES OF INCORPORATION. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the NGCL and such Articles of Incorporation.

    (b) BYLAWS. Subject to the provisions of Section 5.06(a), the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the NGCL, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

    Section 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    Section 1.06.  EFFECT ON SECURITIES, ETC.  (a) CONVERSION OF SECURITIES.

    (i) DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified below:

        "AVERAGE SHARE PRICE" means the average of the Daily Share Prices for the three consecutive trading days beginning on (and including) the date of the Effective Time.

        "CASH DEFICIENCY RATIO," as used in Section 1.06(a)(vi) below, means a fraction (x) whose numerator is the difference between the Number of Cash Paid Shares and the number of Cash Electing Shares and (y) whose denominator is the number of Non-Electing Shares.

        "CASH ELECTING SHARES" means the shares of Company Common Stock as to which an election has been made to receive cash.

        "CASH PRORATION FACTOR," as used in 1.06(a)(iv) below, means (x) the Number of Cash Paid Shares divided by (y) the number of Cash Electing Shares.

        "CLOSING PER SHARE AMOUNT" means (x) $18.50 (the "CASH AMOUNT") plus (y) the Average Share Price multiplied by 0.2070 (such fraction, the "SHARE RATIO").

        "DAILY SHARE PRICE" for any trading day means the volume weighted average of the per share selling prices on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Shares (as reported in the NYSE Composite Transactions Tape) for that day.

        "NON-ELECTING SHARES" means the shares of Company Common Stock as to which no election has been made to receive either cash or Parent Common Shares.

        "NUMBER OF CASH PAID SHARES" means (x) (I) $18.50 multiplied by the number of shares of Company Common Stock outstanding at the Effective Time (but not including any non-vesting Restricted Shares, as defined in Section 1.06(c)(ii)) divided by (II) the Closing Per Share Amount less (y) the number of Dissenting Shares.

        "NUMBER OF SHARE EXCHANGE SHARES" means (x) the product of (I) the number of shares of Company Common Stock outstanding at the Effective Time (but not including any non-vesting Restricted Shares), (II) 0.2070 and (III) the Average Share Price divided by (y) the Closing Per Share Amount.

        "PARENT COMMON SHARE" means a common share, nominal value US$0.20 per share, of Parent.

        "STOCK ELECTING SHARES" means the shares of Company Common Stock as to which an election has been made to receive Parent Common Shares.

        "STOCK PRORATION FACTOR," as used in Section 1.06(a)(v) below, means (x) the Number of Share Exchange Shares divided by (y) the number of Stock Electing Shares.

        "STOCK DEFICIENCY RATIO," as used in Section 1.06(a)(vi) below, means a fraction (x) whose numerator equals the difference between the Number of Share Exchange Shares and the number of Stock Electing Shares and (y) whose denominator is the number of Non-Electing Shares.

    (ii) GENERAL. (A) At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, except as otherwise provided in this Section 1.06, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive from Merger Sub a fraction of a Parent Common Share, cash or a combination of a fraction of a Parent Common Share and cash as hereinafter provided.

    (B) The total amount of cash that Merger Sub will pay to Company stockholders in the Merger under this Section 1.06(a) is the product of $18.50 multiplied by the number of shares of Company Common Stock outstanding at the Effective Time, less an amount equal to the product of the number of Dissenting Shares multiplied by the Closing Per Share Amount. The total number of Parent Common Shares that Merger Sub will transfer to Company stockholders in the Merger under this Section 1.06(a) is 0.2070 multiplied by the number of shares of Company Common Stock outstanding at the Effective Time.

    (C) Shares of restricted stock that do not vest as a result of the consummation of the Merger are treated separately in Section 1.06(c) and are not treated as outstanding and are not included in determining the number of shares of Company Common Stock outstanding at the Effective Time for all purposes of this Section 1.06(a).

   (iii) ELECTIONS. Subject to Section 1.06(a)(iv), (v) and (vi) below, each holder of Company Common Stock shall be entitled, with respect to each share of Company Common Stock held by such holder, to elect to receive either:

        (1) cash equal to the Closing Per Share Amount; or

        (2) a fraction of a Parent Common Share equal to the Closing Per Share Amount divided by the Average Share Price.

    (iv) EXCESS OF CASH ELECTING SHARES. If the number of Cash Electing Shares exceeds the Number of Cash Paid Shares,

        (1) each Stock Electing Share shall be converted into a fraction of a Parent Common Share equal to the Closing Per Share Amount divided by the Average Share Price;

        (2) each Cash Electing Share shall be converted into the right to receive (I) cash equal to the Closing Per Share Amount multiplied by the Cash Proration Factor and (II) a fraction of a Parent Common Share equal to
    (x) the Closing Per Share Amount divided by the Average Share Price multiplied by (y) one minus the Cash Proration Factor; and

        (3) each Non-Electing Share shall be converted into the right to receive a fraction of a Parent Common Share equal to the Closing Per Share Amount divided by the Average Share Price.

    (v) EXCESS OF STOCK ELECTING SHARES. If the number of Stock Electing Shares exceeds the Number of Share Exchange Shares,

        (1) each Cash Electing Share shall be converted into the right to receive cash equal to the Closing Per Share Amount;

        (2) each Stock Electing Share shall be converted into the right to receive (I) a fraction of a Parent Common Share equal to (x) the Closing Per Share Amount divided by the Average Share Price multiplied by (y) the Stock Proration Factor and (II) cash equal to (x) the Closing Per Share Amount multiplied by (y) one minus the Stock Proration Factor; and

        (3) each Non-Electing Share shall be converted into the right to receive cash equal to the Closing Per Share Amount.

    (vi) NO EXCESS OF CASH ELECTING OR STOCK ELECTING SHARES. In the event that neither Section 1.06(a)(iv) nor 1.06(a)(v) above is applicable,

        (1) each Cash Electing Share shall be converted into the right to receive cash equal to the Closing Per Share Amount;

        (2) each Stock Electing Share shall be converted into the right to receive a fraction of a Parent Common Share equal to the Closing Per Share Amount divided by the Average Share Price; and

        (3) each Non-Electing Share shall be converted into the right to receive
    (I) cash in the amount of (x) the Closing Per Share Amount multiplied by (y) the Cash Deficiency Ratio and (II) a fraction of a Parent Common Share equal to (x) the Closing Per Share Amount divided by the Average Stock Price multiplied by (y) the Stock Deficiency Ratio.

   (vii) EXERCISE OF ELECTION. All elections in accordance with this Section 1.06(a) shall be made on a form designed for that purpose and mutually acceptable to the Company and Merger Sub (which shall specify that risk of loss of accompanying Certificates shall pass only upon delivery thereof to the Exchange Agent and that title thereto shall pass following such delivery if and when the Effective Time shall occur) (a "FORM OF ELECTION") and mailed to holders of record of Company Common Stock as of the record date for the Company Stockholders Meeting (as defined in Section 2.13) or such other date as Merger Sub and the Company shall mutually agree (the "ELECTION FORM RECORD DATE") or, in the case of shares of Common Company Stock held in book-entry form, through transmission of an Agent's Message (as hereinafter defined). Merger Sub and the Company shall make available one or more Forms of Election as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the day prior to the Election Deadline (as defined below). Elections shall be made by submitting to the Exchange Agent in accordance with
Section 1.06(a)(viii) either (A) a properly completed and signed Form of Election accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or an appropriate guarantee of delivery by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 promulgated pursuant to the Exchange Act (as defined in Section 2.05)) or (B) in the case of shares of Company Common Stock held in book-entry form, by the transfer of such shares to an account established by the Exchange Agent for this purpose at the Depository Trust Company ("DTC") and the timely receipt by the Exchange Agent of an Agent's Message transmitted through DTC's Automated Tender Offer Program ("ATOP") (either of (A) or (B), an "ELECTION"). The term "AGENT'S MESSAGE" means a message transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer which states that DTC has received an express acknowledgment from a participant transmitting the shares of Company Common Stock, sets forth the election being made with respect to such shares and states that such participant has agreed to be bound by the terms of the Form of Election with respect to such shares. Merger Sub will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to reasonably determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election, or, in the case of shares of Company Common Stock held in book-entry form, whether an Agent's Message has properly been received or whether any modifications of the procedures set forth in this
Section 1.06(a)(vii) or in Section 1.06(a)(viii) are necessary to comply with the requirements of DTC. The decision of Merger Sub (or the Exchange Agent) in such matters shall be conclusive and binding on the holders of Company Common Stock.

  (viii) ELECTION DEADLINE. An Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (such time hereinafter referred to as the "ELECTION DEADLINE") in order to be effective. Any holder of Company Common Stock who has made an Election may at any time prior to the Election Deadline change such holder's election by submitting a revised Form of Election, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline or, in the case of shares of Company Common Stock held in book-entry form, by causing there to be transmitted and received by the Exchange Agent prior to the Election Deadline a properly transmitted "Request Message" through ATOP. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke its election and withdraw its certificates representing shares of Company Common Stock deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline or, in the case of shares of Company Common Stock held in book-entry form, withdraw its shares of Company Common Stock transferred to the Exchange Agent by a properly transmitted "Request Message" through ATOP prior to the Election Deadline specifying the name and number of the account at DTC to be credited. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the number of Cash Electing Shares, Stock Electing Shares and Non-Electing Shares, and shall notify Merger Sub of its determination. Promptly after such notification, Parent and Merger Sub shall issue a press release announcing in reasonable detail the allocation of the Merger Consideration.

    (ix) DEEMED NON-ELECTION. For the purposes hereof, the shares of a holder of Company Common Stock who does not submit an Election prior to the Election Deadline shall be deemed to be Non-Electing Shares. If Merger Sub or the Exchange Agent shall determine that any purported election was not properly made, such purported election shall be deemed to be of no force and effect, and the shares with respect to which such purported election was made shall, for purposes hereof, be deemed to be Non-Electing Shares. Neither Merger Sub nor the Exchange Agent shall have any obligation to inform any holder of Company Common Stock of any defect in the making of an election.

    (x) RETURN OF COMPANY COMMON STOCK. In the event that this Agreement is terminated without the Merger having been consummated, Merger Sub shall instruct the Exchange Agent to return all shares of Company Common Stock submitted or transferred to the Exchange Agent pursuant to Section 1.06(a)(vii).

    (b) CANCELLATION Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect, wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

    (c) COMPANY/EQUITY AWARDS.

        (i) STOCK OPTIONS. Each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "STOCK OPTION") granted under (A) the Company's Executive Long Term Incentive Plan, (B) the Company's Amended and Restated 1987 Directors Stock Option Plan, (C) the Company's Amended and Restated 1990 Incentive Plan (the "1990 PLAN"), (D) the Company's 1996 Directors Stock Option Plan, (E) the Company's Bonus Deferral Plan (the "BONUS DEFERRAL PLAN"), (F) the 1981 Stock Option Plan or (G) any other written or otherwise binding stock option plan or agreement of the Company except the Company's 1984 Employee Stock Purchase Plan, the 1985 Employee Stock Purchase Plan and the Amended and Restated Raychem Corporation Limited Employee Stock Purchase Plan (the "STOCK PURCHASE PLANS") (collectively, the "COMPANY STOCK OPTION PLANS"), shall constitute an option (an "ADJUSTED OPTION") to acquire, on the same terms and conditions MUTATIS MUTANDIS as were applicable to such Stock Option prior to the Effective Time (but taking account of the Merger), the number of Parent Common Shares (rounded down to a whole Parent Common Share) determined by multiplying (x) the number of shares of Company Common Stock subject to such Stock Options immediately prior to the Effective Time by (y) 0.4140, at a price per share (rounded up to a whole cent) equal to (u) the per share exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by
    (v) 0.4140. The other terms of each such Stock Option, and the Company Stock Option Plans under which they were issued, shall continue to apply in accordance with their terms, including, to the extent provided therein or under the Company's Key Employee Retention and Severance Plan, the acceleration of vesting of such Stock Options in connection with the transactions contemplated hereby or upon the termination of employment of a holder of an Adjusted Option. As soon as practicable after the Effective Time, Merger Sub shall cause to be delivered to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and stating that such Stock Option shall continue in effect on the same terms and conditions (subject to the adjustments as a result of the Merger described in this Section 1.06(c)). Parent shall comply with the terms of all such Adjusted Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plans, that Adjusted Options which qualified as incentive stock options under Section 422(b) of the Code ("ISOS") prior to the Effective Time continue to qualify as ISOs after the Effective Time to the extent permissible under governing law. Nothing in this paragraph is intended to or shall amend or modify the terms of any Stock Option, including any provision for its expiration, cancellation or forfeiture in a transaction such as the Merger.

        (ii) RESTRICTED SHARES. As of the Effective Time, each holder of an outstanding share of restricted stock (each, a "RESTRICTED SHARE") under any Company stock incentive plan, the terms of which do not provide for its vesting in a transaction such as the Merger, shall receive 0.4140 of a Parent Common Share in exchange for such Restricted Share. Any such Parent Common Share so received shall be subject to all the terms and conditions of the plans and agreements under which the Restricted Share was issued and the Company's Key Employee Retention and Severance Plan but only to the extent such plan specifically modifies one or more terms of such Restricted Share,

    MUTATIS MUTANDIS, including acceleration of vesting of such Restricted Share in connection with the transactions contemplated hereby or upon the termination of employment of any holder of a Restricted Share. The terms of
    Section 1.06(f) shall apply to the Parent Common Shares issued in exchange for such Restricted Shares. Restricted Shares that vest upon consummation of the Merger shall be exchanged in the Merger as provided in Section 1.06(a).

       (iii) AMENDMENT, MODIFICATION OR TERMINATION. Nothing in this Section 1.06(c) is intended to or shall be construed as limiting in any respect Parent's or Merger Sub's right to amend, modify or terminate after the Effective Time any equity-based plan of the Company to the extent Parent or Merger Sub is otherwise permitted to do so.

        (iv) REGISTRATION. Parent shall reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of Adjusted Options in accordance with this Section 1.06(c). Either on or as soon as practicable following the Effective Time, Parent will register the Parent Common Shares subject to the Adjusted Options under the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission ("SEC") thereunder (the "SECURITIES ACT") pursuant to a registration statement on Form S-4 or Form S-8 (or any successor or other appropriate form) to the extent such registration is required under the Securities Act, and to use at least such efforts as are applied to Parent's other stock options generally to cause the effectiveness of such registration statement or registration statements (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Adjusted Options remain outstanding (subject to interruptions of such effectiveness or current status as may be reasonably required from time to time, and are applicable to registration statements of Parent with respect to its option plans generally, because of developments affecting Parent or otherwise).

    (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall constitute one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

    (e) ADJUSTMENTS TO EXCHANGE RATIO. The Cash Amount and the Share Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock); any distribution, exercise or exchange of Rights (as defined in Section 5.13) or such Rights becoming exercisable; or any reorganization, recapitalization, split up, combination or exchange of shares, or other like event with respect to Parent Common Shares (in the case of the Share Ratio) or Company Common Stock (in the case of both the Share Ratio and the Cash Amount), occurring after the date hereof and prior to the Effective Time.

    (f) FRACTIONAL SHARES. No certificates or scrip representing less than one Parent Common Share shall be issued in exchange for Shares upon the surrender for exchange of a certificate which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") or pursuant to any book-entry transfer. In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Common Share shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the Average Share Price.

    Section 1.07. EXCHANGE OF SHARES. (a) EXCHANGE AGENT. At or prior to the Effective Time, and, to the extent required, from time to time thereafter, Merger Sub shall cause to be supplied to or for such bank or trust company as shall be designated by Merger Sub and shall be reasonably acceptable to the Company (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 1.07 through the Exchange Agent, (i) certificates evidencing the Parent Common Shares issuable pursuant to Section 1.06(a), (ii) the cash payable pursuant to Section 1.06(a) and (iii) cash payable in lieu of fractional shares pursuant to Section 1.06(f) (such certificates for Parent Common Shares and cash being referred to as the "EXCHANGE FUND").

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Merger Sub will cause the Exchange Agent to mail to each holder of record of Certificates who has not submitted (or who has submitted and withdrawn) such holders' Certificates to the Exchange Agent in accordance with
Section 1.06(a)(vii) (other than Certificates representing Dissenting Shares)
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Merger Sub may reasonably specify) and
(ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Common Shares and cash. A holder that has submitted and not withdrawn Shares as provided in Section 1.06(a)(vii) or that surrenders Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, and other required documents as provided in this Section 1.07(b), shall be entitled to receive in exchange therefor solely
(A) certificates evidencing that number of whole Parent Common Shares which such holder has the right to receive in accordance with Section 1.06(a) in respect thereof and/or (B) the cash which such holder has the right to receive in accordance with Section 1.06(a) in respect thereof, together with any cash in respect of fractional shares as provided in Section 1.06(f) (such Parent Common Shares and cash being referred to, collectively, as the "MERGER CONSIDERATION"), except that Shares held at the Effective Time in book-entry form shall be exchanged for Merger Consideration in accordance with the customary procedures of DTC. The holder of Shares upon their exchange, in whole or in part, for Parent Common Shares shall also receive any dividends or other distributions declared or made with a record date after the Effective Time with respect to such Parent Common Shares. Certificates surrendered pursuant to this Section 1.07(b) or Section 1.06(a)(vii) shall forthwith be canceled following the Effective Time. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration, dividends or distributions may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares entitled to be received therefor until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of Section 1.07(b). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares.

    (d) TRANSFERS OF OWNERSHIP. If any Merger Consideration is to be issued and paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Merger Sub or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder, or payment of cash to any person other than the registered holder, of the Certificate surrendered, or establish to the satisfaction of Merger Sub or any agent designated by it that such tax has been paid or is not payable.

    (e) ESCHEAT. Neither Parent, Merger Sub nor the Company nor any of their respective affiliates shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise issuable or payable pursuant to this Agreement to any holder of Company Common Stock, and from any cash dividends or other distributions that the holder is entitled to receive under
Section 1.07(b) or (c), such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-United States tax law. To the extent that amounts are so withheld by the Exchange Agent, such portion of the Merger Consideration and other such amounts payable under Section 1.07(b) or (c) that are withheld shall be treated for all purposes of this Agreement as having been received by the holder of the Shares in respect of which such deduction and withholding was made by the Exchange Agent.

    (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates one year after the Effective Time shall be delivered to Merger Sub, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 1.07 shall thereafter look only to Merger Sub for payment of their claim for Merger Consideration and any dividends or distributions with respect to Parent Common Shares.

    Section 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

    Section 1.09. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

    Section 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay and/or issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such cash and/or Parent Common Shares as may be required pursuant to Section 1.06(a); PROVIDED, HOWEVER, that Merger Sub may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    Section 1.11. TAX CONSEQUENCES. Subject to Section 6.04, it is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and the regulations promulgated thereunder. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    Section 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

    Section 1.13. DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, cash, Parent Common Shares or a combination of cash and Parent Common Shares, in the sole discretion of Merger Sub, such that (x) the sum of (I) such cash and (II) the number of such Parent Common Shares multiplied by the Average Share Price equals
(y) (I) the number of shares of Company Common Stock so converted multiplied
(II) by the Closing Per Share Amount, together with any dividends or other distributions to which such stockholders are entitled pursuant to Section 1.07(c), except that cash will be paid in lieu of any fractional Parent Common Shares pursuant to Section 1.06(f).

    Section 1.14. MATERIAL ADVERSE EFFECT. When used in connection with the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that is or would reasonably be expected to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole; PROVIDED, HOWEVER, that effects of changes that result from (A) any changes in economic, regulatory or political conditions generally, (B) the United States securities markets, (C) this Agreement or the transactions contemplated by this Agreement or the announcement hereof or (D) with respect to the Company, any changes affecting the construction, electronic components, telecommunications or energy infrastructure industries generally, shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub as follows:

    Section 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Regulation S-X, is included as an exhibit to the Company's 1998 Annual Report on Form 10-K (the "COMPANY SIGNIFICANT SUBSIDIARIES"). The Company has furnished to Parent a list of all subsidiaries of the Company together with the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company in Section 2.01 of the written disclosure schedule previously delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"). Except as set forth in Section 2.01 of the Company Disclosure Schedule or the Company SEC Reports (as defined in Section 2.07 below), neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), with respect to which interest the Company or a subsidiary has invested (and currently owns) or is required to invest $2,000,000 or more, excluding securities in any publicly-traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

    Section 2.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has heretofore made available to Parent and Merger Sub complete and correct copies of (i) its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date (the "COMPANY'S CHARTER DOCUMENTS"), and (ii) the Certificate of Incorporation and Bylaws (or equivalent organizational documents) (with respect to any subsidiary of the Company, the "SUBSIDIARY DOCUMENTS") of each of its subsidiaries that account for more than 10% of the assets or sales of the Company on a consolidated basis. Within 30 days of the date of this Agreement, the Company will deliver to Parent the Subsidiary Documents of each other active subsidiary of the Company. All such Company Charter Documents and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents, except for immaterial violations of the documents which do not and are not reasonably likely to materially interfere with the operations of such entity.

    Section 2.03. CAPITALIZATION. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 15,000,000 shares of the Company's Preferred Stock (the "COMPANY PREFERRED STOCK"), par value $1.00 per share, of which 150,000 shares have been designated as Series RP Preferred Stock. As of May 17, 1999, (i) 77,585,116 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 12,778,879 shares were held in treasury, (iii) no shares of Company Preferred Stock were outstanding or held in treasury, (iv) no shares of Company Common Stock or Company Preferred Stock were held by subsidiaries of the Company, (v) 10,966,914 shares of Company Common Stock were issuable upon the exercise of outstanding options granted under the Company's Stock Option Plans and (vi) 2,311,000 shares of Company Common Stock were subject to future issuance pursuant to the Stock Purchase Plans. Except as set forth in Section
2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred as of the date hereof, except for changes resulting from the exercise of Stock Options and for issuances in accordance with the terms of the Stock Purchase Plans. Except as set forth in Section 2.01, this Section 2.03 or
Section 2.11, Section 2.03 or Section 2.11 of the Company Disclosure Schedule or for rights granted pursuant to the Company's Rights Agreement (as defined in Section 2.24), there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully-paid and nonassessable. Except as disclosed in
Section 2.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary. Except as disclosed in
Section 2.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully-paid and nonassessable, and all such shares (other than directors' qualifying shares and a DE MINIMIS number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    Section 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the Merger and the adoption of this Agreement by the Company's stockholders in accordance with the DGCL and the Company's Charter Documents and the filing and recording of appropriate merger documents as required by the NGCL and the DGCL). As of the date hereof, the Board of Directors of the Company has declared that it is advisable and in the best interests of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes a legal, valid and binding obligation of the Company.

    Section 2.05. MATERIAL CONTRACTS; NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as provided below, Section 2.05(a) of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) other than intercompany, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit (to which the Company or any subsidiary is the responsible party), equipment leases or lease purchase agreements, each in an amount equal to or exceeding $10,000,000 to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in the case of any such contract, agreement, commitment, or other understanding or arrangement, payments or receipts by the Company or any of its subsidiaries of less than $10,000,000 over the term of such contract, commitment, agreement, or other understanding or arrangement; and (iii) all agreements which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the United States Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "EXCHANGE ACT") but have not been so filed with the SEC. Notwithstanding the foregoing, the Company may omit from Section 2.05 of the Company Disclosure Schedule and instead include in Section 2.05 of a supplement to the Company Disclosure Schedule, to be delivered to Parent not later than 14 days from the date of this Agreement (the "SUPPLEMENTAL COMPANY DISCLOSURE SCHEDULE"), any contract referred to in clauses (i) and (ii) of the preceding sentence that, because of time constraints, the Company is, in good faith, unable to list in Section 2.05 of the Company Disclosure Schedule and which does not relate to agreements or arrangements for money borrowed. With regard to agreements for the purchase or sale of goods and inventory in the ordinary course of business and licensing arrangements, the threshold referred to in clause (ii) of the second preceding sentence shall refer to payments or receipts measured on an annual basis.

    (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company's Charter Documents or the Subsidiary Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, United States or non-United States (each, a "GOVERNMENTAL AUTHORITY"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), filings under the United States Exon-Florio Act (the "EXON-FLORIO ACT"), filings and consents under any applicable non-United States laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("NON-U.S. MONOPOLY LAWS"), filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and the filing and recordation of appropriate merger or other documents as required by the DGCL or the NGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

    Section 2.06. COMPLIANCE; PERMITS. (a) Except as disclosed in Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as disclosed in Section 2.06(b) of the Company Disclosure Schedule or the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in the Company SEC Reports or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 1995 through the date of this Agreement (collectively, the "COMPANY SEC REPORTS"). Except as disclosed in Section 2.07 of the Company Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    Section 2.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.08 of the Company Disclosure Schedule or the Company SEC Reports, since June 30, 1998, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Company's Charter Documents; (iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices (other than those required by GAAP subsequent to the date of this Agreement); or (v) other than in the ordinary course of business, any sale of a material amount of assets of the Company.

    Section 2.09.  NO UNDISCLOSED LIABILITIES.  Except as set forth in Section
2.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of March 31, 1999 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "1999 COMPANY BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1999 Company Balance Sheet, (c) incurred since March 31, 1999 in the ordinary course of business, (d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, (e) disclosed in the Company Disclosure Schedule or (f) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.10. ABSENCE OF LITIGATION. Except as set forth in Section 2.10 and Section 2.19(c) of the Company Disclosure Schedule or the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative body or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) Section 2.11(a) of the Company Disclosure Schedule lists all "Pension Plans" (as defined in Section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare benefit plans (as defined in
Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or any subsidiary of the Company, as well as each plan with respect to which the Company, a subsidiary or any other entity (whether or not incorporated) which is a member of a controlled group, including the Company, or which is under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or (b) of ERISA (a "COMPANY ERISA AFFILIATE") could incur liability under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), Title IV of ERISA or Section 412 of the Code (together for the purposes of this Section 2.11, the "COMPANY EMPLOYEE PLANS") that are maintained in the United States (the "U.S.") or cover primarily U.S. employees. Not later than 30 days after the date of this Agreement, the Company shall provide to Merger Sub and Parent a supplemental list (the "SUPPLEMENTAL BENEFITS DISCLOSURE SCHEDULE"), which shall contain the names of all Company Employee Plans maintained outside the U.S. and covering primarily non-U.S. employees (each, a "NON-U.S. COMPANY PLAN"), PROVIDED that any such plan, agreement or arrangement described in Section 2.11(d) of this Agreement shall be listed only if it is (x) an employment agreement with the three most highly compensated officers or employees of the Company in each non-U.S. jurisdiction or any other material employment agreement, (y) a plan, program, agreement, policy or arrangement of the Company which contains one or more change-in-control provisions which could result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any non-U.S. Company employee or
(z) a severance plan,
program, policy or agreement which provides nonstatutory benefits. Except as provided in Section 2.11(d), the Company has made available to Parent prior to the date of this Agreement, or, with respect to any Non-U.S. Company Plan other than the Company's International Pension Plan and the defined benefit pension plans maintained in the United Kingdom, Belgium and Germany, not later than 30 days after the date of this Agreement will make available, copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants that are inconsistent with any Company Employee Plan or any provision under any Company Employee Plan or which could result in any additional liability to the Company or such plan (including, but not limited to, any communications that have not expressly reserved the right of the Company to amend, terminate or otherwise modify any Company Employee Plan), (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the Department of Labor with respect to each Company Employee Plan required to make such filing and (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

    (b) Except as set forth in Section 2.11(b) of the Company Disclosure
Schedule: (i) none of the Company Employee Plans promises or provides medical or other welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company terminates, other than as required by COBRA, or any similar state laws; (ii) none of the Company Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (iii) to the Company's knowledge, no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject the Company or any Company ERISA Affiliate, directly or indirectly, to a material tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iv) to the Company's knowledge, no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to the Company, any Company ERISA Affiliate or any subsidiary thereof;
(v) all Company Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements of applicable law (including, but not limited to, the applicable notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998), and may in accordance with their terms be amended and/or terminated at any time subject to applicable law, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans;
(vi) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the United States Internal Revenue Service (the "IRS"), and, to the Company's knowledge, nothing has occurred which may reasonably be expected to impair such determination; (vii) all material contributions required to be made with respect to any Company Employee Plan (pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement or otherwise pursuant to applicable law) have been made on or before their due dates (including any extensions thereof); (viii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to
Section 4043 of ERISA) has occurred for which there is any material outstanding liability to the Company or any Company ERISA Affiliate nor would the consummation of the transactions contemplated hereby (including the execution of this Agreement) constitute a reportable event for which the 30-day requirement has not been waived; (ix) none among the Company, any Company ERISA Affiliate or any subsidiary thereof has incurred or reasonably expects to incur any material liability under Title IV of ERISA including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course); and (x) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no material pending, nor to the Company's knowledge any threatened, claims, investigations or causes of action with respect to any Company Employee Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company, any Company director, officer or employee, any Company Employee Plan or any fiduciary of a Company Employee Plan.

    (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds as of the close of business on May 14, 1999 (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an ISO, and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted; and (iii) any other right, directly or indirectly, to receive Company Common Stock, together with the number of shares of Company Common Stock subject to such right. No option to purchase Company Common Stock has been granted between May 14, 1999 and the date of this Agreement. Section 2.11(c) of the Supplemental Benefits Disclosure Schedule shall update Section 2.11(c) of the Company Disclosure Schedule.

    (d) To the extent not already included and so labelled in Section 2.11(a) of the Company Disclosure Schedule, Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers or employees of the Company or any of its subsidiaries who perform services in the U.S., other than any offer letter or similar agreement that does not alter the at-will nature of the individual's employment with the Company or any subsidiary; (ii) all agreements with consultants who are former employees or directors; (iii) all agreements with respect to the services of independent contractors performing personal services for the Company or its subsidiaries or leased employees, whether or not they participate in any of the Company Employee Plans; (iv) all officers or other employees of the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries; (v) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees and under which there is a current or contingent obligation with the exception of statutory plans maintained outside the U.S.; and (vi) all plans, programs, agreements and other arrangements of the Company which contain change of control provisions providing any benefits to any employees, directors or independent contractors of the Company or any of its subsidiaries who perform services primarily in the United States. If and to the extent any agreement described in this Section 2.11(d) that is required to be delivered under Section 2.11(a) has been entered into by the Company and one or more individuals pursuant to one or more standard forms, the Company shall be required to deliver one example of each such standard form, together with a schedule specifying each individual who has entered into an agreement with the Company using such standard form, the expiration date of the agreement and any material non-standardized terms included in the agreement. Agreements described in Section 2.11(d)(iii) that must be delivered under Section 2.11(a) which by their terms expire within six months of the date on which they are entered into shall not be required to be delivered until seven days from the date hereof.

    (e) Except as set forth in Section 2.11(e) of the Company Disclosure
Schedule: (i) the PBGC has not instituted proceedings to terminate any Company Employee Plan that is subject to Title IV of ERISA (each, a "COMPANY DEFINED BENEFIT PLAN"); (ii) no Company Defined Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or Section 302 of ERISA been applied for with respect thereto; (iii) the present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of each Company Defined Benefit Plan, determined on an ongoing basis using the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by each such plan's actuary with respect to that plan's most recently completed fiscal year, does not exceed the value of that Company Defined Benefit Plan's assets and, to the knowledge of the Company, nothing has occurred since the end of the most recently completed fiscal year that would materially adversely affect the funding status of such plans; (iv) all applicable premiums required to be paid to the PBGC with respect to the Company Defined Benefit Plans have been paid; (v) no facts or circumstances exist with respect to any Company Defined Benefit Plan which would give rise to a lien on the assets of the Company under Section 4068 of ERISA or otherwise; and (vi) as of the date hereof, substantially all of the assets of the Company Defined Benefit Plans are readily marketable securities or insurance contracts.

    (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule, (i) the Company has never maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in, provides for investment in or provides benefits in or by reference to the value of Company stock; and (ii) since June 30, 1998, the Company has not proposed nor agreed to any material increase in benefits under any Company Employee Plan (or the creation of material new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan other than in the renewal of any insured employee welfare plans in the ordinary course of business.

    (g) Except as set forth in Section 2.11(g) of the Company Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee and (ii) no person will be entitled to any severance benefits under the terms of any Company Employee Plan solely by reason of the consummation of the transactions contemplated by this Agreement.

    (h) Each Non-U.S. Company Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable laws (including any special provisions relating to registered or qualified plans where such Non-U.S. Company Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. Except as set forth on Section 2.11(h) of the Company Disclosure Schedule, each Non-U.S. Company Plan which is required by contract or under applicable local law to be funded has been funded at least to the extent so required; if and to the extent any Non-U.S. Company Plan is not funded, the obligations under such Non-U.S. Company Plan are reflected on the books and records of the entity maintaining the plan and on the consolidated financial statements of the Company.

    Section 2.12. LABOR MATTERS. Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees, which controversies have had, or would reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries is in breach of any collective bargaining agreement or other labor union contract, nor has any knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of Parent in Section 3.13, the information supplied by the Company in writing specifically for inclusion in the Registration Statement (as defined in Section 3.13) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company in writing specifically for inclusion in the proxy statement/ prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/ PROSPECTUS") will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement/Prospectus.

    Section 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, as set forth in Section 2.14 of the Company Disclosure Schedule, the Company SEC Reports or for those licenses set forth in Section 2.19(e) of the Company Disclosure Schedule, to the best of the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, except for any prohibition or impairment as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.15. TITLE TO PROPERTY. Except as set forth in Section 2.15 or 2.19(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries have good title to all of their real properties and other assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 1999 Company Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.16. TAXES. (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 1999 Company Balance Sheet have been established or which are being contested in good faith. Except as set forth in Section 2.16(a) of the Company Disclosure Schedule, there are no material claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 1999 Company Balance Sheet have been established or which are being contested in good faith or are immaterial in amount).

    (b) For purposes of this Agreement, the term "TAX" shall mean any United States or non-United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "TAX RETURN" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

    (c) Except as set forth in Section 2.16 of the Company Disclosure Schedule, other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to Taxes. Except as set forth in Section
2.16 of the Company Disclosure Schedule or the Supplemental Company Disclosure Schedule, there are no outstanding powers of attorney enabling any party to represent the Company or any subsidiary with respect to tax matters.

    Section 2.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Section 2.17(a) of the Company Disclosure Schedule or the Company SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in compliance with all Environmental Laws (as hereinafter defined), which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

    (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or the Company SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims (as hereinafter defined), pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

    (c) Except as set forth in Section 2.17(c) of the Company Disclosure Schedule or the Company SEC Reports, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as set forth in Section 2.17(d) of the Company Disclosure Schedule or the Company SEC Reports, (i) to the knowledge of the Company, there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the United States National Priority List (the "NATIONAL PRIORITIES LIST") or any state Superfund site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location, and (ii) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries, (B) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries and (C) there are no polychlorinated biphenyls ("PCBS") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

    (e) For purposes of this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any claim, allegation, accusation, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, response costs incurred by any Governmental Authority or other person, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

        (ii) "ENVIRONMENTAL LAWS" means all United States and non-United States federal, national, state, provincial, local or other jurisdictional laws, regulations, codes and ordinances relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to, the United States Comprehensive Environmental Response Compensation and Liability Act 42 U.S.C. Section 9601 et seq., the United States Resource Conservation and Recovery Act 42 U.S.C. Section 6901 et seq., the United States Toxic Substances Control Act 15 U.S.C. Section 2601 et seq., the United States Occupational Safety and Health Act 29 U.S.C.
    Section 651 et seq., the United States Clean Air Act 42 U.S.C. Section 7401 et seq., the United States Clean Water Act 33 U.S.C. Section 1251 et seq., Proposition 65, as codified in the California Health and Safety Code Section

    25249.5 et seq., and any other analogous state laws, each as amended or supplemented, and any applicable transfer statutes or laws.

        (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

    Section 2.18. BROKERS. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent and Merger Sub a complete and correct copy of all agreements between the Company and Morgan Stanley pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

    Section 2.19. INTELLECTUAL PROPERTY. (a) As used herein, the term "INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks and copyrights, and registrations and applications therefor, trade names, common law marks, know-how, trade secrets, computer software programs and proprietary information. As used herein, "COMPANY INTELLECTUAL PROPERTY ASSETS" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

    (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, the Company and/ or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property Assets that are used in and are material to the business of the Company and its subsidiaries as currently conducted, without conflict with the rights of others.

    (c) Except as set forth in Section 2.19(c) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the knowledge of the Company, are overtly threatened by any person with respect to the Company Intellectual Property Assets or (ii) are, to the knowledge of the Company, currently pending or overtly threatened by any person with respect to the Intellectual Property Assets of a third party (the "THIRD PARTY INTELLECTUAL PROPERTY ASSETS") to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

    (d) Except as set forth in Section 2.19(d) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries knows of any valid grounds for any bona fide claim to the effect that the manufacture, sale or licensing or use of any product now used, sold or licensed or proposed for use, sale or license by the Company or any of its subsidiaries infringes on any Third Party Intellectual Property Assets.

    (e) Section 2.19(e) of the Company Disclosure Schedule sets forth a list of
(i) all patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications; (iii) to the extent the Company is reasonably able to list the following items, material common law trademarks, material trade dress and material slogans, and all material trade names owned by the Company and/or each of its subsidiaries worldwide, PROVIDED that if the Company is not reasonably able to list such items on the Company Disclosure Schedule but is reasonably able to do so on the Supplemental Company Disclosure Schedule, it shall do so on the Supplemental Company Disclosure Schedule; (iv) all copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide; and (v) all material licenses owned by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 2.19(e) of the Company Disclosure Schedule or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company except for any licenses of software programs that are commercially available "off the shelf." Except as disclosed in Section 2.19(e)(i) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and licenses set forth in Section 2.19(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (f) To the knowledge of the Company, except as set forth in Section 2.19(e)(i) or 2.19(f) of the Company Disclosure Schedule or the Company SEC
Reports: (i) each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application of the Company and/or each of its subsidiaries is valid and subsisting and (ii) each material license of Company Intellectual Property Assets listed on Section 2.19(e) of the Company Disclosure Schedule is valid, subsisting and enforceable.

    (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

    (h) Except as set forth in Section 2.19(h) of the Company Disclosure Schedule, the disclosure under the heading "Year 2000 Disclosure" contained in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999 is accurate and in compliance with SEC disclosure requirements in all material respects.

    Section 2.20.  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 2.20 of the Company Disclosure Schedule or the Company SEC Reports, since the Company's proxy statement dated September 18, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    Section 2.21. INSURANCE. Except as set forth in Section 2.21 of the Company Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets, and are in character and amount appropriate for the businesses conducted by the Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.22.  PRODUCT LIABILITY AND RECALLS.  (a) Except as set forth in
Section 2.22(a) of the Company Disclosure Schedule or the Company SEC Reports, the Company has no knowledge of any claim, pending or overtly threatened, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as set forth in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Reports, there is no pending or, to the knowledge of the Company, overtly threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 2.23. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has been advised by its financial advisor, Morgan Stanley, to the effect that in its opinion, as of the date of this Agreement, the Merger Consideration to be received by the holders of Shares is fair to such holders from a financial point of view.

    Section 2.24. RIGHTS AGREEMENT. The Board of Directors of the Company has authorized and approved an amendment to the Rights Agreement between the Company and Harris Trust and Savings Bank dated as of December 11, 1998 (the "RIGHTS AGREEMENT") to the effect that (i) none of Parent, Merger Sub and their affiliates, either individually or as a group, shall become an "Acquiring Person" (as defined in the Rights Agreement) and (ii) no Distribution Date,
Section 11.1.2 Event, Section 13 Event, Shares Acquisition Date or Triggering Event (as each such term is defined in the Rights Agreement) shall occur, with respect to each of clauses (i) and (ii), by reason of the approval, execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or any announcement of the same. The Company and the Rights Agent (as defined in the Rights Agreement) shall execute such amendment to the Rights Agreement no later than the second business day following the date hereof.

    Section 2.25. SUPPLEMENTAL COMPANY DISCLOSURE SCHEDULE. No disclosure which will be made on the Supplemental Company Disclosure Schedule will be of a matter which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

    Section 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and its subsidiaries is an entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized and existing or to have such power or authority would not reasonably be expected to have a Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary of Parent, is set forth in Section
3.01 of the written disclosure schedule previously delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"). Except as set forth in Section 3.01 of the Parent Disclosure Schedule or the Parent SEC Reports (as defined in
Section 3.07 below), Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly-owned subsidiaries), with respect to which Parent has invested and currently owns or is required to invest $10,000,000 or more, excluding securities in any publicly traded company held for investment by Parent and comprising less than five percent of the outstanding capital stock of such company.

    Section 3.02. MEMORANDUM OF ASSOCIATION AND BYE-LAWS. Parent has heretofore made available to the Company a complete and correct copy of Parent's Memorandum of Association and Bye-Laws, as amended to date (the "PARENT CHARTER DOCUMENTS"). Such Parent Charter Documents are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Memorandum of Association (or Articles of Incorporation) or bye-laws (or by-laws).

    Section 3.03. CAPITALIZATION. (a) The authorized capital stock of Parent consists of 2,500,000,000 Parent Common Shares and 125,000,000 Preference Shares, $1.00 par value per share ("PARENT PREFERRED SHARES"). (i) As of April 2, 1999, (I) 818,453,964 Parent Common Shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (II) no Parent Preferred Shares were outstanding and (III) no more than 10,000,000 Parent Common Shares and no Parent Preferred Shares were held by subsidiaries of Parent; (ii) as of March 31, 1999, warrants to purchase 98,966 Parent Common Shares were outstanding; and (iii) as of March 31, 1999, approximately 60,607,058 Common Shares were reserved for issuance upon exercise of stock options issued under Parent's stock option plans. No material change in such capitalization has occurred since such dates, respectively, other than as a result of the exercise of options or warrants outstanding as of such dates. Except as set forth in Section 3.03 of the Parent Disclosure Schedule or the Parent SEC Reports or as contemplated by this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on Parent or any of its subsidiaries relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. Except as set forth in Section 3.01 or 3.03 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares and a DE MINIMIS number of shares owned by employees of such subsidiaries) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever. The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, and of which 6,000 shares are issued. All such issued shares are validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of the outstanding shares of which are owned by Parent.

    (b) The Parent Common Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and shall be listed, upon official notice of issuance, for trading on the NYSE.

    Section 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, as applicable, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interests of Parent's shareholders for Parent to enter into this Agreement, and for Parent to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub.

    Section 3.05. MATERIAL CONTRACTS; NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Section 3.05(a) of the Parent Disclosure Schedule includes, as of the date hereof, a list of (i) other than intercompany, all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guarantees, standby letters of credit (to which Parent or any subsidiary is the responsible party), equipment leases or lease purchase agreements to which Parent or any of its subsidiaries is a party or by which any of them is bound, each in an amount exceeding $30,000,000; (ii) all contracts, agreements, commitments or other understandings or arrangements to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by Parent or any of its subsidiaries of less than $25,000,000 in any single instance; and (iii) all agreements which are required to be filed with the SEC pursuant to the requirements of the Exchange Act as "material contracts" but have not been so filed with the SEC.

    (b) Except as set forth in Section 3.05(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate the Memorandum of Association (or Articles of Incorporation) or bye-laws (or by-laws) of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance (including a right to purchase) on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the NYSE, the Exon-Florio Act, Non-U.S. Monopoly Laws, and the filing and recordation of appropriate merger or other documents as required by the NGCL or the DGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing their respective material obligations under this Agreement and would not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by Parent or Merger Sub.

    Section 3.06. COMPLIANCE; PERMITS. (a) Except as disclosed in Section 3.06(a) of the Parent Disclosure Schedule or the Parent SEC Reports, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as disclosed in Section 3.06(b) of the Parent Disclosure Schedule or the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of Parent and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "PARENT PERMITS"), except where the failure to hold such Parent Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except as described in the Parent SEC Reports or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since December 31, 1995 through the date of this Agreement (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.07(a) of the Parent Disclosure Schedule, none of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Parent SEC Reports), and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    Section 3.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 3.08 of the Parent Disclosure Schedule or the Parent SEC Reports, since September 30, 1998, Parent has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or changed circumstances constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Parent Charter Documents; (iii) any damage to, destruction or loss of any assets of Parent (whether or not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date of this Agreement); or (v) any sale of a material amount of assets of Parent, except in the ordinary course of business.

    Section 3.09.  NO UNDISCLOSED LIABILITIES.  Except as set forth in Section
3.09 of the Parent Disclosure Schedule or the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Parent's unaudited balance sheet (including any related notes thereto) as of March 31, 1999 included in Parent's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1999 (the "1999 PARENT BALANCE SHEET"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1999 Parent Balance Sheet, (c) incurred since March 31, 1999 in the ordinary course of business, (d) incurred in connection with this Agreement, or the Merger or the other transactions contemplated hereby, (e) disclosed in the Parent Disclosure Schedule or (f) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.10. ABSENCE OF LITIGATION. Except as set forth in Sections 3.10 or 3.19(b) of the Parent Disclosure Schedule or the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative body or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) Section 3.11(a) of the Parent Disclosure Schedule lists all material: (i) employee pension benefit plans (as defined in Section 3(2) of ERISA), (ii) employee welfare benefit plans (as defined in Section 3(1) of ERISA) and (iii) bonus, stock option, stock purchase, incentive, deferred compensation and supplemental retirement plans, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of Parent and any additional plans of Parent or any entity (whether or not incorporated) which is a member of a controlled group, including Parent, or which is under common control with Parent within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or
(b) of ERISA (a "PARENT ERISA AFFILIATE"), with respect to which Parent or a Parent ERISA Affiliate is reasonably likely to incur material liability under Title IV of ERISA or Section 412 of the Code (together for the purposes of this Section 3.11, the "PARENT EMPLOYEE PLANS").

    (b) Except as set forth in Section 3.11(b) of the Parent Disclosure Schedule or the Parent SEC Reports, (i) none of the Parent Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) none of the Parent Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (iii) all Parent Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements of applicable law; (iv) each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and, to Parent's knowledge, nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made with respect to any Parent Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, or otherwise) have been made on or before their due dates (including any extensions thereof); (vi) with respect to each Parent Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred for which there is any material outstanding liability to Parent or any Parent ERISA Affiliate nor would the consummation of the transaction contemplated hereby (including the execution of this Agreement) constitute a reportable event for which the 30-day requirement has not been waived; and (vii) neither Parent nor any Parent ERISA Affiliate has incurred or reasonably expects to incur any material liability under Title IV of ERISA including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

    (c) Except as set forth in Section 3.11(c) of the Parent Disclosure
Schedule: (i) the PBGC has not instituted proceedings to terminate any Parent Employee Plan that is subject to Title IV of ERISA (each, a "PARENT DEFINED BENEFIT PLAN"); (ii) no Parent Defined Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or 302 of ERISA been applied for with respect thereto; (iii) the present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of each Parent Defined Benefit Plan, determined on an ongoing basis using the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by each such plan's actuary with respect to that plan's most recently completed fiscal year, does not exceed by more than $10,000,000 the value of that Parent Defined Benefit Plan's assets and, to the knowledge of Parent, nothing has occurred since the end of the most recently completed fiscal year that would adversely affect the funding status of such plans; (iv) all applicable premiums required to be paid to the PBGC with respect to the Parent Defined Benefit Plans have been paid; and (v) no facts or circumstances exist with respect to any Parent Defined Benefit Plan which would give rise to a lien on the assets of Parent under Section 4068 of ERISA or otherwise.

    (d) Each Parent Employee Plan covering non-U.S. employees (a "NON-U.S. PARENT PLAN") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable laws (including any special provisions relating to registered or qualified plans where such Non-U.S. Parent Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. The benefit liabilities of the Non-U.S. Parent Plans are adequately provided for on the consolidated financial statements of Parent.

    Section 3.12. LABOR MATTERS. Except as set forth in Section 3.12 of the Parent Disclosure Schedule or the Parent SEC Reports: (i) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is in breach of any material collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, activities or proceedings of any labor union to organize employees, or of any slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement on Form S-4 (or on such other form as shall be appropriate) (as it may be amended, the "REGISTRATION STATEMENT") pursuant to which the Parent Common Shares to be issued in connection with the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

    Section 3.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, to the best of Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or

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
materially impairing the conduct of business by Parent or any of its subsidiaries as currently conducted by Parent or such subsidiary, except for any prohibition or impairment that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.15. TITLE TO PROPERTY. Parent and each of its subsidiaries have good title to all of their real properties and other assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, which do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 1999 Parent Balance Sheet; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.16. TAXES. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, Parent and each of its subsidiaries have timely and accurately filed, or caused to be timely and accurately filed, all material Tax Returns required to be filed by them, and have paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes shown on such Tax Returns. There are no claims or assessments pending against Parent or any of its subsidiaries for any alleged deficiency in any Tax, except as set forth in Section 3.16 of the Parent Disclosure Schedule, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and Parent has not been notified in writing of any proposed Tax claims or assessments against Parent or any of its subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the 1999 Parent Balance Sheet have been established or which are being contested in good faith or are immaterial in amount).

    Section 3.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Section 3.17(a) of the Parent Disclosure Schedule or the Parent SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of Parent and its subsidiaries are in compliance with the Environmental Laws, which compliance includes the possession by Parent and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof.

    (b) Except as set forth in Section 3.17(b) of the Parent Disclosure Schedule or the Parent SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has retained or assumed.

    (c) Except as set forth on Section 3.17(c) of the Parent Disclosure Schedule or in the Parent SEC Reports, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in Section 3.17(d) of the Parent Disclosure Schedule or the

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
Parent SEC Reports: (i) there are no off-site locations where Parent or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, or any state Superfund site list, and Parent and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; (ii) there are no underground storage tanks located on property owned or leased by Parent or any of its subsidiaries; (iii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by Parent or any of its subsidiaries; and (iv) there are no polychlorinated biphenyls (PCBs) or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by Parent or any of its subsidiaries.

    Section 3.18. BROKERS. No broker, finder or investment banker (other than Goldman Sachs & Co., the fees and expenses of whom will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    Section 3.19. INTELLECTUAL PROPERTY. (a) Parent and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Parent Intellectual Property Assets that are used in the business of Parent and its subsidiaries as currently conducted without conflict with the rights of others except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As used herein, "PARENT INTELLECTUAL PROPERTY ASSETS" shall mean the Intellectual Property Assets used or owned by Parent or any of its subsidiaries.

    (b) Except as disclosed in Section 3.19(b) of the Parent Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the knowledge of Parent, threatened by any person with respect to the Parent Intellectual Property Assets or (ii) are, to the knowledge of Parent, currently pending or threatened by any person with respect to Third Party Intellectual Property Assets to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Assets by or through Parent or any of its subsidiaries.

    (c) Except as set forth in Section 3.19(c) of the Parent Disclosure Schedule or the Parent SEC Reports or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each patent, patent application, trademark or service mark registration, and trademark or service mark application and copyright registration or copyright application of Parent and/or each of its subsidiaries is valid and subsisting.

    (d) Except as set forth in Section 3.19(d) of the Parent Disclosure Schedule, to Parent's knowledge, there is no unauthorized use, infringement or misappropriation of any of Parent's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of Parent or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

    (e) The disclosure under the heading "Year 2000 Compliance" contained in the Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1999 is accurate and in compliance with SEC disclosure requirements in all material respects.

    Section 3.20.  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 3.20 of the Parent Disclosure Schedule or the Parent SEC Reports, since Parent's proxy statement dated February 20, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

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
    Section 3.21. INSURANCE. Except as set forth in Section 3.21 of the Parent Disclosure Schedule or the Parent SEC Reports, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount appropriate for the businesses conducted by Parent, except as would not reasonably be expected to have a Material Adverse Effect.

    Section 3.22.  PRODUCT LIABILITY AND RECALLS.  (a) Except as set forth in
Section 3.22(a) of the Parent Disclosure Schedule or the Parent SEC Reports, Parent has no knowledge of any claim, pending or threatened, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as set forth in Section 3.22(b) of the Parent Disclosure Schedule or the Parent SEC Reports, there is no pending or, to the knowledge of Parent, overtly threatened, recall or investigation of any product sold by Parent, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    Section 3.23. OWNERSHIP OF PARENT AND MERGER SUB. Merger Sub is a direct, wholly-owned subsidiary of Parent.

    Section 3.24. DGCL SECTION 203. Other than by reason of this Agreement or the transactions contemplated hereby, Parent is not an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL.

    Section 3.25. NO VOTE REQUIRED. No vote of the shareholders of Parent is required by law, Parent's Charter Documents or otherwise in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Merger Sub, which in the case of clauses (c), (d)(ii), (d)(v), (e), (f), (h), (i) and (j) will not be unreasonably withheld or delayed:

    (a) amend or otherwise change the Company's Charter Documents;

    (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for (A) the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof, (B) the issuance of shares of Company Common Stock pursuant to the Stock Purchase Plans in accordance with their terms as in effect on the date hereof or any employer stock fund under any Company Benefit Plan in accordance with its terms as in effect on the date hereof, (C) the issuance of Company Stock Options in the ordinary course and consistent with past practice with prior approval of Parent and (D) the granting of Company Stock Options pursuant to written offers of employment that were extended prior to the date hereof);

    (c) except as set forth in Section 4.01 of the Company Disclosure Schedule, sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $3,000,000 in the aggregate);

    (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend (except as provided in clause (ii) below), and except that the Company may declare and pay prior to the Effective Time quarterly cash dividends of $0.09 per share consistent with past practice; (ii) declare or allow any subsidiary of the Company to declare cross-border dividends, or make or allow any subsidiary of the Company to make cross-border capital contributions, in an amount that exceeds $2,000,000 in the aggregate; (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) except as required by the terms of any security as in effect on the date hereof and set forth in Section 4.01 of the Company Disclosure Schedule, and except to the extent necessary to effect any right of a grantee to have shares of Company Common Stock withheld to meet minimum tax withholding obligations in connection with any equity award under any Company Employee Plan that is outstanding and in effect on the date of this Agreement and provided that any such withholding is consistent with past practice, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing; or (v) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder's equity interest in the Company;

    (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than those listed on Section 4.01 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowings under the Company's or any of its subsidiaries' existing credit facilities listed on Section 2.05 of the Company Disclosure Schedule and other borrowings not in excess of $5,000,000 in the aggregate, or issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $50,000,000; or (iv) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

    (f) except as set forth in Section 4.01 of the Company Disclosure Schedule,
(i) increase the compensation or severance payable or to become payable to its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practices;
(ii) grant any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations); (iii) enter into any employment or severance agreement with respect to which the total annual compensation or the aggregated severance payments exceed $200,000 with any prospective officer or employee of the Company or any of its subsidiaries; (iv) enter into or modify any agreement with any director of the Company or any of its subsidiaries; (v) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case of this clause, (x) as may be required by law or (y) as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement and would not otherwise impose any material restraint on the business or operations of the Company or any of its subsidiaries;

    (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof;

    (h) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability;

    (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice and except for any payment, discharge or satisfaction in an amount not to exceed $4,000,000 in the aggregate which provides for a complete release for the Company and its subsidiaries and which imposes no obligation on the Company and its subsidiaries other than the payment of money as aforesaid;

    (j) make any loan to any director, officer, employee or independent contractor of the Company or any of its subsidiaries pursuant to the Company Loan Program (as defined in Section 5.12(g)) or otherwise, with the exception of loans made in order to effect a cashless exercise of any Stock Option in accordance with its terms or the terms of the plan under which it was granted; or

    (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (j) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

    Section 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined in Section 7.01) (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a BONA FIDE Acquisition Proposal that is a Superior Proposal (as defined below) not solicited in violation of this Agreement, PROVIDED that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and Parent, or (ii) subject to compliance with the other terms of this Section 4.02, including Section 4.02(c), considering and negotiating a bona fide Acquisition Proposal that is a Superior Proposal not solicited in violation of this Agreement; PROVIDED, HOWEVER, that, as to each of clauses (i) and (ii), (x) such actions occur at a time prior to approval of the Merger and this Agreement at the Company Stockholders Meeting and (y) the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Shearman & Sterling) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (i) (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent and (ii) to be more favorable to the Company than the Merger and the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of the Company under the laws of the State of Delaware; PROVIDED, HOWEVER, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

    (b) The Company shall immediately notify Parent and Merger Sub after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall also immediately notify Parent and Merger Sub, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal.

    (c) Except to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Shearman & Sterling) that it is or is reasonably likely to be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into any, Acquisition Proposal, it may take such contrary action only after the second business day following Parent's and Merger Sub's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval by such Board of Directors of this Agreement or the Merger; PROVIDED, HOWEVER, that in all events, unless this Agreement has been terminated in accordance with its terms, the Merger and this Agreement shall be submitted for approval and adoption by the Company's stockholders at the Company Stockholders Meeting and the Board of Directors shall not recommend that stockholders vote against approval of the Merger and adoption of this Agreement.

    (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position required by Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation.

    (e) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party. Unless this Agreement has been terminated in accordance with its terms, the Company shall not redeem the Rights or waive or amend any provision of the Rights Agreement to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction.

    (f) The Company shall ensure that the officers and directors of the Company and the Company Significant Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

    Section 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Parent covenants and agrees that during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in Section 4.03 of the Parent Disclosure Schedule or unless the Company shall otherwise agree in writing, (i) Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Parent or its subsidiaries in contemplation of the Merger, and (ii) Parent shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

    (a) amend or otherwise change Parent's Charter Documents;

    (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Merger and the other transactions contemplated by this Agreement;

    (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent, and except that Parent may declare and pay quarterly cash dividends on the Parent Common Shares of $0.025 per share consistent with past practice;

    (d) take any action to change its accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof; or

    (e) take or agree in writing or otherwise to take any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    Section 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement/ Prospectus and, if the parties so agree at the time, the Registration Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC the definitive Proxy Statement/Prospectus and the Registration Statement (or, if the Registration Statement has been previously filed, an amendment thereto) relating to the approval of the Merger and the adoption of this Agreement by the stockholders of the Company pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

    Section 5.02. COMPANY STOCKHOLDERS MEETING. The Company shall call the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger and adoption of the Merger Agreement, and the Company shall use its reasonable best efforts to hold the Company Stockholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger. The Company shall solicit from its stockholders proxies in favor of approval of this Agreement and the Merger and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval. Notwithstanding anything to the contrary herein, the Company shall not be obligated to take any of the actions set forth in the two preceding sentences of this Section 5.02 (but not the first sentence of this Section 5.02) to the extent that the Board of Directors of the Company reasonably determines (after due consultation with independent counsel, which may be Shearman & Sterling) that it is or is reasonably likely that any such action is inconsistent with the proper discharge of its fiduciary duties; PROVIDED, HOWEVER, that in no event shall the Board of Directors recommend that the Company's stockholders vote against approval of the Merger and adoption of the Merger Agreement at the Company Stockholders Meeting.

    Section 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements or court orders to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall (and shall cause their respective subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives (collectively the "REPRESENTATIVES") of the other, reasonable access, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to its properties, books, contracts, commitments and records and (ii) during such period, furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential, and shall cause their respective Representatives to keep such information confidential in accordance with the terms of the confidentiality letters, dated April 13, 1999 (the "CONFIDENTIALITY LETTERS"), between Parent and the Company.

    Section 5.04. CONSENTS; APPROVALS. The Company, Parent and Merger Sub shall each use its reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and the Company, Merger Sub and Parent shall make all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company, Merger Sub and Parent and the consummation by them of the transactions contemplated hereby. The Company, Merger Sub and Parent shall furnish all information required to be included in the Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States governmental body in connection with the transactions contemplated by this Agreement. The Company, Merger Sub and Parent shall fully cooperate with each other in order to obtain all consents, waivers, approvals, authorizations or orders and to make all required filings in connection therewith.

    Section 5.05. AGREEMENTS WITH RESPECT TO AFFILIATES. The Company shall deliver to Merger Sub, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the

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"COMPANY AFFILIATE LETTER") identifying all persons who are anticipated to be
"affiliates" of the Company at the time of the Company Stockholders Meeting for purposes of Rule 145 under the Securities Act ("RULE 145"). The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the date of the Company Stockholders Meeting, a written agreement (an "AFFILIATE AGREEMENT") restricting the sales of securities by such affiliates in accordance with the restrictions on affiliates under Rule 145, in a form mutually agreeable to the Company and Parent.

    Section 5.06. INDEMNIFICATION AND INSURANCE. (a) The Articles of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's Charter Documents, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

    (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or By-laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Charter Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

    (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the employee parties under such agreements being referred to as the "OFFICER EMPLOYEES") with the Company's directors and officers (including former directors and officers) existing at or before the Effective Time, PROVIDED such agreements have not been entered into or modified in violation of Section 4.01(f).

    (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O INSURANCE") that is no less favorable than the existing policy or, if

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substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

    (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.06.

    (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties and the Officer Employees, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

    Section 5.07. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of the notifying party contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 5.08. FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any material assets (tangible or intangible) of Parent or the Company or any of their subsidiaries. The term "material" for purposes of the preceding sentence means any assets to which are attributable annual sales in an amount equal to 1% or more of the Company's annual sales for the fiscal year ended June 30, 1998. Subject to Section 6.04, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) knowingly take any actions, or fail to take any action, that might reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of
Section 368 of the Code that is not subject to Section 367(a)(1) of the Code pursuant to Treasury Regulation Section 1.367(a)-(3)(c) (other than with respect to Company stockholders who are or will be "5% transferee stockholders" within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)). Subject to
Section 6.04, Parent shall, and shall use its reasonable best efforts to cause the Surviving Corporation to, report, to the extent required by the Code, the Merger for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Code.

    Section 5.09. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE if it has used all reasonable efforts to consult with the other party.

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
    Section 5.10. PARENT COMMON SHARES. (a) Prior to the Effective Time, Merger Sub shall obtain from Parent, and Parent shall transfer to Merger Sub, the Parent Common Shares to be delivered by Merger Sub to the holders of Company Common Stock in the Merger.

    (b) Parent will use its best efforts to cause the Parent Common Shares to be delivered by Merger Sub to the holders of Company Common Stock in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time and the Parent Common Shares to be issued upon exercise of the Adjusted Options to be so listed, as soon as practicable following the Effective Time.

    Section 5.11. CONVEYANCE TAXES. Parent, Merger Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees.

    Section 5.12. OPTION PLANS AND BENEFITS, ETC. (a) Prior to the Effective Time, the parties to this Agreement shall take all such actions as shall be necessary to effectuate the provisions of Section 1.06(c).

    (b) The Company shall take such action as is necessary to cause the ending date of the then current offering periods under the Stock Purchase Plans to be prior to the Effective Time and to terminate such plan as of or prior to the Effective Time.

    (c) BENEFIT CONTINUATION. (i) From the Effective Date through June 30, 2000 (the "BENEFITS CONTINUATION PERIOD"), Parent and Merger Sub agree to provide each person who is, as of the Effective Time, an employee of the Company or any Company subsidiary (a "COMPANY EMPLOYEE") with employee benefits, including, but not limited to, retirement, health and welfare benefits that are, in the aggregate, substantially equivalent to those provided to such Company Employee immediately prior to the Effective Time, PROVIDED that, Parent and Merger Sub reserve the right to amend, without limitation, the retiree welfare benefit plans with respect to the Company Employees effective as of the Effective Time.

    (ii) During the Benefit Continuation Period, Parent and Merger Sub agree to provide each person who is, as of the Effective Time, a retired employee of the Company or any Company subsidiary participating in any Company Benefit Plan (a "COMPANY RETIREE") with health and welfare benefits that are, in the aggregate, substantially equivalent to those provided to such Company Retiree immediately prior to the Effective Time. Parent and Merger Sub reserve the right to amend the retiree welfare benefit plans with respect to the Company Retirees effective as of July 1, 2000.

    (d) SERVICE CREDIT. To the extent that service is relevant for eligibility, vesting and, except as would result in duplication of benefits, calculation of welfare benefits, under any Parent Employee Plan or subsequently established employee benefit plan, program or arrangement maintained by Parent or any subsidiary for which such individual is eligible, such Parent Employee Plan or other plan, program or arrangement shall credit Company Employees who participate therein for service on or prior to the Effective Time to the extent such service was credited under the corresponding (if any) Company Employee Plan with the Company or any subsidiary or any affiliate or predecessor of any of them. In addition, Parent and Merger Sub shall (i) waive limitations on benefits relating to any pre-existing conditions under any welfare benefit plan of Parent or any subsidiary in which Company Employees may participate and (ii) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Company Employees and their respective dependents under the Company's and any subsidiary's medical and dental plans in the calendar year in which the Effective Time occurs.

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
    (e) COMPANY RETENTION PLAN. At the Effective Time, Parent and Merger Sub shall assume the Company's Key Employee Retention and Severance Plan. At the Effective Time, Parent shall assume, and through June 30, 2000, maintain, the Company's Executive Termination Compensation Policy and the Company's Lay-off Benefits Plan. Parent agrees to discharge all its obligations and provide all benefits which accrue thereunder and to maintain such plans on the same terms and conditions MUTATIS MUTANDIS. Prior to the Effective Time, the Company shall amend the Company's Layoff Benefits Plan to limit severance payable thereunder to a maximum of 104 weeks of pay.

    (f) DEFERRED COMPENSATION PROGRAMS. Parent and Merger Sub agree to continue to maintain, with respect to deferral elections made on or prior to June 30, 1999, the Company's Bonus Deferral Plan, the Company's Executive Deferred Compensation Plan and the Company's Supplemental Executive Retirement Plan (the "DEFERRAL PLANS"), PROVIDED that investment options with respect to deferred monies shall be similar to those offered under the Deferral Plans as of the Effective Date or to those offered under any comparable plan of Parent. Prior to the Effective Time, the Company shall determine in consultation with Parent and each of their advisors whether to amend the Executive Deferred Compensation Plan to eliminate the right of the participants to elect distributions upon the occurrence of certain corporate reorganizations and to provide the administrator of such Plan with discretionary powers consistent with those in the Company's other Deferral Plans. The Company shall communicate, in a written document the form and substance of which has been agreed to by the Company and Merger Sub, to each individual who may receive a "Restricted Stock Amount" as defined in
Section 2.16 of the Company's Executive Deferred Compensation Plan, in respect of any Restricted Share that vests on or after the Effective Date, that any such share will not become a Restricted Stock Amount in the event that the Merger is consummated. The Company shall communicate, in a written document the form and substance of which has been agreed to by the Company and Merger Sub, to each participant in the Company's Bonus Deferral Plan that stock options are no longer available with respect to any bonus not paid before the Effective Date. The Company shall amend the Company's Executive Deferred Compensation Plan, the 1990 Plan and the Bonus Deferral Plan, as agreed upon by the Company and Parent, in order to effectuate the foregoing. At the Effective Time, Company Employees' participation in the Deferral Plans shall cease with respect to future deferrals and Company Employees shall be able to participate in the Parent Deferred Compensation Plan on the same terms as other comparably situated employees of Parent.

    (g) COMPANY LOAN PROGRAM. Through June 30, 2000, Parent and Merger Sub agree to continue to maintain the Company's Loan Program (the "COMPANY LOAN PROGRAM") and Parent and Merger Sub acknowledge that neither the consummation of the transactions contemplated hereby nor any amendment or termination of the Company Loan Program shall accelerate the maturity date of or otherwise affect in any way any loans previously made to the Company's executives under the Company Loan Program.

    (h) NO THIRD PARTY RIGHTS. It is expressly agreed that the provisions of this Section 5.12 are not intended to be for the benefit of or otherwise be enforceable by any third party, including, without limitation, any current or former employee, officer, director, independent contractor or any collective bargaining unit or employee organization.

    Section 5.13. RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 2.26), if any, necessary in order to render the Rights (as defined in the Rights Agreement) inapplicable to the Merger and the other transactions contemplated by this Agreement.

    Section 5.14. ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, the Company shall use its best efforts to cause PricewaterhouseCoopers LLP to deliver to Merger Sub, and Merger Sub shall use its best efforts to cause PricewaterhouseCoopers to deliver to the Company, a letter covering such matters as are reasonably requested by Merger Sub or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

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
    Section 5.15. COMPLIANCE WITH STATE PROPERTY TRANSFER LAWS. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Parent and Merger Sub, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws. The Company agrees to provide Parent and Merger Sub with any documents required to be submitted to the relevant state agency prior to submission, and the Company shall not take any action to comply with applicable state property transfer laws without Parent's and Merger Sub's prior consent, which consent shall not be unreasonably withheld or delayed. Parent and Merger Sub shall provide to the Company any assistance reasonably requested by the Company with respect to such compliance.

    Section 5.16. CHARITIES. After the Effective Time, Parent shall cause the Surviving Corporation to provide charitable contributions and community support within the communities in which the Company and each of its commercial business units are located and do business at levels substantially comparable to the levels of charitable contributions and community support provided by the Company and its commercial business units within such areas for the two-year period immediately prior to the Effective Time. Section 5.16 of the Company Disclosure Schedule sets forth all charitable contributions and community support provided by the Company for the two-year period immediately prior to the date hereof. It is expressly agreed that the provisions of this Section 5.16 are not intended to be for the benefit of or otherwise be enforceable by any third party.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    Section 6.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy
    Statement/Prospectus shall have been initiated or threatened by the SEC;

        (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

        (c) ANTITRUST. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected to have a Material Adverse Effect on the Company, Parent or Parent's electrical and electronic component business;

        (d) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, United States or non-United States, that is reasonably likely to result in an order, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of

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    competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit, or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries, or (iii) compelling or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement;

        (e) ILLEGALITY. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

        (f) TAX OPINIONS. Subject to Section 6.04, the Company shall have received a written opinion of Shearman & Sterling (the "COMPANY TAX OPINION"), and Merger Sub shall have received a written opinion of PricewaterhouseCoopers LLP (the "PARENT TAX OPINION"), in form and substance reasonably satisfactory to each of them, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368 of the Code and (ii) the transfer of Company Common Stock by Company stockholders pursuant to the Merger, other than Company stockholders who are or will be "5% transferee stockholders" within the meaning of Treasury Regulation
    Section 1.367(a)-3(c)(5)(ii), will qualify for an exception under Treasury Regulation Section 1.367(a)-3 and, accordingly, Parent will be treated as a corporation for United States federal income tax purposes. Each party agrees to make all customary and reasonable representations and covenants to such counsel in connection with the rendering of such opinions.

    Section 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

        (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company; PROVIDED HOWEVER, that unless the Company knowingly breaches Section 4.01(k), the Company shall have been deemed to have complied with Section 4.01(k) unless the failure to comply with such section would also result in the failure of the condition referred to in Section 6.02(a);

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company or Parent; and

        (d) RIGHTS AGREEMENT. A Distribution Date shall not have occurred under the Rights Agreement.

    Section 6.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or
    (iii) where the failure to be true and correct would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent;

        (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent and Merger Sub to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent and the President or Vice President of Merger Sub;

        (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company or Parent;

        (d) LISTING. The Parent Common Shares issuable in connection with the Merger and upon exercise of the Adjusted Options shall have been authorized for listing on the NYSE upon official notice of issuance; and

        (e) SHAREHOLDER RIGHTS PLAN. A Distribution Date shall not have occurred under Parent's Shareholder Rights Plan dated November 6, 1996, as amended.

    Section 6.04. FAILURE TO DELIVER TAX OPINIONS. In the event that or PricewaterhouseCoopers LLP notifies Parent and Merger Sub in writing that it cannot render the Parent Tax Opinion (as reasonably determined by PricewaterhouseCoopers LLP and concurred in by Shearman & Sterling), or Shearman & Sterling notifies the Company in writing that it cannot render the Company Tax Opinion (as reasonably determined by Shearman & Sterling and concurred in by PricewaterhouseCoopers LLP), the Company, within three business days of receipt of such notice from Shearman & Sterling or a copy of such PricewaterhouseCoopers LLP notice, may provide Parent and Merger Sub with written notice that it elects to proceed to consummate this Agreement notwithstanding the failure to satisfy the condition set forth in Section 6.01(f) (the "TAX OPINION CONDITION"). In such event, and any other provision of this Agreement notwithstanding, the Tax Opinion Condition shall be deemed waived by the parties to this Agreement, and Parent, Merger Sub and the Company shall take all steps necessary to effectuate a merger (the "NEW MERGER") of a wholly-owned direct or indirect subsidiary of Parent ("NEW MERGER SUB") with and into the Company, with the Company being the Surviving Corporation, in accordance with the provisions of the DGCL and any other applicable jurisdiction. Except as may be necessary to reflect the change in the transaction structure to the New Merger and the jurisdiction of New Merger Sub, the terms of this Agreement, including the provisions of Section 1.06, shall govern the New Merger, and the references in this Agreement to Merger Sub, the Surviving Corporation and the

Merger shall be deemed references, MUTATIS MUTANDIS, to New Merger Sub, the Company and the New Merger, respectively. The waiver of the Tax Opinion Condition, in accordance with and in the circumstances contemplated by this Section, shall not constitute a waiver of any other condition to the Merger or any other provisions of this Agreement.

                                  ARTICLE VII
                                  TERMINATION

    Section 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

        (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by November 30, 1999 (other than for the reasons set forth in clause (d) below); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

        (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by either Parent or the Company if the Company Stockholders Meeting has not been held by November 30, 1999, or if the stockholders of the Company shall not have approved the Merger and adopted this Agreement at the Company Stockholders Meeting; or

        (e) by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent; (ii) approve or recommend to the stockholders of the Company an Acquisition Proposal or Alternative Transaction; or (iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction or (y) take any position or make any disclosures to the Company's stockholders permitted pursuant to Section 4.02(d) which has the effect of any of the foregoing; or

        (f) by the Company, in order to accept a Superior Proposal, provided that the Merger and this Agreement shall not theretofore have been approved at the Company Stockholders Meeting; the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Shearman & Sterling), that it is or is reasonably likely to be required to accept such proposal in order to discharge properly its fiduciary duties; the Company shall in fact accept such proposal; and the Company shall have complied in all respects with the provisions of
    Section 4.02; or

        (g) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Section 6.02(a) or 6.03(a), as the case may be, would not be satisfied (in each case, a "TERMINATING MISREPRESENTATION"); PROVIDED that, if such Terminating Misrepresentation is curable prior to November 30, 1999 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts to eliminate, undo or reverse the event or circumstance giving rise to such Terminating Misrepresentation and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

        (h) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied (in each case, a "TERMINATING CHANGE"), in either case other than by reason of a Terminating Breach (as hereinafter defined); PROVIDED that, if any such Terminating Change is curable prior to November 30, 1999 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

        (i) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Section 6.02(b) or 6.03(b), as the case may be, would not be satisfied (in each case, a "TERMINATING BREACH"); PROVIDED that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to November 30, 1999 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(i).

    As used herein, "ALTERNATIVE TRANSACTION" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires or would acquire more than 20% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries, having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 20% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination or similar transaction involving the Company or any of the Company Significant Subsidiaries, other than the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

    Section 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except that (i) the Company or Parent or Merger Sub may have liability as set forth in Section 7.03 and
Section 8.01 hereof, and (ii) nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful material breach hereof (it being understood that the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful material breach).

    Section 7.03. FEES AND EXPENSES. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally (i) all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) all conveyance and similar taxes required to be paid prior to the Effective Time under Section 5.11.

    (b) The Company shall pay Parent a fee of $100 million (the "FEE"), and shall pay Parent's respective actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("EXPENSES," as applicable to either Parent or the Company), such payment of Expenses not to exceed $7.5 million, upon the first to occur of any of the following events:

        (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(d), PROVIDED that, if this Agreement is terminated because the stockholders have not approved and adopted the Merger and this Agreement at the Company's Stockholders Meeting, the Fee and Expenses shall only be payable under this clause (i) if there shall occur a Payment Trigger; or

        (ii) the termination of this Agreement by Parent pursuant to clause
    (x)(ii) or (x)(iii) of Section 7.01(e) or the corresponding application of clause (y) thereof to clause (x)(ii) or (x)(iii); or

        (iii) the termination of this Agreement by the Company pursuant to
    Section 7.01(f); or

        (iv) the termination of this Agreement by Parent pursuant to Section 7.01(i) as a result of a willful breach by the Company; PROVIDED that the Fee and Expenses shall only be payable under this clause (iv) if there shall occur a Payment Trigger.

    The term "PAYMENT TRIGGER" means either (A) at the time of the Company Stockholders Meeting, in the case of clause (i) above, or at the time of the Terminating Breach, in the case of clause (iv) above, there shall be outstanding a bona fide Acquisition Proposal which has been made directly to the stockholders of the Company or has otherwise become publicly known or there shall be outstanding an announcement by any credible third party of a bona fide intention to make an Acquisition Proposal (in each case whether or not conditional and whether or not such proposal shall have been rejected by the Board of Directors of the Company) or (B) an Alternative Transaction shall be publicly announced by the Company or any third party within 12 months following the date of termination of this Agreement and such transaction shall at any time thereafter be consummated on substantially the terms theretofore announced.

    (c) Upon a termination of this Agreement by Parent pursuant to Section 7.01(g), the Company shall pay to Parent and Merger Sub their respective Expenses relating to the transactions contemplated by this Agreement, but in no event more than $7.5 million. Upon termination of this Agreement by the Company pursuant to Section 7.01(g), Merger Sub shall pay to the Company the Expenses of the Company relating to the transactions contemplated by this Agreement, but in no event more than $7.5 million.

    (d) The Fee and/or Expenses payable pursuant to Section 7.03(b) or Section 7.03(c) shall be paid within one business day after a demand for payment following the first to occur of any of the events described in Section 7.03(b) or Section 7.03(c); PROVIDED that in no event shall the Company or Parent, as the case may be, be required to pay such Fee and/or Expenses to the entities entitled thereto, if, immediately prior to the termination of this Agreement, the other entity was entitled to terminate this Agreement pursuant to Section 7.01(g), Section 7.01(h) or Section 7.01(i).

    (e) Each of the Company and Parent agrees that the payments provided for in
Section 7.03(b) or (c), as the case may be, shall be the sole and exclusive remedies of Parent upon a termination of this Agreement pursuant to Sections 7.01(d), (e) and (f) or a termination pursuant to Section 7.01(g) (but only if the Terminating Misrepresentation is not intentional), as the case may be, and such remedies shall be limited to the sums stipulated in Section 7.03(b) or (c), as the case may be, regardless of the circumstances giving rise to such termination.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and this Article VIII and Sections 5.06 and 5.08 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.02 and 7.03 and this Article VIII shall survive the termination of this Agreement. The Confidentiality Letters shall survive termination of this Agreement.

    (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material. No statement contained in any certificate or schedule required to be furnished by any party hereto pursuant to the provisions of this Agreement, including the Company Disclosure Schedule and the Parent Disclosure Schedule, shall contain any untrue statement of material fact or omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make such party's statements therein not misleading.

    Section 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) If to Parent:

           Tyco International Ltd.
           The Gibbons Building
           10 Queen Street, Suite 301
           Hamilton, Bermuda HM11
           Attn: Secretary
           Telecopy: (441) 295-9647
           Confirm: (441) 292-8674

    With a copy to:

           Tyco International (US) Inc.
           One Tyco Park
           Exeter, NH 03833
           Attn: Mark A. Belnick, Esq.
           Telecopy: (603) 778-7700
           Confirm: (603) 778-9700

    If to Merger Sub:

           Tyco International (PA) Inc.
           c/o Tyco International (US) Inc.
           One Tyco Park
           Exeter, NH 03833
           Attn: Mark A. Belnick, Esq.
           Telecopy: (603) 778-7700
           Confirm: (603) 778-9700

    With a copy to:

           Kramer Levin Naftalis & Frankel LLP
           919 Third Avenue
           New York, NY 10022
           Attn: Joshua M. Berman, Esq.
           Telecopy: (212) 715-8000
           Confirm: (212) 715-9100

    (b) If to the Company:

           Raychem Corporation
           300 Constitution Drive
           Menlo Park, CA 94025
           Attn: General Counsel
           Telecopy: (650) 361-4536
           Confirm: (650) 361-3333

    With a copy to:

           Shearman & Sterling
           1550 El Camino Real
           Menlo Park, CA 94025
           Attn: Christopher D. Dillon, Esq.
           Telecopy: (650) 330-2299
           Confirm: (650) 330-2200

    Section 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

        (a) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

        (b) "BUSINESS DAY" means any day other than a day on which banks in New York are required or authorized to be closed;

        (c) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (d) "DOLLARS" or "$" means United States dollars;

        (e) "KNOWLEDGE" means, with respect to any matter in question, that the executive officers of the Company or Parent, as the case may be, have or at any time had actual knowledge of such matters;

        (f) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

        (g) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    Section 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    Section 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    Section 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 8.07. SEVERABILITY. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    (b) The Company and Parent agree that the Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

    Section 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters, except to the extent specifically superseded hereby), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein.

    Section 8.09. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to any wholly-owned, direct or indirect, subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

    Section 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees).

    Section 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    Section 8.12. GOVERNING LAW; JURISDICTION. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

    (b) Each of the parties hereto submits to the exclusive jurisdiction of the state and federal courts of the United States located in the State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

    (c) Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of such court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than such court in the State of Delaware.

    Section 8.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    Section 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    Section 8.15. PERFORMANCE OF OBLIGATIONS. Unless otherwise previously performed, Parent shall cause Merger Sub to perform all of its obligations set forth in this Agreement.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                TYCO INTERNATIONAL LTD.

                                By   /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                     Name: Mark H. Swartz
                                     Title: EXECUTIVE VICE PRESIDENT AND CHIEF
                                            FINANCIAL OFFICER

                                TYCO INTERNATIONAL (PA) INC.

                                By   /s/ J. BRAD MCGEE
                                     -----------------------------------------
                                     Name: J. Brad McGee
                                     Title: VICE PRESIDENT

                                RAYCHEM CORPORATION

                                By   /s/ RICHARD A. KASHNOW
                                     -----------------------------------------
                                     Name: Richard A. Kashnow
                                     Title: CHAIRMAN OF THE BOARD, CHIEF
                                     EXECUTIVE OFFICER AND PRESIDENT

                                                                         ANNEX B
MORGAN STANLEY DEAN WITTER

                                                     2725 SAND HILL ROAD
                                                     BUILDING C--SUITE 200
                                                     MENLO PARK, CALIFORNIA
                                                     94025
                                                     (650) 234-5500

                                                                    May 18, 1999

Board of Directors
Raychem Corporation
300 Constitution Drive
Menlo Park, California 94025

Members of the Board of Directors:

    We understand that Raychem Corporation ("Raychem" or the "Company"), Tyco International Ltd. ("Tyco") and Tyco International (PA) Inc., a wholly owned subsidiary of Tyco ("Tyco (PA)"), propose to enter into an Agreement and Plan of Merger and Reorganization, substantially in the form of the draft dated May 18, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Raychem with and into Tyco (PA). Pursuant to the Merger, each outstanding share of common stock, par value $1.00 per share (the "Raychem Common Stock"), of Raychem, other than shares held in treasury or held by Tyco, Tyco (PA) or any affiliate of Tyco or as to which dissenters' rights have been perfected, will be converted into the right to elect to receive a certain number of shares of common stock, par value $0.20 per share (the "Tyco Common Stock"), of Tyco or a certain amount of cash or a combination of Tyco Common Stock and cash, subject to proration if too many elections with respect to cash or Tyco Common Stock, as the case may be, are received. The total amount of cash in aggregate to be received by the holders of shares of Raychem Common Stock is $18.50 multiplied by the number of shares of Raychem Common Stock outstanding as of the consummation of the Merger, excluding any shares to which dissenters' rights have been perfected. The total number of shares of Tyco Common Stock in aggregate to be received by the holders of shares of Raychem Common Stock is 0.2070 multiplied by the number of shares of Raychem Common Stock outstanding as of the consummation of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the consideration to be received by the holders of shares of Raychem Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of the Company and Tyco;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

   (iii) reviewed certain internal financial statements and other financial and operating data concerning Tyco prepared by the management of Tyco;

    (iv) analyzed certain financial projections prepared by the management of the Company;

    (v) analyzed certain financial projections prepared by the management of Tyco;

    (vi) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

   (vii) discussed the past and current operations and financial condition and the prospects of Tyco, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Tyco;

  (viii) reviewed the reported prices and trading activity for the Raychem Common Stock and the Tyco Common Stock;

                                                      MORGAN STANLEY DEAN WITTER
Raychem Corporation
Page 2
May 18, 1999

    (ix) compared the financial performance of the Company and Tyco and the prices and trading activity of the Raychem Common Stock and the Tyco Common Stock with that of certain other comparable publicly-traded companies and their securities;

    (x) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions we deem comparable;

    (xi) analyzed the pro forma impact of the Merger on Tyco's earnings per share;

   (xii) reviewed the draft Merger Agreement and certain related documents; and

  (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have also relied upon the assessment by the management of the Company of the cost savings and benefits expected to result from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated with respect to the stock consideration as tax-free pursuant to the Internal Revenue Code of 1986, as amended. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company or any of its assets.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Tyco and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission.

    In addition, this opinion does not in any manner address the prices at which Tyco Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger.

    Based and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Raychem Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                        Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED

                                By:  /s/ NICHOLAS DEJ. OSBORNE
                                     ------------------------------------------
                                     Nicholas deJ. Osborne
                                     Principal

                                                                         ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2)  If the merger or consolidation was approved pursuant to Section 228 or
    Section 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY                       RAYCHEM CORPORATION                       PROXY
              Proxy Solicited By The Board Of Directors For The
               Special Meeting of Stockholders - August 12, 1999

The undersigned hereby appoints Richard A. Kashnow and Karen O. Cottle, and each of them, as proxy or proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Raychem Corporation which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Raychem Corporation to be held at the Company's principal offices, 300 Constitution Drive, Menlo Park, California 94025-1164, on Thursday, August 12, 1999, at 10:00 a.m., local time, and at any and all adjournments and postponements thereof, with respect to all matters set forth in the Proxy Statement/Prospectus related to such Special Meeting and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.



     / /  Check here for address change.          PLEASE VOTE, SIGN, DATE AND RETURN
          New Address:                            THIS PROXY CARD PROMPTLY USING
                      ------------------             THE ENCLOSED ENVELOPE.
          ------------------------------
          ------------------------------          (Continued and to be signed on reverse side.)

-----------------------------------------------------------------------------------------------


                              RAYCHEM CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1.  To approve and adopt the Agreement and Plan of          FOR   AGAINST    ABSTAIN     Shares represented by all properly
    Merger and Reorganization, dated as of May 19,          / /       / /        / /     executed proxies will be voted in
    1999, among Raychem Corporation, a Delaware                                          accordance with instructions appearing
    corporation, Tyco International Ltd., a Bermuda                                      on the proxy and at the discretion of
    company, and Tyco International (PA) Inc., a                                         the proxy holders as to any other
    Nevada corporation and a wholly owned subsidiary                                     matters that may properly come before,
    of Tyco.                                                                             and all matters incident to the
                                                                                         conduct of, the Special Meeting of
                                                                                         Stockholders. In the absence of specific
                                                                                         instructions, proxies will be voted FOR
                                                                                         the approval and adoption of the
                                                                                         Agreement and Plan of Merger and
                                                                                         Reorganization, dated as of May 19, 1999,
                                                                                         among Raychem Corporation, Tyco
                                                                                         International Ltd., and Tyco International
                                                                                         (PA) Inc. and at the discretion of the
                                                                                         proxy holders as to any other matter that
                                                                                         may properly come before the Special
                                                                                         Meeting of Stockholders.

                                                                                                 Mark here if you plan to
                                                                                                 attend the meeting.

                                                                                                     Dated:                , 1999
                                                                                                           ----------------
                                                                                                     Signature(s)
                                                                                                                 ----------------
                                                                                                     ----------------------------
                                                                                                     Please sign exactly as your
                                                                                                     name appears. If acting as
                                                                                                     attorney, executor, trustee,
                                                                                                     or in representative capacity,
                                                                                                     sign name and indicate title.

----------------------------------------------------------------------------------------------------------------------------------

                               FOLD AND DETACH HERE

                              YOUR VOTE IS IMPORTANT.

              PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                            USING THE ENCLOSED ENVELOPE.

                      ELECTION FORM AND TRANSMITTAL LETTER

        TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK OF
                              RAYCHEM CORPORATION

submitted in connection with an election to receive cash, common shares of Tyco International Ltd., or a combination of cash and Tyco common shares in the merger of Raychem and a subsidiary of Tyco. The merger is pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Tyco, Tyco International (PA) Inc., a wholly owned subsidiary of Tyco, and Raychem. Raychem stockholders will vote on the merger at a special stockholder meeting scheduled for August 12, 1999. A proxy statement/prospectus of Raychem and Tyco for the special meeting accompanies this document.

                     The exchange agent for the merger is:
                     CHASEMELLON SHAREHOLDER SERVICES, LLC

          BY MAIL:                       BY HAND:                BY OVERNIGHT DELIVERY:
        P.O. Box 3301                  120 Broadway                85 Challenger Road
 South Hackensack, NJ 07606            13(th) Floor                 Mail Drop--Reorg.
                                    New York, NY 10271          Ridgefield Park, NJ 07660
                                Attn: Reorganization Dept.     Attn: Reorganization Dept.

                                  FACSIMILE TRANSMISSION
                     (FOR TRANSMISSIONS WITH GUARANTEES OF DELIVERY BY
                          ELIGIBLE GUARANTOR INSTITUTIONS ONLY):
                                      (201) 296-4293

                                FOR CONFIRMATION TELEPHONE:
                                      (201) 296-4860

--------------------------------------------------------------------------------
    IF YOU DELIVER THIS DOCUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
   OR TRANSMIT THIS DOCUMENT VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE YOUR ELECTION WILL NOT BE EFFECTIVE.

                    The information agent for the merger is:

                                     [LOGO]

                               WALL STREET PLAZA
                               NEW YORK, NY 10005

                         Call Toll-Free: (800) 223-2064
                 Banks and Brokers Call Collect: (212) 440-9800

                                                                        NUMBER OF SHARES
                                                                       REPRESENTED BY EACH
 NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S).                           CERTIFICATE
  PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S)       CERTIFICATE        (OR COVERED BY A
        APPEAR(S) ON YOUR CERTIFICATES(S).*            NUMBER**      GUARANTEE OF DELIVERY)
                                                    TOTAL SHARES ..........................

* In the case of a delivery using the guarantee of delivery procedures, exactly as name(s) will appear on the certificate(s) when delivered.

** Certificate numbers are not required if certificates will be delivered using the guarantee of delivery procedures.

    FOR YOUR ELECTION TO BE EFFECTIVE, THIS DOCUMENT, TOGETHER WITH YOUR STOCK CERTIFICATES OR A GUARANTEE OF THEIR DELIVERY, MUST BE RECEIVED BY THE EXCHANGE AGENT BEFORE THE ELECTION DEADLINE. THE ELECTION DEADLINE IS THE CLOSE OF BUSINESS ON THE DATE PRIOR TO THE DATE THE MERGER BECOMES EFFECTIVE. WE ANTICIPATE THAT SUCH DATE WILL BE ON OR ABOUT AUGUST 12, 1999, THE DATE OF THE SPECIAL MEETING OF RAYCHEM'S STOCKHOLDERS TO VOTE ON THE MERGER. AS A RESULT, WE RECOMMEND THAT YOU SUBMIT THIS DOCUMENT, TOGETHER WITH YOUR RAYCHEM STOCK CERTIFICATES OR A GUARANTEE OF THEIR DELIVERY, AND ANY OTHER REQUIRED DOCUMENTATION, NO LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST 11, 1999.

      PLEASE READ THE ELECTION INSTRUCTIONS, THE GENERAL INSTRUCTIONS AND THE OTHER INFORMATION BELOW CAREFULLY BEFORE COMPLETING THIS DOCUMENT.

Ladies and Gentlemen:

    Pursuant to the merger agreement, and subject to the proration rules included in the merger agreement and described in the proxy statement/prospectus, I hereby surrender to ChaseMellon Shareholder Services, LLC, as exchange agent, certificate(s) representing all of my shares of Raychem common stock listed above. I elect to have each of such shares of Raychem common stock represented by such certificates converted according to the following three election options, in the manner indicated in Box A below:

        (A) CASH ELECTION: The right to receive cash equal to the "per share amount of the merger consideration;"

        (B) STOCK ELECTION: The right to receive Tyco shares having a value equal to the "per share amount of the merger consideration;" or

        (C) NO ELECTION: The right to receive cash and/or shares having a value equal to the "per share value of the merger consideration," as provided in the merger agreement, for shares of Raychem common stock as to which no election is made.

The "per share amount of the merger consideration" is $18.50 plus the value of
0.2070 of a Tyco common share. The value of a Tyco common share for these purposes is the average of the volume weighted average sale prices per Tyco common share on the New York Stock Exchange for the three consecutive trading days beginning on the date the merger becomes effective. The exchange agent will pay cash in lieu of any fractional Tyco shares otherwise issuable in connection with the merger.

    I understand that each election is subject to certain terms, conditions and limitations set forth in the merger agreement, including that the aggregate amount of cash and the aggregate number of Tyco shares to be paid or delivered in the merger is fixed.

    - The aggregate amount of cash that is payable in the merger is equal to $18.50 multiplied by the number of shares of Raychem common stock outstanding on the date the merger becomes effective. If there are dissenting shares, the aggregate amount of cash will be reduced by the number of dissenting shares multiplied by the per share value of the merger consideration.

    - The aggregate number of Tyco common shares that are deliverable in the merger is equal to 0.2070 multiplied by the number of shares of Raychem common stock outstanding on the date the merger becomes effective.

    I ACKNOWLEDGE THAT THE MERGER AGREEMENT PROVIDES FOR PRORATION IF, AS A RESULT OF THE ELECTIONS MADE BY RAYCHEM STOCKHOLDERS, EITHER THE FIXED AMOUNT OF CASH OR THE FIXED NUMBER OF TYCO SHARES WOULD OTHERWISE BE EXCEEDED. IN SUCH A CASE, I UNDERSTAND THAT I MAY RECEIVE A COMBINATION OF CASH AND TYCO SHARES THAT DIFFERS FROM MY ELECTION(S) MADE IN BOX A.

    If I am acting in a representative or fiduciary capacity for a particular beneficial owner, I hereby certify that this document covers all of the shares of Raychem common stock that I own in a representative or fiduciary capacity for such particular beneficial owner.

    I hereby represent and warrant that I am, as of the date hereof, and will be, as of the date the merger becomes effective, the registered holder of the shares of Raychem common stock represented by the certificate(s) surrendered with this document, with good title to such shares and full power and authority to:

    1. sell, assign and transfer such shares free and clear of all liens, restrictions, charges and encum-brances, and not subject to any adverse claims, and

    2.  make the election(s) indicated in Box A.

    I will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of my shares of Raychem common stock. I hereby irrevocably appoint the exchange agent, as my agent, to effect the exchange pursuant to the merger agreement and the instructions to this document. All authority conferred by this document shall be binding upon my successors, assigns, heirs, executors, administrators and legal representatives. This authority shall not be affected by, and shall survive, my death or incapacity.

                                     BOX A:
                                    ELECTION
                           SEE GENERAL INSTRUCTION 3.

      Please list the number of your shares of Raychem common stock for which you wish to make the following elections:

Number of shares for which you are electing to receive cash:
                                                                             ---------

Number of shares for which you are electing to receive Tyco shares:
                                                                             ---------

Number of shares for which you are not making any election:
                                                                             ---------

  Total number of shares held by you:
                                                                             ---------

--------------------------------------------------------------------------------
                                   SIGN HERE
                   (ALSO COMPLETE SUBSTITUTE FORM W-9 BELOW)

  ____________________________________________________________________________

  ____________________________________________________________________________
                        (SIGNATURE(S) OF STOCKHOLDER(S))

  Dated: __________________, 1999

      (Must be signed by registered holder(s) as name(s) appear(s) on the certificate(s) for the shares or by person(s) authorized to become registered holders(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see General Instruction 9.)

  Name(s): ___________________________________________________________________

  ____________________________________________________________________________
                                 (PLEASE PRINT)

  Capacity (full title): _____________________________________________________

  Address: ___________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                               (INCLUDE ZIP CODE)

  Daytime Area Code and Telephone No.: _______________________________________

  Employer Identification or Social Security No.: ____________________________

                           (SEE SUBSTITUTE FORM W-9)

                           GUARANTEE OF SIGNATURE(S)
                    (IF REQUIRED--SEE GENERAL INSTRUCTION 6)

  Authorized Signature: ______________________________________________________

  Name: ______________________________________________________________________
                                 (PLEASE PRINT)

  Name of Firm: ______________________________________________________________

  Address: ___________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                               (INCLUDE ZIP CODE)

  Area Code and Telephone No.: _______________________________________________

  Dated: ____ , 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             GUARANTEE OF DELIVERY
                   (TO BE USED IF RAYCHEM STOCK CERTIFICATES
                    ARE NOT SURRENDERED WITH THIS DOCUMENT)
                          (SEE GENERAL INSTRUCTION 7)

     THE UNDERSIGNED (CHECK APPROPRIATE BOX BELOW) GUARANTEES TO DELIVER TO THE EXCHANGE AGENT AT THE APPROPRIATE ADDRESS SET FORTH ABOVE THE CERTIFICATES FOR SHARES OF RAYCHEM COMMON STOCK COVERED BY THIS DOCUMENT NO LATER THAN 5:00 P.M. (EASTERN TIME), ON THE THIRD NYSE TRADING DAY AFTER THE DATE OF DELIVERY OF THIS GUARANTEE.

 / / A broker or dealer
                                            Firm: ______________________________
                             (PLEASE PRINT OR TYPE)
 / / A bank or savings association
                                            Authorized Signature: ______________
 / / Other eligible guarantor institution,
                                            Address: ___________________________
     as defined in Rule 17Ad-15
   (specify __________________________________________________________)
                                            ____________________________________

                                            Area Code and
 Dated: ________________________________________________________ , 1999
                                            Phone Number: ______________________
 -------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              SPECIAL ISSUANCE AND
                              PAYMENT INSTRUCTIONS
                      (SEE GENERAL INSTRUCTIONS 6 AND 12)

      To be completed ONLY if the merger consideration, whether cash, Tyco shares or a combination of cash and shares, is to be issued in the name of, and mailed to, someone other than yourself.

  Issue the merger consideration to:

  Name: ______________________________________________________________________

                                  (PLEASE PRINT)

  Address: ___________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
                                (INCLUDE ZIP CODE)

  ____________________________________________________________________________
                          (EMPLOYER IDENTIFICATION OR
                              SOCIAL SECURITY NO.)

   ----------------------------------------------------------------
   ----------------------------------------------------------------
      If you complete this box, you will need a signature guarantee by an eligible institution. See General Instruction 6.

                         SPECIAL DELIVERY INSTRUCTIONS
                          (SEE GENERAL INSTRUCTION 13)

      To be completed ONLY if the merger consideration, whether cash, Tyco shares or a combination of cash and shares, is to be mailed to you at an address other than that shown above.

  Mail the merger consideration to:

  Name: ______________________________________________________________________

                                  (PLEASE PRINT)

  Address: ___________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

                                (INCLUDE ZIP CODE)

  ____________________________________________________________________________
                          (EMPLOYER IDENTIFICATION OR
                              SOCIAL SECURITY NO.)

   ----------------------------------------------------------------
   ----------------------------------------------------------------
      Check this box if this is a permanent change of address. / /

              PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, LLC

---------------------------------------------------------------
 SUBSTITUTE           PART 1--PLEASE        --------------------
 FORM W-9             PROVIDE YOUR TIN IN     SOCIAL SECURITY
                      THE BOX AT RIGHT AND       NUMBER(S)
                      CERTIFY BY SIGNING
                      AND DATING BELOW.             OR

                                            --------------------
                                                  EMPLOYER
                                               IDENTIFICATION
                                                   NUMBER
                      ------------------------------------------
 DEPARTMENT OF        PART 2--Exempt Payees  / /
 TREASURY INTERNAL
 REVENUE SERVICE

                                ---------------------
                                         NAME
                      (if joint ownership, list first and circle
                        the name of the person or entity whose
                             number is entered in Part 1)

 PAYER'S REQUEST FOR             -------------------
 TAXPAYER                    ADDRESS (NUMBER AND STREET)
 IDENTIFICATION
 NUMBER "TIN"
                                 -------------------
                               CITY, STATE AND ZIP CODE
                      ------------------------------------------
                      PART 3--AWAITING TIN / /
 ---------------------------------------------------------------
 CERTIFICATION--UNDER PENALTY OF PERJURY, I CERTIFY THAT: (1)
 The number shown on this form is my correct Taxpayer
 Identification Number (or I am waiting for a number to be
 issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that
 I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
 DEPARTMENT OF TREASURY INTERNAL REVENUE SERVICE CERTIFICATION
 INSTRUCTIONS--You must cross out item (2) of the above
 certification if you have been notified by the IRS that you are subject to backup withholding because of under-reported
 interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup
 withholding you received another notification from the IRS
 stating that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup
 withholding, check the box in Part 2 above.

 SIGNATURE
 --------------------------------------------------------------- DATE
 -------------------
----------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM OF ELECTION AND
      LETTER OF TRANSMITTAL, INCLUDING THE SUBSTITUTE FORM W-9,
      MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH
      PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AGREEMENT.
      PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION
      OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9"
      FOR ADDITIONAL DETAILS.

 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE
           BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.
----------------------------------------------------------------

     CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a)
 I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue
 Service Center or Social Security Administration Office, or (b)
 I intend to mail or deliver an application in the near future.
 I understand that if I do not provide a taxpayer identification number, 31% of all reportable payments made to me thereafter will be withheld until I provide such number.

 SIGNATURE
 --------------------------------------------------------------- DATE
 -------------------
----------------------------------------------------------------

                              GENERAL INFORMATION

IF YOUR STOCK CERTIFICATES ARE CURRENTLY UNAVAILABLE.

    If your Raychem stock certificates are not available at the time you send this document to the exchange agent, you may instead provide a guarantee of their delivery. See General Instruction 7 below.

IF YOUR STOCK CERTIFICATES ARE LOST, STOLEN OR DESTROYED.

    If your Raychem stock certificate(s) have been lost, stolen or destroyed and you wish to make an election, see General Instruction 14 below.

COPIES OF THE PROXY STATEMENT/PROSPECTUS; VOTING.

    This document is delivered to you in connection with the proxy statement/prospectus. You may request additional copies of the proxy statement/prospectus, as well as extra copies of this document, from Georgeson & Company Inc., the information agent, at (800) 223-2064 (toll-free). By submitting this document to the exchange agent you acknowledge your receipt of the proxy statement/prospectus.

    COMPLETING AND RETURNING THIS DOCUMENT DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO APPROVAL OF THE MERGER AT THE RAYCHEM SPECIAL MEETING. TO VOTE AT THE RAYCHEM SPECIAL MEETING, YOU MUST COMPLETE, SIGN AND RETURN THE PROXY CARD THAT ACCOMPANIED THE PROXY STATEMENT/PROSPECTUS, OR YOU MUST ATTEND THE RAYCHEM SPECIAL MEETING IN PERSON AND VOTE YOUR SHARES THERE. IF YOU HAVE ANY QUESTIONS CONCERNING THE VOTING OF YOUR SHARES OF RAYCHEM COMMON STOCK, PLEASE CALL THE INFORMATION AGENT TOLL-FREE AT (800) 223-2064.

RECEIPT OF YOUR MERGER CONSIDERATION.

    If you follow the instructions in this document and make a valid election, you will not have to submit an additional transmittal letter or other form to receive your merger consideration following the merger. Even if you do not make a valid election, but you submit this document, signed where indicated above and on the included Substitute Form W-9, together with your Raychem stock certificates, you will receive your merger consideration following the merger as a non-electing shareholder. If you do not submit this document and your stock certificates to the exchange agent, we will send you another transmittal letter after the merger is effective, with the instructions you must follow to receive your merger consideration.

                             ELECTION INSTRUCTIONS

    The appropriate share information must be provided in Box A above in order to make a cash and/or stock election. Your choices of election are:

ELECTION                                      WHAT YOU WILL RECEIVE FOR EACH SHARE OF RAYCHEM COMMON STOCK
-------------------------------------  --------------------------------------------------------------------------
Cash Election........................  cash, without interest, equal to $18.50 plus the value of 0.2070 of a Tyco common share

Stock Election.......................  a fraction of a Tyco common share having a value of $18.50 plus the value of 0.2070 of a Tyco common share

No Election..........................  cash, without interest, and/or a fraction of a Tyco common share having a combined value of $18.50 plus the value of 0.2070 of a Tyco common share, as determined by the proration rules of the merger agreement.

    ALL ELECTIONS ARE SUBJECT TO THE PRORATION RULES SET FORTH IN SECTION 1.06 OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THE PROXY STATEMENT/PROSPECTUS AS ANNEX A. THESE RULES ARE DESCRIBED UNDER THE CAPTION "THE MERGER AGREEMENT--MERGER CONSIDERATION--THE PRORATION RULES" IN THE PROXY STATEMENT/ PROSPECTUS AND IN GENERAL INSTRUCTION 3 BELOW. YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY BEFORE COMPLETING THIS DOCUMENT.

    You will be deemed not to have made an election if:

    A. No election choice is indicated in Box A;

    B. You fail to follow the instructions in this document, including failure to submit your Raychem stock certificate(s) or a guarantee of their delivery, or otherwise fail to properly make an election;

    C. This document, completed and accompanied by your Raychem stock certificate(s) or a guarantee of their delivery, is not actually received by the exchange agent before the election deadline; or

    D. You return this document with a guarantee of delivery of your stock certificates, but do not deliver the certificates within three NYSE trading days.

    Tyco (PA) and the exchange agent reserve the right to waive any defects in your completion of this document, but are under no obligation to do so.

    In order for your election to be valid and to receive your merger consideration, this document MUST be:

    - completed and signed in the space provided above and on the included Substitute Form W-9; and

    - received by the exchange agent, together with your Raychem stock certificate(s) or a guarantee of their delivery, at one of the addresses set forth above, prior to the election deadline.

    The allocation of the merger consideration among the Raychem stockholders will depend upon the elections made by stockholders and the average of the volume weighted average sale prices per Tyco common share on the NYSE for the three consecutive trading days beginning on the date the merger becomes effective. Raychem stockholders may submit their election until the business day preceding the date the merger becomes effective, and it may take some time before the exchange agent can verify the election forms and tabulate the election results. The validity of elections submitted just prior to the election deadline and accompanied by a guarantee of delivery will not be finally determined until three trading days after the deadline. The three trading day average value of Tyco common shares cannot be determined until the close of trading on the second trading day after the date the merger becomes effective. Because of these mechanics, there will be a period of time following consummation of the merger before the allocation of the merger consideration can be determined. Consequently, the payment to you of the merger consideration, even if you made an election and delivered your Raychem stock certificates to the exchange agent prior to the election deadline, may be delayed.

               SPECIAL ISSUANCE, PAYMENT OR DELIVERY INSTRUCTIONS

    Unless you otherwise indicate above under "Special Issuance and Payment Instructions," the merger consideration will be delivered in your name. Similarly, unless you otherwise indicate above under "Special Delivery Instructions," the merger consideration will be mailed to you at the address shown above. In the event that you complete the "Special Issuance and Payment Instructions" box, the merger consideration will be delivered in the name of, and will be mailed to, the indicated person or entity at the indicated address. Before such delivery can be made, however, the exchange agent must be provided with satisfactory evidence of the payment of, or exemption from payment of, any applicable stock transfer taxes. In addition, you must include appropriate signature guarantees with respect to shares of Raychem common stock for which you give Special Issuance and Payment Instructions.

                              GENERAL INSTRUCTIONS

    You should complete and submit this document to the exchange agent prior to the election deadline if you wish to make a cash or stock election. You can also use this document as a letter of transmittal at any time if you wish to submit your shares to be exchanged for the merger consideration without electing whether to receive cash or stock. Until your Raychem stock certificates are received and processed by the exchange agent at one of the addresses set forth on the cover, together with such other documents as the exchange agent may require, you will not receive your merger consideration. No interest will accrue on any cash you are entitled to receive. If you are receiving Tyco shares, you will be entitled to any dividends or other distributions paid on Tyco common shares with a record date after the effective time of the merger.

    YOU MUST FILL IN THE APPROPRIATE ELECTION INFORMATION IN BOX A ABOVE TO MAKE AN ELECTION TO RECEIVE YOUR CHOICE OF CASH AND/OR TYCO SHARES AS YOUR MERGER CONSIDERATION.

    Your election is subject to certain terms, conditions and limitations which are set forth in the merger agreement and described in the proxy statement/prospectus. The merger agreement is included as Annex A to the proxy statement/prospectus.

    1. ELECTION DEADLINE. The election deadline is the close of business on the business day prior to the date the merger becomes effective. For any election to be effective, this document, properly completed, and your related Raychem stock certificate(s), or a guarantee of their delivery, must be received by the exchange agent at one of the addresses shown on the cover of this document prior to the deadline. The exchange agent will determine whether this document or any of your Raychem stock certificates whose delivery has been guaranteed are received on a timely basis. Any such determination will be conclusive and binding. WE ANTICIPATE THAT THE DATE THE MERGER BECOMES EFFECTIVE WILL BE ON OR ABOUT THE DATE OF THE SPECIAL MEETING OF RAYCHEM STOCKHOLDERS TO VOTE ON THE MERGER, WHICH IS SCHEDULED TO BE HELD ON AUGUST 12, 1999. WE THEREFORE RECOMMEND THAT IF YOU WISH TO MAKE AN ELECTION, YOU DELIVER THIS DOCUMENT, TOGETHER WITH THE RELATED RAYCHEM STOCK CERTIFICATE(S) OR A GUARANTEE OF THEIR DELIVERY, PRIOR TO 5:00 P.M. EASTERN TIME ON AUGUST 11, 1999.

    If the merger is not consummated by August 19, 1999, Tyco and Raychem will issue a press release on the Dow Jones News Service at least five business days before consummating the merger. The press release will inform stockholders of the last date for submitting and/or changing their election forms.

    2.  REVOCATION OR CHANGE OF ELECTION.  An election may be:

    - revoked, if the exchange agent receives written notice prior to the election deadline from the record holder of the shares covered by such election, or

    - changed, if the exchange agent receives a completed replacement of this document prior to the election deadline from the record holder of the shares covered by such election.

If you effectively revoke an election, you may, by signed written notice to the exchange agent, request the return of your Raychem stock certificates submitted to the exchange agent, and they will be returned to you without charge by first class, insured mail as promptly as practicable after receipt of such request.

    3. ELECTION PROCEDURES/PRORATION. To properly complete Box A, you must indicate the number of your shares of Raychem common stock for which you are electing to receive cash or stock or for which you are not making any election.

    Also, in the address box on page 2 above,

    - your name and address must be set forth in the column under the heading "Name(s) and address(es) of registered owners(s)," and

    - either (a) the number of each Raychem stock certificate that you are surrendering with this document must be written in the column under the heading "Certificate number" or (b) if you are using the guarantee of delivery procedures, the number of shares represented by your stock certificates to be delivered pursuant to such procedures must be written in the column under the heading "Number of shares represented by each certificate (or covered by a guarantee of delivery)," but no certificate number is required.

You will be deemed to have made no election with respect to all shares as to which you have not indicated an election choice. As set forth above, the aggregate amount of cash that is payable in the merger, and the aggregate number of Tyco common shares that are deliverable in the merger are fixed. If the elections by Raychem stockholders result in an oversubscription of either the cash consideration or the stock consideration, the exchange agent will follow the procedures for allocating the merger consideration set forth in Section 1.06 of the merger agreement and described in the proxy statement/prospectus. Accordingly, there can be no assurance that your election will result in your receipt of your desired form or mix of merger consideration. However, in all events, the form and mix of merger consideration you receive will be closer to your desired choice than if you had made no election. See the proxy statement/prospectus under the caption "The Merger Agreement--Merger Consideration--The Proration Rules."

    4. TERMINATION OF MERGER AGREEMENT. Consummation of the merger is subject to the approval of the stockholders of Raychem and to the satisfaction of certain other conditions. No payments for surrendered Raychem stock certificates will be made prior to the consummation of the merger, and no payments will be made if the merger agreement is terminated. If the merger agreement is terminated, all elections will be void and of no effect, and the exchange agent will promptly return all Raychem stock previously received by it. In such event, shares of Raychem common stock held through The Depository Trust Company are expected to be available for sale or transfer promptly following such termination. Certificates representing shares of Raychem common stock will be returned by the exchange agent without charge to the record holder as promptly as practicable by first class, insured mail.

    5. NO FRACTIONAL INTERESTS. No certificate representing a fraction of a Tyco share will be issued to you. Instead, the exchange agent will remit cash, without interest, in an amount equal to the product of (A) the average of the volume weighted average sale prices per Tyco common share on the NYSE for the three consecutive trading days beginning on the date the merger becomes effective, and (B) the fractional interest of a Tyco common share to which you would otherwise be entitled, after taking into account all shares of Raychem common stock then held of record by you.

    6. GUARANTEE OF SIGNATURES. If the merger consideration is to be issued in your name as inscribed on your surrendered Raychem stock certificate(s), your signatures on this document need not be guaranteed. If you have completed the "Special Issuance and Payment Instructions" box so that payment is to be made to someone other than yourself, your signatures on this document must be guaranteed by a financial institution, such as most commercial banks, savings and loan associations and brokerage houses, that is a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program. Public notaries cannot execute guarantees of signatures.

    7. DELIVERY OF THIS DOCUMENT AND YOUR RAYCHEM STOCK CERTIFICATES; GUARANTEE OF DELIVERY. You should deliver this document, properly completed and duly executed, together with your Raychem stock certificate(s) or a guarantee of their delivery, to the exchange agent at one of the addresses set forth above. Delivery of the materials will be deemed effective, and risk of loss with respect thereto will pass, only when such materials are actually received by the exchange agent. THE METHOD OF DELIVERY OF THIS DOCUMENT, YOUR RAYCHEM STOCK CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. IF YOU CHOOSE TO SEND THE MATERIALS BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, APPROPRIATELY INSURED, WITH RETURN RECEIPT REQUESTED.

    If you wish to make an election but the certificates representing your shares of Raychem common stock will not be available by the election deadline, you can use the procedure for guarantee of delivery of your certificates. This allows you to make your election before the election deadline and subsequently to deliver your certificates. To use this procedure, the guarantee of delivery information set forth above must be completed. A guarantee of delivery of stock certificates must be made by an Eligible Guarantor Institution, generally a bank, broker, dealer and certain other financial institutions. ANY RAYCHEM STOCK CERTIFICATES COVERED BY A GUARANTEE OF DELIVERY MUST IN FACT BE DELIVERED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE DATE THIS DOCUMENT IS SUBMITTED TO THE EXCHANGE AGENT. FAILURE TO DELIVER SUCH RAYCHEM STOCK CERTIFICATES WITHIN SUCH THREE DAY PERIOD WILL INVALIDATE ANY ELECTION.

    8. SHARES HELD IN BOOK-ENTRY FORM. The exchange agent will request to establish an account with respect to the Raychem common stock at The Depositary Trust Company for purposes of receiving shares of Raychem common stock held in book-entry form owned by holders who wish to make an election. Any financial institution that is a participant in DTC may make book-entry delivery of Raychem common stock by causing DTC to transfer such stock into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Also, an Agent's Message, as defined in the next paragraph, and any other required documents, must be transmitted to and received by the exchange agent prior to the election deadline.

    The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent and forming part of the confirmation of book-entry transfer, which:

    - states that DTC has received an express acknowledgment from the participant in DTC transmitting the shares of Raychem common stock,

    - sets forth the election made with respect to such shares, and

    - states that such participant agrees to be bound by the terms of this document with respect to such shares.

    9. SHARES HELD BY NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. If you are a record holder of shares of Raychem common stock and hold such shares as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Election Form and Transmittal Letters covering the aggregate number of shares of Raychem common stock held by you for the beneficial owners for whom you are making an election. You must, however, certify that each Election Form and Transmittal Letter covers all of the shares of Raychem common stock held by you for any single beneficial owner. You may be required to provide the exchange agent with such documents and/or additional certifications, if requested, in order to satisfy the exchange agent that you hold such shares of Raychem common stock for a particular beneficial owner. If any shares of Raychem common stock are not covered by an effective Election Form and Transmittal Letter, they will be deemed shares for which you have made no election.

    10. INADEQUATE SPACE. If the space provided in this document is inadequate, the share certificate numbers and the numbers of shares of Raychem common stock that they represent should be listed on additional sheets and attached to this document.

    11. SIGNATURES ON ELECTION FORM AND TRANSMITTAL LETTER, STOCK POWERS AND ENDORSEMENTS.

    (a) Your signatures must correspond exactly with your name written on the face of your Raychem stock certificate(s) without alteration, variation or any change whatsoever.

    (b) If the Raychem stock certificates surrendered are held of record by two or more joint owners, all such owners must sign this document.

    (c) If any surrendered shares of Raychem common stock are registered in different names on several Raychem stock certificate(s), it will be necessary to complete, sign and submit as many separate Election Form and Transmittal Letters as there are different registrations of Raychem stock certificates.

    (d) If you sign this document and you are not the record holder(s) of the Raychem stock certificate(s) listed, other than as set forth in paragraph
       (e) below, such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificate(s).

    (e) If you sign this document as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and you are not the record holder of the accompanying Raychem stock certificates, you must indicate the capacity in which you are signing and must submit proper evidence of your authority to act.

    12. SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS. If you want the merger consideration to be delivered in the name of a person or persons that is different from the person(s) signing this document, you must complete the "Special Issuance and Payment Instructions" box. If the "Special Issuance and Payment Instructions" box is completed, the exchange agent will deliver the merger consideration in the name of, and will mail the merger consideration to, the person(s) you have indicated at the indicated address. However, the exchange agent must be provided with satisfactory evidence of the payment of, or exemption from payment of, any applicable stock transfer taxes.

    13. SPECIAL DELIVERY INSTRUCTIONS. If you want the merger consideration to be delivered in the name of the person(s) signing this document, but to an address that is different from the address set forth in the address box above, you must complete the "Special Delivery Instructions" box.

    14. LOST, STOLEN OR DESTROYED CERTIFICATES. You cannot make an effective election without enclosing your Raychem stock certificates with this document or providing a guarantee of delivery followed within three NYSE trading days by your certificates. If your Raychem stock certificate(s) have been lost, stolen or destroyed, you are urged to call Harris Trust and Savings Bank, Raychem's transfer agent, at (312) 360-5199. The transfer agent will forward additional documentation which you must complete in order to obtain a replacement stock certificate. You may be required to post an indemnity bond if so required by Raychem or its transfer agent.

    15. MISCELLANEOUS. Tyco (PA) and the exchange agent have the discretion to determine whether this document has been properly completed, signed and submitted or revoked and to disregard immaterial defects in your completion of this document. The decision of Tyco (PA) or the exchange agent in such matters shall be conclusive and binding. Tyco (PA) and the exchange agent are not under any duty to give notification of defects in your completion of this document.

    16. INFORMATION AND ADDITIONAL COPIES. Information and additional copies of this document may be obtained from the information agent by telephoning toll-free (800) 223-2064.

                           IMPORTANT TAX INFORMATION

    Under federal income tax law, the exchange agent is required to file a report with the Internal Revenue Service disclosing any cash payments made to you pursuant to the merger agreement and to impose 31% backup withholding if required. If the correct certifications on Substitute Form W-9 are not provided, a $50 penalty may be imposed on you by the IRS and payments made for your shares of Raychem common stock may be subject to backup withholding of 31% with respect to any cash consideration to be received pursuant to the merger agreement. Backup withholding is also required if the IRS notifies you that you are subject to backup withholding as a result of a failure to report all interest and dividends.

    In order to avoid backup withholding resulting from a failure to provide a correct certification, you must, unless an exemption applies, provide the exchange agent with your correct taxpayer identification number (TIN) on Substitute Form W-9 as set forth on this document. You must certify under penalties of perjury that such number is correct and that you are not otherwise subject to backup withholding.

    The TIN that you must provide is that of the registered holder of the Raychem common stock. If the Raychem common stock is held in more than one name or is not registered in the name of the actual holder or if the merger consideration is to be delivered to another person as provided in the box entitled "Special Issuance and Payment Instructions," consult the enclosed guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and your tax advisor for additional guidance on which number to report. The box in Part 3 of the Substitute Form W-9 should be checked if the surrendering holder of Raychem common stock has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the exchange agent is not provided with a TIN, the exchange agent will withhold 31% of all cash payments to be paid to the holder of Raychem common stock pursuant to the merger agreement. Certain persons, including corporations and non-United States persons are exempt from the information reporting and backup withholding requirements. If you are a non-United States person, you may qualify as an exempt recipient by submitting to the exchange agent a properly completed IRS Form W-8, signed under penalties of perjury, attesting to your exempt status. Non-United States investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

    Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    Please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.

    For a summary of the United States federal income tax consequences of the receipt of the merger consideration, see "Material U.S. Federal Income Tax and Bermuda Tax Consequences of the Merger" in the proxy statement/prospectus.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------
                               GIVE THE NAME AND
                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:      NUMBER OF
-------------------------------------------------
1.         Individual          The individual
2.         Two or more         The actual owner
           individuals (joint  of the account or,
           account)            if combined funds,
                               the first
                               individual on the
                               account(1)
3.         Custodian account   The minor(2)
           of a minor
           (Uniform Gift to
           Minors Act)
4.         a. The usual        The grantor-
             revocable         trustee(1)
             savings trust
             account (grantor
             is also trustee)
           b. So-called trust  The actual
             account that is   owner(1)
             not a legal or
             valid trust
             under state law
5.         Sole                The owner(3)
           proprietorship
-------------------------------------------------

                               GIVE THE
                               NAME AND
                               EMPLOYER
                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:      NUMBER OF
-------------------------------------------------
6.         Sole                The owner(3)
           proprietorship
7.         A valid trust,      The legal
           estate, or pension  entity(4)
           trust
8.         Corporate           The corporation
9.         Association, club,  The organization
           religious,
           charitable,
           educational
           organization
           account or other
           tax-exempt
           organization
10.        Partnership         The partnership
11.        A broker or         The broker or
           registered nominee  nominee
12.        Account with the    The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           state or local
           government, school
           district, or
           prison) that
           receives
           agricultural
           program payments

-------------------------------------------
-------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL
      BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

    OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

    PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees generally exempted from backup withholding on payments of interest and dividends and with respect to broker transactions include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

    PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                         MERGER OF RAYCHEM CORPORATION
                                      WITH
                    A SUBSIDIARY OF TYCO INTERNATIONAL LTD.
                      ELECTION FORM AND TRANSMITTAL LETTER

                                                                   July 12, 1999

To the Participants in the Raychem Corporation
Employee Stock Purchase Plan:

    Enclosed for your consideration is a proxy statement/prospectus, dated July 12, 1999, and the related election form and transmittal letter. These documents are provided to you in connection with the proposed merger of Raychem Corporation with a subsidiary of Tyco International Ltd. The terms of the merger are set forth in the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Tyco, Tyco International (PA) Inc., a wholly owned subsidiary of Tyco, and Raychem, which is Annex A to the proxy statement/prospectus.

    In the merger, Raychem stockholders will receive in the aggregate an amount of cash equal to $18.50 multiplied by the number of shares of Raychem common stock outstanding at the time the merger becomes effective (subject to reduction, as provided in the merger agreement, if there are any dissenting shares) and a number of Tyco common shares equal to 0.2070 multiplied by the number of outstanding shares of Raychem common stock. This consideration will be allocated among Raychem stockholders such that each stockholder will receive merger consideration with a value of $18.50 plus the value of 0.2070 of a Tyco common share for each of their shares of Raychem common stock. The value of a Tyco common share for these purposes is the average of the volume weighted average sale prices per Tyco share on the New York Stock Exchange for the three consecutive trading days beginning on the date that the merger becomes effective.

    Stockholders will have the right to elect to receive their merger consideration in cash, Tyco common shares or a combination of cash and Tyco common shares, subject to proration.

    ONLY RAYCHEM STOCKHOLDERS OF RECORD CAN MAKE AN ELECTION. RAYCHEM IS THE HOLDER OF RECORD OF SHARES FOR YOUR EMPLOYEE STOCK PURCHASE PLAN ACCOUNT, SO ONLY RAYCHEM CAN MAKE AN ELECTION WITH RESPECT TO YOUR SHARES. THE BLUE GENERAL STOCKHOLDER ELECTION FORM AND TRANSMITTAL LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO MAKE AN ELECTION FOR THE SHARES THAT RAYCHEM HOLDS FOR YOUR ACCOUNT. YOU MUST USE THE ATTACHED TAN INSTRUCTION FORM IF YOU WISH RAYCHEM TO MAKE AN ELECTION ON YOUR BEHALF.

    We request instruction whether to have Raychem make an election on your behalf with respect to any or all of the shares held by Raychem for your account. If you own any other shares of Raychem, you will be receiving separate documentation to make your election in respect of those shares.

--------------------------------------------------------------------------------
    IF YOU HAVE ANY QUESTION ABOUT MAKING YOUR ELECTION OR THE ENCLOSED MATERIALS, PLEASE CALL RAYCHEM EQUITY OPERATIONS AT (650) 361-3925.
--------------------------------------------------------------------------------

    Your attention is directed to the following:

    1.  Your choices of election are:

-------------------------------------------------------------------------------------------
                                         WHAT YOU WILL RECEIVE FOR EACH SHARE OF
          ELECTION                                 RAYCHEM COMMON STOCK
-------------------------------------------------------------------------------------------
Cash Election................  cash, without interest, equal to $18.50 plus the value of
                               0.2070 of a Tyco common share
Stock Election...............  a fraction of a Tyco common share having a value of $18.50 plus the value of 0.2070 of a Tyco common share
No Election..................  cash, without interest, and/or a fraction of a Tyco common share having a combined value of $18.50 plus the value of
                               0.2070 of a Tyco common share, as determined by the
                               proration rules of the merger agreement
-------------------------------------------------------------------------------------------

    Please note:  No fractional Tyco share certificates will be issued in the merger. Any fractional shares in your account after the merger will be paid out in cash.

    2. All elections are subject to the proration procedures set forth in
Section 1.06 of the merger agreement. The proration procedures are described under the caption "The Merger Agreement-- Merger Consideration--The Proration Rules" in the proxy statement/prospectus and in General Instruction 3 to the election form and transmittal letter. IN ADDITION, YOUR CASH AND/OR STOCK ELECTIONS MAY BE ROUNDED UP OR DOWN AS A RESULT OF THE AGGREGATION WITH THE OTHER RAYCHEM EMPLOYEE STOCK PURCHASE PLAN PARTICIPANTS.

    3. To be effective, a stockholder's election must be received by the exchange agent for the merger before the election deadline. This deadline is the close of business on the last trading day before the date the merger becomes effective. Tyco and Raychem anticipate that such date will be on or about August 12, 1999, the date of the special meeting of Raychem's stockholders to vote on the merger. Accordingly, they recommend that stockholders wishing to make an election assure that their elections are received by the exchange agent no later than 5:00 p.m. Eastern Time on August 11, 1999. TO ALLOW RAYCHEM TO MAKE AN ELECTION ON YOUR BEHALF ON A TIMELY BASIS, WE MUST RECEIVE YOUR INSTRUCTIONS NO LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST 6, 1999.

    4. The right hand corner of the label on the instruction form set forth below indicates the number of Raychem shares in your account as of July 7, 1999, if any. If you wish to have Raychem make an election for any or all of these shares, please complete, sign and return the instruction form to us. It is important for you to note the following:

    - THE PLAN IS SCHEDULED TO PURCHASE ADDITIONAL SHARES FOR PARTICIPANTS ON OR ABOUT JULY 30, 1999. CONSEQUENTLY, THE NUMBER OF SHARES APPEARING ON THE LABEL DOES NOT REFLECT ANY ADDITIONAL SHARES THAT YOU MAY RECEIVE ON OR ABOUT JULY 30. IF YOU ELECT TO RECEIVE CASH FOR ALL OF YOUR SHARES, YOUR ELECTION WILL COVER THE JULY 30 SHARES AS WELL. SIMILARLY, IF YOU ELECT TO RECEIVE TYCO SHARES FOR ALL OF YOUR SHARES, YOUR ELECTION WILL COVER THE JULY 30 SHARES AS WELL. HOWEVER, IF YOU ELECT TO RECEIVE CASH FOR SOME OF YOUR CURRENT SHARES AND ELECT TO RECEIVE TYCO SHARES FOR SOME OF YOUR CURRENT SHARES, WE WILL ASSUME THAT YOU ELECT TO RECEIVE TYCO SHARES FOR YOUR JULY 30 SHARES UNLESS YOU INSTRUCT US OTHERWISE IN THE SPECIAL INSTRUCTIONS SECTION ON THE INSTRUCTION FORM.

    - After you submit your instruction form to us, you may still instruct Raychem to sell the shares in your account or make any other transfers out of your account at any time on or prior to July 30, 1999, as permitted by the terms of the plan. In certain circumstances, this may cause the number of shares in your account at the time that Raychem makes the election on your behalf to be less than the number indicated on the instruction form. If you elect to receive either cash for ALL of your shares or Tyco shares for ALL of your shares, Raychem will make such election for whatever number of shares is in your account at that time. However, if you elect to receive cash for some of your shares and elect to receive Tyco shares for some of your shares, and your account contains less than the number of shares for which you have submitted instructions to us, unless you instruct us otherwise in the Special Instructions section, we will first reduce the number of shares for which you have not made an election, then reduce the number of shares for which you have elected to receive cash, and then reduce the number of shares for which you have elected to receive Tyco shares, until the number of shares for which you have made an election equals the number of shares actually in your account. IN ORDER TO FACILITATE OUR ADMINISTRATIVE PROCESSES, THE LAST DAY THAT YOU WILL BE PERMITTED TO INSTRUCT RAYCHEM TO SELL THE SHARES IN YOUR ACCOUNT OR MAKE ANY OTHER TRANSFERS OUT OF YOUR ACCOUNT WILL BE JULY 30, 1999.

    5. If the merger is not approved by Raychem's stockholders or the merger is not consummated for any other reason, Raychem's election on your behalf will have no effect and you will not receive any merger consideration.

    6. To avoid backup withholding, you must also complete the attached Substitute Form W-9, or, if you are a non-United States person for tax purposes, the attached Form W-8 or any other required forms. See "Important Tax Information" immediately following the forms for information regarding these forms.

    7. This document cannot be used to cast a vote on the merger. If you had shares of Raychem common stock in your account on July 7, 1999, the record date for the special meeting, we have provided you with a proxy card with which to cast your vote.

    You are urged to read the proxy statement/prospectus in its entirety before completing the instruction form below.

    A tan striped envelope to return your instructions to us is enclosed. Our address is:

       Harris Trust and Savings Bank
       c/o Harris Trust Company of New York
       P.O. Box 1010
       New York, New York 10208-1010
       Attention: Reorganization Department

    You can also submit your instruction form to us via facsimile using the following numbers:

       Facsimile: (212) 701-7636
       Confirmation: (212) 701-7624

    If you return the instruction form to us but do not indicate an election with respect to all or part of your shares, we will regard you as making no election with respect to those shares as to which you have not given us instructions.

    IF YOU WISH TO MAKE AN ELECTION, PLEASE FORWARD YOUR INSTRUCTIONS TO US NO LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST 6, 1999 TO ALLOW RAYCHEM TIME TO MAKE THE ELECTION FOR YOUR SHARES PRIOR TO THE ELECTION DEADLINE.

          INSTRUCTIONS FOR ESPP PARTICIPANTS WITH RESPECT TO ELECTION
                    OF MERGER CONSIDERATION IN THE MERGER OF
        RAYCHEM CORPORATION AND A SUBSIDIARY OF TYCO INTERNATIONAL LTD.

    We, the undersigned, acknowledge receipt of your letter, the enclosed proxy statement/prospectus, dated July 12, 1999, and the accompanying election form and transmittal letter. These documents relate to the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Tyco International Ltd., Tyco International (PA) Inc., a wholly owned subsidiary of Tyco, and Raychem Corporation, pursuant to which Raychem will be merged with Tyco (PA).

    This will instruct Raychem to make an election on our behalf to receive cash or Tyco common shares for the shares of Raychem common stock that Raychem holds in the Employee Stock Purchase Plan on our behalf. We understand that if we have not properly completed this form, Raychem will regard us as not having made an election with respect to any of our shares of Raychem common stock.

    A.  / / We elect to receive cash for ALL shares in our account

    B.  / / We elect to receive Tyco shares for ALL shares in our account

    C. / / We elect to receive cash and Tyco shares for the shares in our account, as follows:

  Number of shares for which we elect to receive cash:..........
                                                                  ---------
  Number of shares for which we elect to receive Tyco shares:...
                                                                  ---------
  Number of shares for which we are not making any election:....
                                                                  ---------
                                                                  ---------
    Total number of shares in our account:......................
                                                                  ---------
                                                                  ---------
                                                                  ---------

                              SPECIAL INSTRUCTIONS

       ------------------------------------------------------------------

       ------------------------------------------------------------------

       ------------------------------------------------------------------

                    [PLACE LABEL HERE]

                                                 SIGN HERE

                               ---------------------------------------------------------
                                                      Signature(s)
                               ---------------------------------------------------------

                               ---------------------------------------------------------
                                       Please print name(s) and address(es) here

                               ---------------------------------------------------------
                                           Area Code and Telephone Number(s)

Dated             , 1999       ---------------------------------------------------------
                                      Tax Identification or Social Security Number

                  PAYER'S NAME: HARRIS TRUST AND SAVINGS BANK

---------------------------------------------------------------
 SUBSTITUTE           PART 1--PLEASE        --------------------
 FORM W-9             PROVIDE YOUR TIN IN     SOCIAL SECURITY
                      THE BOX AT RIGHT AND       NUMBER(S)
                      CERTIFY BY SIGNING
                      AND DATING BELOW.             OR

                                            --------------------
                                                  EMPLOYER
                                               IDENTIFICATION
                                                   NUMBER
                      ------------------------------------------
 DEPARTMENT OF        PART 2--Exempt Payees  / /
 TREASURY INTERNAL
 REVENUE SERVICE

                                ---------------------
                                         NAME
                      (if joint ownership, list first and circle
                        the name of the person or entity whose
                             number is entered in Part 1)

 PAYER'S REQUEST FOR             -------------------
 TAXPAYER                    ADDRESS (NUMBER AND STREET)
 IDENTIFICATION
 NUMBER "TIN"
                                 -------------------
                               CITY, STATE AND ZIP CODE
                      ------------------------------------------
                      PART 3--AWAITING TIN / /
 ---------------------------------------------------------------
 CERTIFICATION--UNDER PENALTY OF PERJURY, I CERTIFY THAT: (1)
 The number shown on this form is my correct Taxpayer
 Identification Number (or I am waiting for a number to be
 issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that
 I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
 DEPARTMENT OF TREASURY INTERNAL REVENUE SERVICE CERTIFICATION
 INSTRUCTIONS--You must cross out item (2) of the above
 certification if you have been notified by the IRS that you are subject to backup withholding because of under-reported
 interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup
 withholding you received another notification from the IRS
 stating that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup
 withholding, check the box in Part 2 above.

 SIGNATURE
 --------------------------------------------------------------- DATE
 -------------------
----------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM OF ELECTION AND
      LETTER OF TRANSMITTAL, INCLUDING THE SUBSTITUTE FORM W-9,
      MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH
      PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AGREEMENT.
      PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION
      OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9"
      FOR ADDITIONAL DETAILS.

 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE
           BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.
----------------------------------------------------------------

     CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a)
 I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue
 Service Center or Social Security Administration Office, or (b)
 I intend to mail or deliver an application in the near future.
 I understand that if I do not provide a taxpayer identification number, 31% of all reportable payments made to me thereafter will be withheld until I provide such number.

 SIGNATURE
 --------------------------------------------------------------- DATE
 -------------------
----------------------------------------------------------------

Form W-8BEN

(October 1998)

Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding

Section references are to the Internal Revenue Code. See separate instructions.

Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for:

-   A U.S. citizen or other U.S. person, including a resident alien indiviudal
    W-9
-   A foreign partnership (see instructions for exceptions)  W-8ECI or W-8IMY
- A foreign government, international organization, foreign central bank of issue, tax-exempt organization, or private foundation, claiming the applicability of section(s) 501-C-, 892, 895, or 1443(b) W-8ECI or W-EEXP
-   A person acting as an intermediary W-8IMY
- A person claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States W-8ECI

Part 1  Identification of Beneficial Owner (See instructions.)

1   Name of individual or organization that is the beneficial owner

2   Country of incorporation or organization

3   Type of beneficial owner  / /  Individual / /  Corporation
/ / Disregarded entity / /  Partnership / /  Trust / /  Estate
/ / Foreign government / / International organization / / Foreign central bank of issue

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box.

City or town, state or province. Include postal code where apprpriate.

Country (do not abbreviate)

5   Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country (do not abbteviate)

6   U.S. taxpayer identification number, if required (see instructions)
/ /  SSN or ITIN / /  EIN
7   Foreign tax identifying number, if any (optional)
8   Account number(s) (optional)

Part II  Claim of Tax Treaty Benefits (if applicable)

9   I certify that (check all that apply):

a / / The beneficial owner is a resident of ..........within the meaning of the income tax treaty between the UniteD States and that country.

b / / If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

c / / The beneficial owners is not an individual, derives the income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty article dealing with limitation on benefits (see instructions).

d / / The beneficial owners is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e / / The beneficial owners is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $5000,000.

10  Special rates and conditions (if applicable-see instructions): The beneficial owners is claiming the provisions of Article....of the treaty identified on line 9a above to claim a.......% rate of withholding on
    (specify type of income):.....

Explain the reasons the beneficial owner meets the terms of the treaty article..

Part III  Notional Principal Contracts

11 / / I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV  Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates.
-   The beneficial owners is a foreign person,
- The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States,
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions,
- Any income from a notional principal contract to which this form relates is not effectively connected with the conduct of a trade or business within the United States, and
- I am not a former citizen or long-term resident of the United States subject to section 877 (relating to certain acts of expatriation) or, if I am subject to section 877. I am nevertheless entitles to treaty benefits with respect to the amounts received.

Sign Here Signature of beneficial owner (or individual authorized to sign for beneficial owner)

Date

Capacity in which acting

                           IMPORTANT TAX INFORMATION

    Under federal income tax law, we are required to file a report with the Internal Revenue Service disclosing any cash payments made to you pursuant to the merger agreement and to impose 31% backup withholding if required. If the correct certifications on Substitute Form W-9 are not provided, a $50 penalty may be imposed on you by the IRS and payments made for your shares of Raychem common stock may be subject to backup withholding of 31% with respect to any cash consideration to be received pursuant to the merger agreement. Backup withholding is also required if the IRS notifies you that you are subject to backup withholding as a result of a failure to report all interest and dividends.

    In order to avoid backup withholding resulting from a failure to provide a correct certification, you must, unless an exemption applies, provide us with your correct taxpayer identification number (TIN) on Substitute Form W-9 as set forth on this document. You must certify under penalties of perjury that such number is correct and that you are not otherwise subject to backup withholding.

    Although Raychem is the registered holder of the Raychem common stock in your account, the TIN that you must provide is that of the named owner of your ESPP account. If you are the Raychem employee, in most cases this will be your Social Security number. If your account is held in more than one name consult the enclosed guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and your tax advisor for additional guidance on which number to report. The box in Part 3 of the Substitute Form W-9 should be checked if the account holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and we are not provided with a TIN, we will withhold 31% of all cash payments to be paid to the account holder pursuant to the merger agreement. Certain persons, including corporations and non-United States persons are exempt from the information reporting and backup withholding requirements. If you are a non-United States person, you may qualify as an exempt recipient by submitting to us a properly completed IRS Form W-8, signed under penalties of perjury, attesting to your exempt status. A Form W-8 is included with this document for the convenience of participants who are non-United States persons. Non-United States persons should consult their tax advisors regarding the need to complete, or for assistance completing, the attached Form W-8 and any other forms that may be required.

    Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    Please read the attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.

    For a summary of the United States federal income tax consequences of the receipt of the merger consideration, see "Material U.S. Federal Income Tax and Bermuda Tax Consequences of the Merger" in the proxy statement/prospectus.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------
                               GIVE THE NAME AND
                               SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:      NUMBER OF
-------------------------------------------------
1.         Individual          The individual
2.         Two or more         The actual owner
           individuals (joint  of the account or,
           account)            if combined funds,
                               the first
                               individual on the
                               account(1)
3.         Custodian account   The minor(2)
           of a minor
           (Uniform Gift to
           Minors Act)
4.         a. The usual        The grantor-
             revocable         trustee(1)
             savings trust
             account (grantor
             is also trustee)
           b. So-called trust  The actual
             account that is   owner(1)
             not a legal or
             valid trust
             under state law
5.         Sole                The owner(3)
           proprietorship
-------------------------------------------------

                               GIVE THE
                               NAME AND
                               EMPLOYER
                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:      NUMBER OF
-------------------------------------------------
6.         Sole                The owner(3)
           proprietorship
7.         A valid trust,      The legal
           estate, or pension  entity(4)
           trust
8.         Corporate           The corporation
9.         Association, club,  The organization
           religious,
           charitable,
           educational
           organization
           account or other
           tax-exempt
           organization
10.        Partnership         The partnership
11.        A broker or         The broker or
           registered nominee  nominee
12.        Account with the    The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           state or local
           government, school
           district, or
           prison) that
           receives
           agricultural
           program payments

-------------------------------------------
-------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL
      BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

    OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

    PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees generally exempted from backup withholding on payments of interest and dividends and with respect to broker transactions include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

    PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                         MERGER OF RAYCHEM CORPORATION
                                      WITH
                    A SUBSIDIARY OF TYCO INTERNATIONAL LTD.

                      ELECTION FORM AND TRANSMITTAL LETTER

                                                                   July 12, 1999

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

    We have been appointed by Tyco International (PA) Inc., a wholly owned subsidiary of Tyco International Ltd., to act as exchange agent in connection with the proposed merger of Raychem Corporation and a subsidiary of Tyco. The terms of the merger are contained in an Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Tyco, Tyco (PA) and Raychem. The stockholders of Raychem will vote on the merger at a meeting scheduled to be held on August 12, 1999.

    In the merger, Raychem stockholders will receive in the aggregate an amount of cash equal to $18.50 multiplied by the number of shares of Raychem common stock outstanding at the time the merger becomes effective (subject to reduction, as provided in the merger agreement, if there are any dissenting shares) and a number of Tyco common shares equal to 0.2070 multiplied by the number of outstanding shares of Raychem common stock. This consideration will be allocated among Raychem stockholders such that each stockholder will receive merger consideration with a value of $18.50 plus the value of 0.2070 of a Tyco common share for each of their shares of Raychem common stock. The value of a Tyco common share for these purposes is the average of the volume weighted average sale prices per Tyco share on the New York Stock Exchange for the three consecutive trading days beginning on the date that the merger is consummated.

    Stockholders will have the right to elect to receive their merger consideration in cash, Tyco common shares or a combination of cash and Tyco common shares, subject to proration.

    Only Raychem stockholders of record can make an election. We understand that you or your nominee may hold of record shares of Raychem common stock for the account of your clients. Accordingly, we request that you furnish copies of the enclosed materials to your clients for whose accounts you or your nominee hold Raychem common stock and request the instruction of your clients as to any election they wish to make. The enclosed materials include:

        1. Proxy statement/prospectus which contains as Annex A a copy of the merger agreement.

        2. The blue election form and transmittal letter to be used by stockholders of record of Raychem in making an election.

        3. A printed form of letter which may be sent to your clients for whose account you hold shares of Raychem common stock in your name or in the name of your nominee with space provided for obtaining your clients' instructions for making an election.

    Your attention is directed to the following:

    A. The election choices are:

-------------------------------------------------------------------------------------------
                                    WHAT A STOCKHOLDER WILL RECEIVE FOR EACH SHARE OF
          ELECTION                                 RAYCHEM COMMON STOCK
-------------------------------------------------------------------------------------------
Cash Election................  cash, without interest, equal to $18.50 plus the value of
                               0.2070 of a Tyco common share
Stock Election...............  a fraction of a Tyco common share having a value of $18.50 plus the value of 0.2070 of a Tyco common share
No Election..................  cash, without interest, and/or a fraction of a Tyco common share having a combined value of $18.50 plus the value of
                               0.2070 of a Tyco common share, as determined by the
                               proration rules of the merger agreement
-------------------------------------------------------------------------------------------

    B. All elections are subject to the proration procedures set forth in
Section 1.06 of the merger agreement. The proration procedures are described under the caption "The Merger Agreement-- Merger Consideration--The Proration Rules" in the proxy statement/prospectus and in General Instruction 3 to the election form and transmittal letter.

    C. To be effective, a stockholder's election must be received by the exchange agent before the election deadline. This deadline is the close of business on the last trading day before the date the merger becomes effective. Tyco and Raychem anticipate that such date will be on or about August 12, 1999, the date of the special meeting of Raychem's stockholders to vote on the merger. ACCORDINGLY, THEY RECOMMEND THAT STOCKHOLDERS WISHING TO MAKE AN ELECTION ASSURE THAT THEIR ELECTIONS ARE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST 11, 1999.

    D. For an election to be valid, certificates representing Raychem common stock must be submitted with the election form and transmittal letter or the procedures for guaranteed delivery must be observed. General Instruction 8 to the election form and transmittal letter discusses procedures for making an election with respect to shares of Raychem stock held in book-entry form.

    E. Tyco (PA) will not pay any fees or commissions to any broker or dealer or to any other person (other than the exchange agent) in connection with the election procedures. Tyco (PA) will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

    Any inquiries you may have with respect to elections should be directed to, and additional copies of the enclosed materials may be obtained by contacting Georgeson & Company Inc., the information agent, toll-free at (800) 223-2064. Banks and brokerage firms please call (212) 440-9800 (call collect).

                                    Very truly yours,

                                    CHASEMELLON SHAREHOLDER SERVICES, LLC

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF TYCO (PA), TYCO OR THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE MERGER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

                         MERGER OF RAYCHEM CORPORATION
                                      WITH
                    A SUBSIDIARY OF TYCO INTERNATIONAL LTD.

                      ELECTION FORM AND TRANSMITTAL LETTER

                                                                   July 12, 1999

To Our Clients:

    Enclosed for your consideration is a proxy statement/prospectus, dated July 12, 1999, and the related election form and transmittal letter. These documents are provided to you in connection with the proposed merger of Raychem Corporation with a subsidiary of Tyco International Ltd. The terms of the merger are set forth in the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Tyco, Tyco International (PA) Inc., a wholly owned subsidiary of Tyco, and Raychem, which is Annex A to the proxy statement/prospectus.

    In the merger, Raychem stockholders will receive in the aggregate an amount of cash equal to $18.50 multiplied by the number of shares of Raychem common stock outstanding at the time the merger becomes effective (subject to reduction, as provided in the merger agreement, if there are any dissenting shares) and a number of Tyco common shares equal to 0.2070 multiplied by the number of outstanding shares of Raychem common stock. This consideration will be allocated among Raychem stockholders such that each stockholder will receive merger consideration with a value of $18.50 plus the value of 0.2070 of a Tyco common share for each of their shares of Raychem common stock. The value of a Tyco common share for these purposes is the average of the volume weighted average sale prices per Tyco share on the New York Stock Exchange for the three consecutive trading days beginning on the date the merger becomes effective.

    Stockholders will have the right to elect to receive their merger consideration in cash, Tyco common shares or a combination of cash and Tyco common shares, subject to proration.

    ONLY RAYCHEM STOCKHOLDERS OF RECORD CAN MAKE AN ELECTION. WE OR OUR NOMINEE ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT, SO ONLY WE CAN MAKE AN ELECTION WITH RESPECT TO YOUR SHARES. THE ELECTION FORM AND TRANSMITTAL LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO MAKE AN ELECTION FOR THE SHARES THAT WE HOLD FOR YOUR ACCOUNT.

    We request instruction whether to make an election on your behalf with respect to the shares held by us for your account.

    Your attention is directed to the following:

        1. Your choices of election are:

-------------------------------------------------------------------------------------------
                                         WHAT YOU WILL RECEIVE FOR EACH SHARE OF
          ELECTION                                 RAYCHEM COMMON STOCK
-------------------------------------------------------------------------------------------
Cash Election................  cash, without interest, equal to $18.50 plus the value of
                               0.2070 of a Tyco common share
Stock Election...............  a fraction of a Tyco common share having a value of $18.50 plus the value of 0.2070 of a Tyco common share
No Election..................  cash, without interest, and/or a fraction of a Tyco common share having a combined value of $18.50 plus the value of
                               0.2070 of a Tyco common share, as determined by the
                               proration rules of the merger agreement
-------------------------------------------------------------------------------------------

        2. All elections are subject to the proration procedures set forth in
    Section 1.06 of the merger agreement. The proration procedures are described under the caption "The Merger Agreement-- Merger Consideration--The Proration Rules" in the proxy statement/prospectus and in General Instruction 3 to the election form and transmittal letter. You are urged to read the proxy statement/prospectus in its entirety before completing the instruction form below.

        3. To be effective, a stockholder's election must be received by the exchange agent for the merger before the election deadline. This deadline is the close of business on the last trading day before the date the merger becomes effective. Tyco and Raychem anticipate that such date will be on or about August 12, 1999, the date of the special meeting of Raychem's stockholders to vote on the merger. ACCORDINGLY, THEY RECOMMEND THAT STOCKHOLDERS WISHING TO MAKE AN ELECTION ASSURE THAT THEIR ELECTIONS ARE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST 11, 1999. IF YOU WANT US TO MAKE AN ELECTION ON YOUR BEHALF, YOU MUST GET US YOUR INSTRUCTIONS SUFFICIENTLY IN ADVANCE OF THE ELECTION DEADLINE SO THAT WE CAN SUBMIT YOUR ELECTION ON A TIMELY BASIS.

        4. If the merger is not approved by Raychem's stockholders or the merger is not consummated for any other reason, our election on your behalf will have no effect and you will not receive any merger consideration.

        5. This document cannot be used to cast a vote on the merger. If you owned shares of Raychem common stock on July 7, 1999, the record date for the special meeting, you are being provided with a separate form with which to cast your vote.

    If you wish to have us make an election for any or all of your shares, please complete, sign and return the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you return the instruction form to us but do not indicate an election with respect to all or part of your shares, we will regard you as making no election with respect to those shares as to which you have not given us instructions.

    IF YOU WISH TO MAKE AN ELECTION, PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US TIME TO MAKE THE ELECTION FOR YOUR SHARES PRIOR TO THE ELECTION DEADLINE.

         INSTRUCTIONS WITH RESPECT TO ELECTION OF MERGER CONSIDERATION
                                IN THE MERGER OF
        RAYCHEM CORPORATION AND A SUBSIDIARY OF TYCO INTERNATIONAL LTD.

    We, the undersigned, acknowledge receipt of your letter, the enclosed proxy statement/prospectus, dated July 12, 1999, and the accompanying election form and transmittal letter. These documents relate to the Agreement and Plan of Merger and Reorganization, dated as of May 19, 1999, among Tyco International Ltd., Tyco International (PA) Inc., a wholly owned subsidiary of Tyco, and Raychem Corporation, pursuant to which Raychem will be merged with Tyco (PA).

    This will instruct you to make an election on our behalf to receive cash or Tyco common shares for the shares of Raychem common stock that you hold on our behalf. We understand that if we have not properly completed this form, you will regard us as not having made an election with respect to any of our shares of Raychem common stock. Also, you will regard us as having made no election with respect to shares that you own on our behalf but as to which we have not indicated below an election to receive cash or Tyco common shares.

Number of shares for which we elect to receive cash:
                                                                                 ----------

Number of shares for which we elect to receive Tyco shares:
                                                                                 ----------

Number of shares for which we are not making any election:
                                                                                 ----------

    Total number of shares that we hold through you:
                                                                                 ----------
-------------------------------------------------------------------------------------------

                                               SIGN HERE

                                               --------------------------------------------

                                               --------------------------------------------
                                               Signature(s)
Account Number:
                                               --------------------------------------------
                                               Please print name(s)

                                               --------------------------------------------
                                               Address(es)

                                               --------------------------------------------
                                               Area Code and Telephone Number(s)

                                               --------------------------------------------
Dated            , 1999                        Tax Identification or Social Security Number

                                       3